Exhibit 10.4

Execution Version

D.C. DEPARTMENT OF GENERAL SERVICES In-Lease agreement	1. LEASE NO.	____________

AWARD OF IN-LEASE (L-100)
2. BUILDING NAME AND ADDRESS (No., street, city, state, and zip code)
3924 Minnesota Avenue NE Washington, DC 20019

3. Your offer is hereby accepted. This award consummates the lease which consists of the following documents:
(a) this DC DGS Form L-100 (Award of In-Lease),
(b) DC DGS Form L-102 (Accepted Proposal to Lease Space),
(c) DC DGS Form L-105 (In-Lease Agreement Definitions and Standard Clauses and Provisions),

(d) Exhibit A (Depiction of Premises),

(e) Exhibit B (Legal Description of Land),

(f) Exhibit C (Work Exhibit for Base Building Work and

Tenant Improvements),

(g) Exhibit D (Form of Declaration of Delivery),

(h) Exhibit E (Rent Schedule of Net Rental),

(i) Exhibit F (Form of SNDA),

(j) Exhibit G (Form of Tenant Estoppel Certificate),

(k) Exhibit H (Form of Declaration of Final Accounting),

(l) Exhibit I (Janitorial Specifications,

(m) Exhibit J (Depiction of Additional Parking Areas),

(n)  Exhibit K (Development Area), and

(o) Exhibit L (Form of Sublease Recognition Agreement).

(collectively, this “Lease”)

In the event of conflict, the order of priority between the documents comprising this Lease shall be in the order above, unless otherwise specifically set forth in this Lease.

4a. Landlord's notice and payment address:

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Exhibit 10.4

Execution Version

Notice Address:

Cedar-Senator Square, LLC

c/o Cedar Realty Trust

44 South Bayles Avenue

Port Washington, NY 11050

Attention: Robin McBride Ziegler, Chief Operating Officer

Phone: 516-767-6492

            Email address: rzeigler@cdrrt.com

With a copy to:

Cedar-Senator Square, LLC

c/o Cedar Realty Trust

44 South Bayles Avenue

Port Washington, NY 11050

Attention: Adina G. Storch, General Counsel

Phone: 516-944-4583

            Email address: astorch@cdrrt.com

Payment Address or Wire/EFT Instructions:

Cedar-Senator Square, LLC

c/o Cedar Realty Trust

44 South Bayles Avenue

Port Washington, NY 11050

4b. District's notice address:
Government of the District of Columbia Department of General Services 2000 14th Street, N.W., 8th Floor Washington, D.C. 20009 Attn: Director Email address: keith.anderson@dc.gov with a copy to:

Government of the District of Columbia

Department of General Services

2000 14th Street, N.W., 8th Floor

Washington, D.C.  20009

Attn: General Counsel

Email address: xavier.beltran@dc.gov

and, in the event of an alleged District default, with a copy to:

Government of the District of Columbia

Office of the Attorney General for the District of Columbia

441 4th Street, N.W., Suite 1010 South

Washington, D.C.  20001

Attention:  Deputy Attorney General, Commercial Division

Email address: david.fisher@dc.gov

[Signature Pages to Follow]

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Exhibit 10.4

Execution Version

5. Landlord's signature (Insert Landlord’s signature block including name of Landlord and name and title of Signatory):

5a. SIGNATURE: Cedar-Senator Square, LLC, a Delaware limited liability company By:/s/ ROBIN ZEIGLER Name:Robin Zeigler Title:EVP, Chief Operating Officer
5b. DATE: JUNE 30, 2020

[The District’s Signature Page to Follow]

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Exhibit 10.4

Execution Version

THIS DOCUMENT IS NOT BINDING ON THE DISTRICT OF COLUMBIA UNLESS SIGNED BELOW BY THE DIRECTOR OF
THE DEPARTMENT OF GENERAL SERVICES AND BY THE OFFICE OF THE GENERAL COUNSEL FOR THE DEPARTMENT
OF GENERAL SERVICES AND, IF THE ANNUAL RENTAL IS EQUAL TO OR EXCEEDS $1,000,000, APPROVED BY THE
COUNCIL OF THE DISTRICT OF COLUMBIA PURSUANT TO D.C. OFFICIAL CODE § 1-204.51.

DISTRICT’S signatures:

6. By: NAME OF DIRECTOR: Keith A. Anderson
6a. SIGNATURE OF DIRECTOR: /S/ KEITH A. ANDERSON
6b. DATE: 7/23/2020

Approved as to Legal Sufficiency for the District of Columbia by: Office of the General Counsel for the Department of General Services:
7. By: NAME: Katherine Jough
7a. TITLE: Senior Assistant General Counsel
7b. SIGNATURE: /S/ KATHERINE L. JOUGH
7c. DATE: JULY 23, 2020

8. LEASE Commencement DATE (Insert the date that this Lease is fully executed above, subject to prior Council Approval, if applicable)
July 23, 2020.

[L-102 and L-105 to Follow]

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D.C. DEPARTMENT OF GENERAL SERVICES ACCEPTED PROPOSAL TO LEASE SPACE				LEASE NO.è	______________		DATED	Lease Commencement Date
SECTION I - DESCRIPTION OF BUILDING AND PREMISES
1a.BUILDING NAME					3.TOTAL RENTABLE SPACE (RSF) (compute rentable area in accordance with the BOMA Measurement Standard)
N/A
					a.BUILDING GENERAL PURPOSE (Office) Approximately 239,800 RSF	b.BUILDING WAREHOUSE N/A	c.BUILDING RETAIL (OR OTHER) Approximately 17,800 RSF
1b.BUILDING ADDRESS (street address, city, state, zip code) 3924 Minnesota Avenue NE Washington, DC 20019
					d.LEASED PREMISES GENERAL PURPOSE (Office) Approximately 239,800 RSF	e.LEASED PREMISES WAREHOUSE N/A	f.LEASED PREMISES RETAIL (OR OTHER) N/A
1c.DISTRICT WARD Ward 7		2a.TOTAL NO. OF FLOORS IN BUILDING; Building’s Square and Lot 6 floors above ground (including penthouse); part of Lot 0812 in Square 5044	2b.FLOORS LEASED TO DISTRICT Portion of Floor 1; Floors 2 – 6		4.LIVE FLOOR LOAD	5.MEASUREMENT METHOD	6.YEAR OF LAST MAJOR RENOVATION (if applicable)	7.BUILDING AGE N/A (2022 construction)

					120 psf ground floor; 100 psf above ground floor.	ANSI/BOMA [X] OTHER[ ]	N/A (2022 construction)
SECTION II - SPACE OFFERED AND RATES
8.		ansi/boma RENTABLE square feet	RENTABLE SQUARE FEET	COMMON AREA FACTOR	INITIAL TERM		9.TENANT IMPROVEMENT ALLOWANCE & AMORTIZATION OF TENANT IMPROVEMENT ALLOWANCE
					SQ. FT. RATE PER YEAR (RENTABLE)	TOTAL ANNUAL AMOUNT (2) x (4)	a. Tenant Improvement Allowance	$37,169,000.00
		(1)	(2)	(3)	(4)	(5)
	a.ANNUAL RENTAL (initial Lease Year)	239,800 RSF	Same as Section II(8)(a)(1) of DC DGS Form L-102	N/A	$56.43	$13,531,914.00	b.AMORT. RATE	6.7%
	b.Initial OPERATING COSTS				$8.60	$2,062,280.00	c.AMORT. TERM	240 months
	c.Initial REAL ESTATE TAXES				$11.22	$2,690,556.00
	d.AMORT. OF TENANT IMPROVEMENTS				$14.09	$3,378,782.00*
	e.NET RENTAL On a net basis (initial Lease Year)	(This is the base rent amount, net of Initial Operating Costs, Initial Real Estate Taxes and the amortization of any Tenant Improvement allowance)			$22.52	$5,400,296.00

*The Tenant Improvement Allowance is amortized over the Lease Years contained within the Initial Lease Term.  If the Initial Lease Term is extended by Landlord and the District for any reason whatsoever, the Amortization of Tenant Improvements shall no longer be a portion of Annual Rental or Additional Rent.

10.	N/A
11.	N/A

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12.	N/A
13.

a.Total number of parking spaces in the Parking Facility shall be set forth in the Declaration of Delivery.

Total number of parking spaces in the Additional Parking Areas shall be set forth in the Declaration of Delivery.

b.Ratio for calculating parking spaces provided with Lease: N/A	c.Reserved parking spaces for District fleet use:	N/A	N/A
d.Unreserved parking spaces for District fleet use:	150 spaces (location to be specified in the Declaration of Delivery).	$150/month (escalating pursuant to Section 2 of DC DGS Form L-105)
e.Employee rate (if applicable)	150 spaces (location to be specified in the Declaration of Delivery).	$150/month (escalating pursuant to Section 2 of DC DGS Form L-105)
SECTION III - LEASE TERMS AND CONDITIONS
14. INITIAL LEASE TERM (Full Term)	15. RENEWAL OPTIONS (describe the process for exercising a renewal in Section III(19))
a.NUMBER OF YEARS 20 Lease Years and 10 months from the Rent Commencement Date	b.YEARS FIRM 20 years and 10 months	c.NUMBER OF DAYS NOTICE REQUIRED FOR GOVERNMENT TO TERMINATE LEASE: As applicable, see DC DGS Form L-105.	a.NET RENTAL RATE (RSF / YR) N/A	b.YEARS EACH N/A	c.NUMBER OF OPTIONS 0	d.NUMBER OF DAYS NOTICE REQUIRED TO EXERCISE RENEWAL OPTION: N/A

16.HVAC after Building Hours: $50.00 per half-hour per floor (escalating pursuant to Section 11.2 of DC DGS Form L-105)	17. District’s Proportionate Share: For Operating Costs: 100% For Real Estate Taxes: 93.1%

18.LIST OF ATTACHMENTS, IF ANY to DC DGS Form L-102: NONE.

19.ADDITIONAL REMARKS OR CONDITIONS WITH RESPECT TO THIS LEASE

The number of rentable square feet in the Premises set forth in Section I(3) and Section II(8)(a)(1) and the District’s Proportionate Share in Section III(17) above shall be subject to adjustment pursuant to the terms of this Lease, and set forth in the Declaration of Delivery.

SECTION IV - OWNER IDENTIFICATION AND CERTIFICATION
20.Ground Tenant (Name and address including ZIP code)
Cedar-Senator Square, LLC, a Delaware limited liability company c/o Cedar Realty Trust 44 South Bayles Ave, Suite 304 Port Washington, NY 11050

[Signature Page to Follow]

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21.By EXECUTING BELOW, the Offeror agrees to lease to the DISTRICT OF COLUMBIA the premises described, upon the terms and conditions as specified herein.
22.OFFEROR’S INTEREST IN PROPERTY: Ground Lease	OWNER	AGENT	OTHER (Specify):
	[ X ]	[ ]	N/A
23.OFFEROR:
a.Cedar-senator square, llc, a Delaware limited liability company			b.E-MAIL ADDRESS: rzeigler@cdrrt.com
c.TELEPHONE NUMBER (Including area code) 516-944-4531
d.SIGNATURE: By:_/S/ ROBIN ZEIGLER________________ Name:_Robin Zeigler_______________________ Title: __EVP, Chief Operating Officer_________			e.DATE SIGNED: June 30, 2020_______________

[L-105 to Follow]

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DISTRICT OF COLUMBIA

DEPARTMENT OF GENERAL SERVICES

IN-LEASE AGREEMENT

DEFINITIONS AND

STANDARD CLAUSES AND PROVISIONS

This Lease is entered into between Landlord and the District effective as of the Lease Commencement Date (hereafter defined).  All exhibits attached to this DC DGS Form L-105 are incorporated herein.

Table of Contents:

Definitions

§ 1Premises

§ 2Parking

§ 3Use of Premises

§ 4Rules

§ 5Term

§ 6Extension Options

§ 7Annual Rental, Real Estate Taxes, and Operating Costs

§ 8Construction of Tenant Improvements and Base Building Work; Alterations; Delivery Date

§ 9Maintenance and Repairs

§ 10Signs

§ 11Service and Utilities

§ 12Interruption

§ 13Inspection

§ 14Insurance

§ 15Liability of Landlord and the District

§ 16Damage or Destruction

§ 17Condemnation

§ 18Default

§ 19Subordination

§ 20Estoppel Certificate

§ 21Assignment and Subletting

§ 22Holding Over

§ 23Brokers, Agents

§ 24General Provisions

§ 25Asbestos Certification

§ 26Specific District of Columbia Law

§ 27District Right of First Offer

Definitions:

“Additional Parking Area” means those parking areas identified on “Exhibit J” attached hereto and made a part hereof, which shall be available for a portion of the Parking Spaces pursuant to Section 2 hereof.

“Additional Rent” means all sums other than Annual Rental, or the components thereof, payable by the District to Landlord under this Lease, including Operating Cost Increases, Tax Increases and Parking Fees.

“Agent” means a Party’s employee, officer, agent or contractor.

“Alteration” means any improvement, addition, alteration, fixed decoration, substitution, replacement or modification, structural or otherwise, elected to be made by the District in or to the Premises or the Building or the Land, but does not include removable fixtures, furniture, or equipment.

“Annual Rental” means the total amount of Net Rental, Initial Operating Costs, Initial Real Estate Taxes, and the amortized Tenant Improvement Allowance, if any (as set forth in Section II(8) of DC DGS Form L-102), due under this Lease. The Annual Rental applicable to the initial Lease Year commencing in 2022 is set forth in Section II(8)(a)(5) of DC DGS Form L-102.  For the avoidance of doubt, Annual Rental shall not include Additional Rent.

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“Anti-Deficiency Acts” is defined in Section 26.1(a) hereof.

“Base Building Conditions” means the roof, floor slab, exterior walls (excluding doors, windows, and glass), structural portions of the Premises, and any utility lines located on the Land but outside the Building up to the point of entry into the Building.

“Base Building Work” is defined in the Work Exhibit.

“BOMA Measurement Standard” or “BOMA” means the Building Owners and Managers Association Standard Method for Measuring Floor Area in Office Building (BOMA/ANSI Z65.1-2010) for rentable floor area.

“Building” means the building Landlord is to construct on the Land in accordance with this Lease in accordance with the Work Exhibit.

“Building Hours” means Monday through Friday, 7:00 a.m. to 6:00 p.m., and Saturday from 9:00 a.m. to 2:00 p.m., excluding Sundays and holidays observed by the Government of the District of Columbia or the Federal government.

“Building Structures and Systems” means the Building standard mechanical, electrical, telephone/telecommunications systems, lighting, HVAC and plumbing systems, elevator core and mechanical systems, safety and environmental management systems, pipes and conduits, including any system or equipment installed for the purposes of keeping below-grade levels dry, columns, plate glass windows, window cleaning tracks, atrium, loading docks, grounds, the Parking Facility, all mechanical and janitorial closets, and all other structures or systems serving the Building.

“Business Days” means Monday through Friday, excluding holidays observed by the Government of the District of Columbia and days when the Government of the District of Columbia is officially closed for business.

“Common Areas” means the elevators, hallways, stairways, public bathrooms, sidewalks, driveways, parking areas, loading docks, common entrances, lobbies and other similar public or non-exclusive areas and access ways in or on the Property located outside of the Premises. For avoidance of doubt, all elevator lobbies, hallways and bathrooms on floors leased entirely by the District shall be part of the Premises and not Common Areas; provided, however, elevators, elevator shafts, stairwells, the fitness center and any roof terrace or deck shall be a Common Area.

“CPI” means the revised Consumer Price Index for Urban Wage Earners and Clerical Workers (revised CPI-W), All Items, Washington – Arlington – Alexandria, DC-VA-MD-WV, 1982-84=100, as published by the Bureau of Labor Statistics of the United States Department of Labor.  If the CPI is changed so that a base year of other than 1982-84 is used, the CPI used herein shall be converted in accordance with the conversion factor published by the Bureau of Labor Statistics of the United States Department of Labor.  If the CPI is discontinued or otherwise revised during the Term, such other government index or computation by which Landlord and the District agree that the CPI has been replaced by shall be used for purposes of this Lease to obtain substantially the same result as would be obtained if the

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CPI had not been discontinued or otherwise revised.

“Declaration of Delivery” means that document (the form of which is set forth in “Exhibit D” attached hereto and made a part hereof) to be delivered by Landlord to the District promptly following the satisfaction of Landlord’s Delivery Obligations and to be executed by the District within ten (10) Business Days after the District’s receipt of Landlord’s executed correct version thereof, which sets forth the Rent Commencement Date, Lease expiration date, and final number of rentable square feet in the Premises, as well as sets forth and verifies such other terms and information as is deemed reasonably appropriate by the Parties.

“Declaration of Final Accounting” means that document (the form of which is set forth in “Exhibit H” attached hereto and made a part hereof) to be executed by the Parties upon completion of the Final Accounting as set forth in the Work Exhibit, which sets forth the Final Accounting, any adjustments to be made to any rental abatement as a result thereof, and any Change Order Costs or Excess Costs, as well as sets forth such other terms and information as is deemed appropriate by the Parties.

“Director” means the Director of the Department of General Services, an executive agency within the Government of the District of Columbia authorized, pursuant to the Department of General Services Establishment Act of 2011, effective September 14, 2011 (D.C. Law 19-21, 58 DCR 6226), D.C. Official Code § 10-551.01 (2011 Supp.), as well as, all regulations, and orders promulgated and related thereto and in furtherance thereof (as all  may be amended from time to time), and established to, among other things, manage certain leased space and other real property assets of the District of Columbia.

“District” means the District of Columbia, by and through its Department of General Services, as the tenant under this Lease and any agency, office or instrumentality of the District of Columbia occupying the Premises (solely in its or their capacity as an occupant under this Lease) during the Lease Term.

“District Default” is defined in Section 18.1(a) hereof.

“District Delay” is defined in the Work Exhibit.

“District Negligence” means the negligence or willful misconduct of the District or its Agent, as determined by the judgment of a court of competent jurisdiction in the event the District disputes that the District or its Agent was negligent or engaged in willful misconduct.

“District of Columbia” means the District of Columbia, a municipal corporation, in its capacity as a sovereign entity, and not in its capacity as the tenant under this Lease.

“District’s Proportionate Share” means the percentage that the total rentable square feet of the Premises bears to the total rentable square feet in the Building.  As of the Lease Commencement Date, the District’s Proportionate Share is (1) as set forth on Section III(17) of DC DGS Form L-102; and (2) subject to adjustment following Substantial Completion of the Base Building Work and Tenant Improvements as set forth on the Declaration of Delivery.  For purposes of this Lease, all measurements

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of rentable square feet of space shall be based upon the BOMA Measurement Standard. Notwithstanding the foregoing, if at some point during the Term the Building or the Property is improved such that the rentable square feet of the Building is increased (including without limitation the construction of an annex or addition to the Building), or the quantity of rentable square feet at the Property is increased (including without limitation the construction of an additional building on the Land), and unless such increased area shall be assessed separately from the Property (which is the subject of this Lease) for purposes of taxation (a “Separate Assessment”), the District’s Proportionate Share shall be reduced to account for the new rentable square feet of the Building or the new amount of rentable square feet at the Property.  Landlord shall give prompt notice thereof to the District, and such revised District’s Proportionate Share shall be effective as of the completion of such increase in the rentable square feet of the Building or increase to the amount of rentable square feet at the Property.  If Landlord delays in providing such notice to the District, any overpayment by the District to Landlord as a result of such delay shall be a credit to the District against any Annual Rent or Additional Rent coming due under this Lease.  Any such reduction in the District’s Proportionate Share shall be set forth on a subsequent declaration of delivery.

“Emergency Condition” is defined in Section 13.1 hereof.

“Environmental Default” means any of the following: (a) a continuing violation beyond any applicable period of notice and cure of Environmental Laws; (b) a release, spill or discharge of Hazardous Materials on or from the Premises, or any of the Property that is not remediated in accordance with applicable Environmental Laws; (c) an environmental condition requiring responsive action by applicable Environmental Laws; or (d) any combination of the foregoing.

“Environmental Laws” means any applicable laws and any amendments thereto (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Building or the Land and relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Emergency Planning and Community Right‑To‑Know Act, 42 U.S.C. § 1101 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; any so‑called “Super Fund” or “Super Lien” law; any law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency and any similar state and local Laws; all amendments or modifications to the foregoing as they may occur from time to time; and, all regulations, orders, decisions and decrees now or hereafter promulgated thereunder).

“False Claims Act” means D.C. Official

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Code §§ 2-381.01, et seq., as may be amended from time to time.

“Final Accounting” is defined in the Work Exhibit, and shall be set forth in the Declaration of Final Accounting.

“FOIA” means D.C. Freedom of Information Act, D.C. Official Code § 2-531, et seq., as may be amended from time to time.

“Force Majeure Event” means any of the following that directly cause any of a Party’s obligations under this Lease not to be performed in a timely manner: an act of God (including fire, flood, earthquake, hurricane, or other natural disaster); war; acts of terrorism (as defined by the United Nations Security Council); insurrection; riot; a general shortage of labor, equipment, facilities, materials or supplies in the open market; failure or unavailability of transportation; strike, lockout, or other actions of labor unions; a health epidemic or pandemic or similar healthcare emergency, as declared by the Centers for Disease Control, any other applicable federal authority or agency or District of Columbia government officials; or any other cause, whether similar or dissimilar to the foregoing that is not within the reasonable control of the party or caused by the willful misconduct or negligence of Landlord or District Negligence, as applicable; provided, however, that in no event shall a Force Majeure Event excuse the timely payment of monies owed by one Party to another hereunder so long as applicable payment processing systems are not affected by such Force Majeure Event.

“Hazardous Materials” means (a) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Laws or any other applicable Laws as a “hazardous substance,” “hazardous material,” “hazardous waste,” “infectious waste,” “toxic substance,” “toxic pollutant” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity or Toxicity Characteristic Leaching Procedure (TCLP) toxicity; (b) any petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; and (c) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear or by‑product material), medical waste, chlorofluorocarbon, lead or lead‑based product and any other substance the presence of which could be detrimental to the Building or the Land or hazardous to health or the environment.

“Initial Lease Term” means the period that begins on the Rent Commencement Date, and continues for the period set forth in Section III(14) of DC DGS Form L-102 (such period not including any extensions to the term, if applicable), in all events subject to Section 26.1 hereof.

“Initial Operating Costs” is defined within the definition of “Operating Costs” below.

“Initial Real Estate Taxes” is defined in Section 7.5(a) hereof.

“Interruption” means any event or condition which causes the Premises or a portion thereof to be unfit for its intended

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use (and is not so used by the District) or to be inaccessible, including without limitation the following events and conditions: (a) lack of electricity, heating, lighting, ventilation, air conditioning, running water, functioning plumbing, or Building security; (b) if the Premises are located above the ground floor, failure to have at least one (1) passenger elevator operational in the Building servicing the Premises; (c) lack of functioning sprinklers or smoke detectors in the Premises as required by Laws; and (d) flooding or an Environmental Default.

“Land” means the real property upon which the Building is located, the legal description of which is set forth in “Exhibit B” attached hereto and made a part hereof, which is subject to modification upon the creation of an A&T Lot for the portion of Land on which the Building will be located pursuant to Section 7.5(b) hereto.

“Landlord” means Cedar-Senator Square, LLC, a Delaware limited liability company, and its successors and permitted assigns.

“Landlord Default” is defined in Section 18.2(a) hereof.

“Landlord Payment Address” means the address set forth in Section 4(a) of DC DGS Form L-100, as may be revised in accordance with the notice provisions of this Lease.

“Landlord’s Delivery Obligations” means (i) Landlord’s Substantial Completion of the Base Building Work and Tenant Improvements (including all HVAC, plumbing, electrical and other mechanical systems, in accordance with the terms and conditions of the Work Exhibit, in good working order and condition, and the Premises is in compliance with all applicable Laws), (ii) Landlord’s delivery of the Premises to the District in the condition required by clause (i), (iii) Landlord making the Parking Spaces available for the District’s use, and (iv) Landlord obtaining all permits and approvals required from all applicable governmental authorities to enable the District to occupy the Premises (including Landlord’s delivery of a certificate of occupancy for the Premises to the District provided that Landlord shall be deemed to have satisfied clause (iv) if it has delivered temporary certificates of occupancy that allow for the District’s uninterrupted and unrestricted occupancy provided Landlord delivers permanent certificates of occupancy within ninety (90) days after otherwise satisfying Landlord’s Delivery Obligations). The satisfaction of such Landlord’s Delivery Obligations will be evidenced by full execution of the Declaration of Delivery provided that neither the failure to deliver the Declaration of Delivery nor the District’s failure to timely execute a correct Declaration of Delivery shall constitute a failure of Landlord’s Delivery Obligations.

“Laws” means all applicable laws (including, without limitation (i) the Americans with Disabilities Act (the “ADA”), 101 P.L. 336; 104 Stat. 327, together with the requirements under Title II and Title III of the ADA, and (ii) the Human Rights Act of 1977, D.C. Law 2-38; D.C. Official Code §2-1401.01, et seq.) and the orders, rules and regulations promulgated with respect to all such laws, as the same may be amended from time to time, including but not limited to all applicable ordinances (including without limitation, zoning ordinances and land

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use requirements) and codes of the District of Columbia, the United States, and any other governmental or quasi-governmental entities with jurisdiction over the Property.

“Lease” is defined in Section 3 of DC DGS Form L-100.

“Lease Commencement Date” means the date the Parties fully execute and deliver this Lease and this Lease is in full force and effect, which date is set forth in Section 8 of DC DGS Form L-100.

“Lease Term” or “Term” means the Initial Lease Term, as may be extended, in all events subject to Section 26.1 hereof.

“Lease Year” means a period of twelve (12) consecutive months commencing on the Rent Commencement Date, and each successive twelve (12) month period thereafter until the Lease Term ends; provided, however, that if the Rent Commencement Date occurs on a day other than the first day of a month, the first Lease Year shall begin on the Rent Commencement Date and end one year from the last day of the month in which the Rent Commencement Date occurs.  Each “month” during the Lease Term shall consist of the actual number of days elapsed therein.

“MDF” means the information technology main distribution facility in the Building servicing the Premises, together with any intermediate distribution facility co-located therein.

“Net Rental” means the portion of Annual Rental due from the District as base rent for the Premises.  The Net Rental applicable to the initial Lease Year is set forth in Section II(8)(e) of DC DGS

Form L-102.  The Net Rental shall escalate as set forth in Section 7.1 and on the Rent Schedule attached hereto as “Exhibit E”.

“Operating Costs” means that portion of Annual Rental (as Initial Operating Costs) and Additional Rent (as Operating Cost Increases) payable monthly, in arrears, by the District in consideration for Landlord’s provision of services to, and the repair, maintenance and operation of, the Premises, Building and Land in accordance with the terms of this Lease.  The Operating Costs applicable to the initial Lease Year (“Initial Operating Costs”) are set forth in Section II(8)(b) of DC DGS Form L-102.  Initial Operating Costs are subject to escalation pursuant to Section 7.6 hereof.

“Parking Facility” means the parking garage located within the Building.

“Parking Spaces” is defined in Section 2.2 hereof.

“Parties” means Landlord and the District.

“Party” means either Landlord or the District.

“Permitted Use” means any lawful use of the Premises excluding: (i) any direct medical use (i.e., in-patient or out-patient provision of medical services); (ii) any direct provision of social services (i.e., service windows); (iii) a Department of Motor Vehicles service center; (iv) a jail, police station or similar facility related to the criminal justice system unless such facility is used entirely as an office (e.g., no temporary or permanent placement of or visits by criminal offenders or alleged criminal offenders shall be permitted); and (v) a school or similar facility

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providing direct educational services, a community center or a homeless shelter unless such facility is used entirely as an office, and provided that the use of a conference room within the Premises by an Advisory Neighborhood Commission or other community organization shall not constitute a violation of the foregoing (and such use of a conference room shall not require the consent of Landlord).

“Premises” means the premises containing the approximate rentable square feet as set forth in Sections I(3)(d) and I(2)(b) of DC DGS Form L-102, and as more particularly depicted in “Exhibit A” attached hereto and made a part hereof, subject to the provisions of Section 1.1 hereof.

“Project Architect” is defined in the Work Exhibit.

“Property” means the Building and Land.

“Real Estate Taxes” is defined in Section 7.5(c) hereof.

“Rent Commencement Date” means the date upon which all of Landlord’s Delivery Obligations have been satisfied as set forth herein, which date shall be identified in the Declaration of Delivery.

“Representatives” means that Party’s respective Agents, affiliates, shareholders, partners, directors, officers, trustees, employees, members, agents and representatives as applicable to that Party (and any board member, partner, trustee, director, member, officer, employee, agent, representative or advisor of any of them).

“Substantially Complete” and “Substantial Completion” are defined in the Work Exhibit.

“Tax Increases” is defined in Section 7.5(a) hereof.

“Tenant Improvement Allowance” means the amount set forth in Section II(9)(a) of DC DGS Form L-102, which allowance shall be applied towards any Tenant Improvements.  For the avoidance of any doubt, in no event shall the termination of this Lease prior to the expiration of the Initial Lease Term result in (i) any continued or accelerated payment by the District of any amortization rental payments for, or the principal of, the Tenant Improvement Allowance, or (ii) any payment of or reimbursement for the Tenant Improvement Allowance (with the exception that any unamortized portion of the Tenant Improvement Allowance may be included within the calculation of actual damages to which Landlord may argue that it may be entitled to by reason of an early termination of this Lease arising by reason of an uncured District Default).

“Tenant Improvements” are the improvements to the Premises to be provided by Landlord in accordance with the terms and conditions set forth in, and as are more particularly defined in, the Work Exhibit.  For the avoidance of any doubt, Tenant Improvements constituting furniture or equipment shall be the personal property of the District.

“Work Exhibit” means the provisions setting forth the terms and conditions for Landlord’s completion of the Tenant Improvements and the Base Building Work.  The Work Exhibit is contained in “Exhibit C” attached hereto and made a part hereof.

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Clauses and Provisions:

1.PREMISES

1.1

(a)The District leases the Premises from Landlord and Landlord demises the Premises to the District for the term and upon the conditions and covenants set forth in this Lease.  The Parties hereby acknowledge that as of the Lease Commencement Date this Lease is a sublease, as Landlord leases the Land (along with additional property) from Celia Properties Limited Partnership, a District of Columbia limited partnership (“Ground Lessor”) under that certain Deed of Lease, by and between Ground Lessor and Landlord, dated as of August 21, 2018 (as amended, the “Ground Lease”).  As such, references hereunder to “lease”, “landlord” and “tenant” shall be deemed to mean “sublease”, “sublessor” and “subtenant”, respectively, as applicable, unless context dictates otherwise.   Landlord shall cause a final measurement of the Premises and of the Building to be taken upon Landlord’s Substantial Completion of the Base Building Work and the Tenant Improvements, as set forth in the Work Exhibit.  Such final measurements shall be: (i) set forth on the Declaration of Delivery, (ii) determined based on the actual measurement of the Project Architect, (iii) in accordance with the BOMA Measurement Standard, and (iv) subject to approval by the District.

(b)In connection with the Ground Lease, Landlord hereby represents and warrants (and covenants, where applicable) to the District that: (i) as of the Lease Commencement Date and at all times during the Lease Term, Landlord’s execution of, and performance under, this Lease is permitted under the Ground Lease; (ii) any consents that are required to be obtained from any third party to permit Landlord to enter into this Lease have been obtained; (iii) the term of the Ground Lease does not expire until after the expiration of the Lease Term; (iv) during the Lease Term, Landlord shall not (x)  terminate the Ground Lease, or (y) cancel or otherwise amend the Ground Lease to shorten its term; and (v) the terms and conditions of the Ground Lease are not incorporated herein.  In addition to (and not in lieu of) any other indemnification or remedy set forth in this Lease, Landlord shall and does hereby indemnify, defend, and hold the District harmless from and against any and all claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees, resulting from any claim alleging or arising out of a breach of any representation, warranty or covenant set forth in this Section 1.1(b). This Section 1.1(b) shall survive the expiration or early termination of this Lease.

1.2Landlord hereby grants to the District and its Agents, employees, licensees and invitees the exclusive right to use the Common Areas in the Building (excluding sidewalks, driveways, freight elevators, the passenger elevator(s) serving the Parking Facility and ground floor, the Parking Facility, common entrances, non-private lobbies, the loading dock and internal non-public freight access to the loading dock, all of which the District shall have a non-exclusive right to use), in accordance with the terms of this Lease.  The District and its Agents, employees, licensees and invitees shall have access and rights of ingress and egress to the Building, the Premises, the Common Areas, the

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Parking Facility and the All Access Additional Area Parking Spaces (as defined in, and subject to the terms of Section 2 hereof) 24-hours each day of the Lease Term (including elevator service).

1.3Landlord shall deliver the Premises to the District at such time as all of the Landlord’s Base Building Work and the Tenant Improvements are Substantially Complete, as hereinafter provided. Landlord hereby represents, warrants, and covenants that, as of the Rent Commencement Date, the Property and the Building will comply with Laws subject to any “grandfathering” provisions, and that the Premises, including without limitation all HVAC, plumbing, electrical and other mechanical systems, shall be in good working order and condition.  Following the Rent Commencement Date, Landlord shall be responsible for complying with all Laws pertaining to the Building, Common Areas, Base Building Conditions, and Building Structures and Systems, including any required changes to the Building (but not the Premises), at Landlord’s sole cost and expense (meaning that such costs and expenses are already included in Annual Rental and shall not be billed as Additional Rent). Following the Rent Commencement Date, Landlord shall cause all such future changes, additions and/or work to the Building, Common Areas, Base Building Conditions or Building Structures and Systems: (i) to the extent commercially reasonable, to be performed after Building Hours, unless such change, addition and/or work (w) does not interfere in any material, adverse manner with the District’s use and enjoyment of the Premises, as determined by the District in the District’s sole but reasonable discretion, (x) resulted from the acts or omissions of the District or any of the District’s Agents, (y) is required because of an emergency or (z) involves the build-out of any portion of the Building leased by other non-office tenants; and (ii) if such change, addition and/or work is in the Premises, to be behind walls or above ceilings.  Landlord shall: (A) restore the Premises to substantially the same condition and finish as existed immediately prior to any such change, addition and/or work if such change, addition and/or work resulted in any material change to the condition of the Premises not required by Laws; (B) use commercially reasonable efforts to minimize disruption to the District’s operations during any such change, addition and/or work; and (C) ensure that the District has reasonable access to, and ingress and egress from, the Building, the Premises, the Parking Facility and the Additional Parking Areas during any such change, addition and/or work.  Notwithstanding the foregoing, Landlord shall not be responsible for any non-compliance of the Premises with Laws that is solely attributable to the District’s use or occupancy of the Premises (including Alterations in and to the Premises by the District) throughout the Lease Term.  If the District elects to use the Premises in a way that necessitates changes or additions to the Premises in order to comply with Laws solely due to the District’s specific use or occupancy of the Premises, the District shall either cease such use or be responsible for those changes or additions, subject to the certification of the availability of appropriated funds for such purpose.

1.4Subject to the terms and conditions of this Lease (including but not limited to Landlord’s Substantial Completion of the Base Building Work and the Tenant Improvements), Landlord

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shall deliver the Premises to the District and the District shall accept the Premises, Building and Land in its “as-is” condition, and in accordance with the terms of this Lease (including without limitation that Landlord shall deliver the Premises to the District pursuant to the terms of the Work Exhibit). The Parties acknowledge that the Premises will initially be occupied by the District of Columbia Department of General Services.

1.5In addition to the Premises, the District hereby exclusively leases from Landlord 300 rentable square feet of space in the Parking Facility for an MDF (such space, the “MDF Room”), the location of which shall reasonably be agreed upon by Landlord and the District.  The District shall pay an annual rent of Fifteen Dollars ($15.00) per rentable square foot for the MDF Room for the first Lease Year, payable on a monthly basis as Additional Rent, which shall be paid in arrears together with Annual Rental.  Commencing on the first day of the second Lease Year and on the first day of each subsequent Lease Year thereafter during the Term, the then current rental rate for the MDF Room shall escalate by an amount equal to 2.75% of the rental rate for the immediately preceding Lease Year.  As part of the Tenant Improvements, and subject and pursuant to the terms of the Work Exhibit, Landlord shall (i) purchase and install equipment in the MDF Room pursuant to specifications provided by the District (the “MDF Equipment”); (ii) purchase and install a supplemental HVAC unit for the MDF Room pursuant to specifications provided by the District (the “MDF Supplemental HVAC Unit”); and (iii) have the MDF Room separately metered for electricity (the “MDF Sub-Meter”) for the MDF

Equipment and the MDF Supplemental HVAC Unit (the foregoing items (i) through (iii) being, collectively, the “MDF Work”).  The Parties acknowledge and agree that the MDF Work shall be paid from the Tenant Improvement Allowance pursuant to the terms of this Lease and the Work Exhibit.  Landlord shall procure a separate electrical utility account for the MDF Sub-Meter, and shall not be responsible for payments for such separate account.  Landlord shall be responsible for the maintenance and repair of the MDF Room, at its own cost, provided that if any defect or damage to the MDF Room arises from District Negligence the District shall be responsible for the same, pursuant to and in accordance with the terms of Section 9.1 hereof.  Subject to Section 15.1, the District shall be responsible for the maintenance and repair of the MDF Equipment.  Landlord shall be responsible for the maintenance and repair of the MDF Supplemental HVAC Unit pursuant and subject to the terms of Section 9.6 hereof.  For the avoidance of doubt, the MDF Room shall not constitute a portion of the Premises and the rentable square footage of the MDF Room shall not be included for purposes of determining Annual Rental or the District’s Proportionate Share.

2.PARKING

2.1During the Lease Term, Landlord shall provide to the District 300 unreserved spaces within the Parking Facility and the Additional Parking Areas as provided below for use by (i) government fleet vehicles and other official governmental uses (the “Fleet Vehicle Spaces”), and (ii) vehicles of District Agents (“Employee Spaces”, and the Employee Spaces together with

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the Fleet Vehicle Spaces, being the “Parking Spaces”), together with a monthly parking permit for each Parking Space (each, a “Fee Permit”). The Parking Spaces within the Parking Facility will contain at least 139 Parking Spaces (no more than 58 of which shall be tandem or stacked) to be allocated among Fleet Vehicle Spaces and Employees Spaces during the planning and development process set forth in Section 2.5 hereto, and all remaining required Parking Spaces shall be provided in the Additional Parking Areas. Subject to Section 2.5 hereto, the final allotment of the Fleet Vehicle Spaces and Employee Spaces among the Parking Facility and the Additional Parking Areas shall be determined pursuant to this Section 2 and set forth on the Declaration of Delivery.  All Parking Spaces within the Parking Facility and approximately fifty (50) of the Parking Spaces within the Additional Parking Areas shall be available for use by the District and its employees and agents 24 hours each day, 7 days per week (the “All Access Additional Parking Spaces”). In addition, the District and its employees and agents shall have access to the Additional Parking Area Parking Spaces, other than the All Access Additional Parking Spaces, during Building Hours. Commencing as of the Rent Commencement Date, the District shall pay as Additional Rent a “Parking Fee” in the monthly amount of $150.00 per Fee Permit for each Fleet Vehicle Space within the Parking Facility and the Additional Parking Areas, which shall be paid in the same manner as Annual Rental, including in arrears.  The Parking Fee shall not be subject to any abatements provided for Annual Rental herein.  The Parking Fee shall be subject to an annual escalation commencing at the beginning of the second Lease Year of 2.5%.  “District Parking Rate” means the then current Parking Fee as escalated by such 2.5% yearly escalations.

2.2There shall be no Additional Rent due by, or any other charge to, the District for the Employee Spaces within the Parking Facility or the Additional Parking Areas.  Each District Agent recipient of an Employee Space shall enter into a separate agreement with Landlord or, at Landlord’s election, with the Parking Facility operator or the Additional Parking Area operator(s), as applicable, for the use of such Fee Permit and the payment therefor.  Each such agreement shall provide for a monthly parking fee at the then applicable District Parking Rate.  As of the Rent Commencement Date, Landlord shall make available to the District up to one hundred and fifty (150) Employee Spaces in the Parking Facility and/or the Additional Parking Areas.  If, on or before the date that is six (6) months after the Rent Commencement Date, the District’s Agents have not obtained Fee Permits with Landlord or its parking operator(s) for all one hundred and fifty (150) Employee Spaces, then Landlord may allow other users to obtain parking permits for such unused spaces.  Thereafter, Landlord shall provide the District’s Agents with the first opportunity to obtain any vacated Employee Spaces (up to the maximum of one hundred and fifty (150) Employee Spaces) at the District Parking Rate prior to offering any such space to other users.

2.3The District’s use of the Parking Facility and the Additional Parking Areas may be subject to rules and regulations promulgated by Landlord, the Parking Facility operator or the

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Additional Parking Area operator(s), as applicable, which are reasonable and in accordance with Laws (to be promulgated and enforced without discrimination against the District) regarding the use of the Parking Facility and the Additional Parking Areas, as applicable, which rules and regulations must be in writing and delivered to the District.   If any provision of this Lease conflicts with any provision of such Parking Facility or Additional Parking Area rules and regulations, such provision of this Lease shall govern.  Landlord may undertake a parking study regarding the Parking Facility and the Additional Parking Areas.  Based on the results of such study, changes to the Additional Parking Areas may be proposed by Landlord in writing, which shall be subject to the District’s approval, not to be unreasonably withheld, delayed or conditioned.   In all events, the District shall deliver to Landlord its written notice of approval or disapproval (and if disapproval the reason(s) therefor must be clearly identified) within ten (10) Business Days after receipt of such proposal.  Upon the approval of such new arrangement, the Parties shall execute an acceptable amendment to this Lease to reflect the same.

2.4The contractor or contractors operating the Parking Facility and the Additional Parking Areas during the Lease Term shall each be a Small Business Enterprise (“SBE”) or a Certified Business Enterprise (“CBE”), as such terms are defined under D.C. Official Code Section 2-218.02, as amended from time to time; provided, however, that in the event less than three (3) SBE or CBE parking operators with experience managing a parking facility of similar size and of a similar quality to the Parking Facility conduct business in the

District of Columbia, Landlord shall not be required to hire a SBE or CBE parking operator, but shall use good faith, commercially reasonable efforts to do so.

2.5Notwithstanding anything to the contrary in this Section 2, during the design and development of the Base Building Work and Tenant Improvements pursuant to the Work Exhibit, Landlord may suggest to the District a change to the Parking Facility that would allow the Parking Facility to accommodate additional Parking Spaces.  Provided that such change does not reduce the number of Parking Spaces available to the District in the Parking Facility below 139 spaces (no more than 58 of which shall be tandem or stacked), the District shall not unreasonably withhold, delay or condition its approval of such change.  In such event, if the number of spaces in the Parking Facility provided to the District increases above 139 (no more than 58 of which shall be tandem or stacked), the number of spaces required in the Additional Parking Areas shall be reduced by such number of additional Parking Spaces (above 139) in the Parking Facility, and any such adjustment shall be set forth on the Declaration of Delivery.  Further, the District understands that Landlord or its affiliates are developing the areas adjacent to the Land, all as shown on “Exhibit K” attached hereto and made a part hereof (the “Development Area”).  As such, from time to time, upon 60-day prior written notice to the District, Landlord may change the location of the Additional Parking Areas and provide Parking Spaces in lieu of the then current location of such Additional Parking Areas, without District approval, provided that such new or modified locations are among the locations

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identified on “Exhibit J” attached hereto and made a part hereof.

3.USE OF PREMISES

3.1The District shall use and occupy the Premises solely for the Permitted Use.  By executing this Lease, Landlord acknowledges and pre-approves occupancy for such purposes by any District of Columbia agency or instrumentality as the District may elect during the Lease Term.  Substitution of an agency or instrumentality shall not constitute an assignment or sublet or be subject to Landlord’s approval, so long as the substituted agency uses the Premises for the Permitted Use.  The District shall endeavor to provide at least 30 days prior written notice to Landlord of any such substitution, but any failure to provide such notice shall not constitute a default under this Lease.  The District shall comply with all Laws applicable to it concerning the use, occupancy and condition of the Land, Building or Premises and all machinery, equipment, furnishings, fixtures, and improvements therein, all of which shall be complied with in a timely manner, provided that the District shall not be required to construct or alter the elements of the Base Building Conditions or Building Structures and Systems within the Premises unless required by reason of either (i) the District’s particular use of the Premises, or (ii) any Alteration.  If the District is so required to construct or alter any elements of the Base Building Conditions or Building Structures and Systems as aforesaid, all such construction or alteration shall be Alterations and shall be subject to the terms and provisions of Sections 8.2 and 8.3 of this Lease.  If any such Laws requires an occupancy or use permit or license for the Premises or the operation of the business conducted therein (other than a certificate of occupancy), then the District shall obtain and keep current such permit or license; provided, however, that Landlord shall be responsible for obtaining any necessary licenses or permits to perform the Tenant Improvements and the Base Building Work, and Landlord shall ensure that the Tenant Improvements and Base Building Work comply with all Laws, and, upon Substantial Completion of the same, Landlord shall deliver the appropriate certificate(s) of occupancy to the District.  Use of the Premises is subject to all covenants, conditions and restrictions of record, which Landlord represents and warrants do not and will not adversely impact the Permitted Use hereunder.   Nothing in this Section 3.1 is intended to prevent Landlord from pursuing remedies against the District pursuant to Section 18.1 hereof for any breaches of the foregoing provisions.

3.2The District shall pay before delinquency any business, rent or other taxes or fees that are now or hereafter levied, assessed or imposed directly upon the District by any governmental authority due to its use or occupancy of the Premises, the conduct of the District’s business at the Premises or the District’s equipment, fixtures, furnishings, inventory or personal property, subject to the certification of the availability of appropriated funds for such purpose and Section 26.1 hereof. If any such tax or fee is enacted or altered so that such tax or fee is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then the District shall pay such tax or fee with the monthly payment of Annual Rental next becoming due and payable, subject to the certification of the availability of appropriated funds for such purpose and Section 26.1 hereof.

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3.3

(a)The District and the District’s Agents shall not introduce or cause any Hazardous Materials to be generated, used, treated, released, stored, or disposed of in or about the Premises, the Building, the Land or the Additional Parking Areas; provided, the District may use and store normal and reasonable quantities of standard cleaning and office materials as may be reasonably necessary for the District to conduct normal operations in the Premises so long as such materials are stored and used by the District in accordance with applicable Laws.  At the expiration or earlier termination of this Lease, the District shall surrender the Premises to Landlord free of Hazardous Materials introduced by the District or the District’s Agents, and in compliance with all Environmental Laws (excluding violations caused by parties other than the District or the District’s Agents).

(b)Each of the District and Landlord shall (i) give the other prompt oral and follow-up written notice of any actual or threatened Environmental Default affecting the Premises or any other portion of the Property which could affect occupants or invitees of the District or any other users of the Building, including an Environmental Default affecting the Parking Facility, the Additional Parking Areas or Common Areas (an “Environmental Area”), about which it becomes aware; and (ii) promptly deliver to the other copies of any notices or other items received from or submitted to any governmental or quasi‑governmental agency, or any claim instituted or threatened by any third party concerning an Environmental Area.  Subject to the Anti-Deficiency Acts, the District shall promptly cure any

Environmental Default to the extent caused by District Negligence and shall undertake the same in accordance with all Environmental Laws and only after the District has obtained Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.  Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right but not the obligation to immediately enter the Premises, to supervise and approve, in a reasonable manner, any actions taken by the District to address the Environmental Default, and, if District fails to promptly address the same in compliance with applicable Laws, to perform any lawful action necessary to address such Environmental Default.

(c)Landlord represents, warrants, and covenants that, as of the Rent Commencement Date, the Premises will comply in all material respects with applicable Environmental Laws.      Following the Rent Commencement Date, Landlord shall promptly abate, remediate, or otherwise cure any Environmental Default caused by Landlord or its Representatives in accordance with all Environmental Laws.  In the event of an Environmental Default affecting an Environmental Area caused by Landlord or its Representatives, within ten (10) days of Landlord’s actual knowledge of such Environmental Default, Landlord shall notify the District in writing of the default (“Environmental Notice”) which Environmental Notice shall (i) state Landlord’s reasonable determination of the time necessary to cure the Environmental Default and (ii) state whether Landlord elects not to cure the

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Environmental Default because insurance proceeds payable are insufficient to pay for the costs of such cure.  The District shall have the right to terminate this Lease on 30 days prior written notice to Landlord (i) given within thirty (30) days after receipt of the Environmental Notice if the Environmental Notice states that Landlord cannot cure the Environmental Default within 180 days after the date of the Environmental Notice (which time period includes the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits), and (ii) given within thirty (30) days after delivery of receipt of the Environmental Notice if Landlord elects pursuant thereto not to cure the Environmental Default.  Landlord and the District shall each have the right to terminate this Lease on thirty (30) days prior written notice given to the other Party within thirty (30) days of the date of the Environmental Default caused by Landlord and its Representatives if less than one year is then remaining in the Lease Term.

(d)If this Lease is terminated pursuant to this Section 3.3, then Annual Rental and any Additional Rent shall be apportioned (based on the portion of the Premises that is usable or used after such Environmental Default caused by Landlord or its Representatives) and paid to the date of termination.  Whether or not the Lease is terminated as a result of such Environmental Default, then until cure of such Environmental Default, District shall be required to pay Annual Rental and any Additional Rent only for that portion of the Premises that is usable while such cure is being performed.

(e)Landlord hereby

indemnifies, releases, and holds the District and its Representatives harmless, from all damages or injury resulting from (i) any Hazardous Materials present on the Premises, Building, or Land in violation of applicable Environmental Laws prior to the Rent Commencement Date, and (ii) an Environmental Default to the extent caused by Landlord or its Representatives.

3.4Landlord hereby represents and warrants to the District, and covenants to the District during the Lease Term, that: (i) Landlord holds (and shall hold) a ground lease interest in the Property and has (and shall have) the full right and power to provide (and shall provide) to the District, full use and quiet enjoyment of the Premises and Property in accordance with the provisions of this Lease (including without limitation the full right and power to provide the District with the use of the Parking Spaces and for the District’s unfettered ingress and egress to and from the Property, the Building, the Parking Facility, the Additional Parking Areas and the Premises); and (ii)  there are (and shall be) no matters of public record encumbering the Property and no agreements to which Landlord is a party, which would (A) interfere with or adversely affect District’s use and enjoyment of the Premises or prevent the District from operating within the Premises in accordance with the terms of this Lease, (B) adversely affect any right granted to the District under this Lease, or (C) impose on the District any obligation in excess of those set forth in this Lease.

4.RULES

The District shall abide by and observe any reasonable rules that Landlord may promulgate from time to

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time for the operation and maintenance of the Building, provided: (i) Landlord gives the District reasonable prior written notice thereof; (ii) such rules are not inconsistent with the provisions of this Lease or any applicable Laws; (iii) no rule discriminates against the District in the enforcement or promulgation thereof; and (iv) the District approves such rules, such approval not to be unreasonably withheld, delayed or conditioned. If any provision of this Lease conflicts with any provision of any Building rule, such provision of this Lease shall govern.

5.TERM

5.1The Initial Lease Term shall expire at 11:59 p.m. of the last day of such period, subject to any properly exercised extension of the term of this Lease.

5.2Until the Rent Commencement Date no Annual Rental or any Additional Rent shall accrue, and the District shall not be obligated to pay any Annual Rental or any Additional Rent.

6.INTENTIONALLY DELETED

7.ANNUAL RENTAL, real estate taxes, and operating Costs

7.1The District shall pay to Landlord the Annual Rental for the Premises during the Lease Term, payable in equal monthly installments in arrears.  Monthly installments of Annual Rental shall be paid to Landlord by the District on or before the 5th day of the calendar month following the month in which such Annual Rental accrued.   Annual Rental for the initial Lease Year is the amount set forth in Section II(8)(a) of DC DGS Form L-102. Commencing on the first day of the second Lease Year and on the first day of each subsequent Lease Year thereafter during the Term, the then current Net Rental shall escalate by an amount equal to 2.5% of the Net Rental for the immediately preceding Lease Year as set forth on the rent schedule attached hereto as “Exhibit E” (the “Rent Schedule”).

7.2If the Rent Commencement Date or such other date upon which rent payments commence under this Lease is not the first day of a month, then the Annual Rental and any Additional Rent due from such date until the first day of the following month shall be prorated on a per diem basis based on the number of days in the subject month, and the District shall pay such prorated first installment of the Annual Rental, and any Additional Rent due, in arrears on or before the 5th day of the month following the month when such rent accrued.

7.3The District shall pay Annual Rental (and Additional Rent, if any) to Landlord, at the Landlord Payment Address, or to such other place or to such other agent as Landlord may from time to time designate in writing, by good check, wire transfer or other funds, without setoff, deduction or demand except as expressly permitted under this Lease.  Landlord’s acceptance of any installment of Annual Rental after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord’s rights hereunder. Landlord (including any successor landlord) acknowledges that Landlord must deliver certain documents and information, including without limitation, IRS Form W-9 and a business license number from the District of Columbia Department of

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Consumer and Regulatory Affairs, in order for the District to make payments to Landlord, and agrees to promptly provide such documents and information to the District upon request so that the District may make payments hereunder on a timely basis.

7.4Landlord Credit; Premises Refresh Allowance.

(a)Notwithstanding anything in this Section 7 to the contrary, (i) Landlord hereby grants to the District a rental abatement of Annual Rental payable hereunder in the total amount of $18,105,241.42, which is equal to the total of (x) 10 months of Annual Rental in the amount of $11,276,595.00 plus (y) the additional rental abatement in the amount of $6,828,646.42 referenced in Section 23.3(ii) hereof (such total amount, the “Landlord Credit”), which shall, at the District’s election, be applied toward (A) Annual Rental commencing on the Rent Commencement Date, and/or (B) any obligation the District may have to pay for any of the Tenant Improvements (in excess of the Tenant Improvement Allowance) in accordance with the Work Exhibit; and (ii) in the event Landlord does not deliver the Declaration of Delivery for execution by the Parties within 45 calendar days after the satisfaction of Landlord’s Delivery Obligations, then for each month or partial month following such 45 day period that Landlord fails to deliver the Declaration of Delivery for execution by the Parties, the District shall be entitled to an abatement of Annual Rental and Additional Rent equal to $2,000 per day for each day that Landlord does not deliver the Declaration of Delivery after such 45 day period. Landlord shall have satisfied its obligation to deliver the Declaration of Delivery if it delivers a fully completed Declaration of Delivery to the District, even if the District disputes any provision thereof. The District may be entitled to an additional rent abatement pursuant and subject to the terms of the Work Exhibit.

(b)In addition to the Tenant Improvement Allowance, any time between the 10th and 12th Lease Years of the Lease Term, the District shall be entitled to a Premises improvement allowance from the Landlord in the total amount of $2,250,000.00.  Such allowance shall be applied by the District towards refreshing the Premises (e.g. paint and carpet) (the “Premises Refresh Allowance”) by providing written notice to Landlord not later than the end of the 11th Lease Year; provided that not less than nine (9) months and not more than twelve (12) months prior to the expiration of the 11th Lease Year, Landlord shall provide the District with written notice inquiring as to whether the District will elect to utilize the Premises Refresh Allowance.  If Landlord fails to timely deliver such notice, then the District may elect to provide its notice to Landlord as to the application of the Premises Refresh Allowance after the 11th Lease Year so that the District is afforded no less than nine (9) months and no more than twelve (12) months to determine how to apply the Premises Refresh Allowance and, in such event, the Premises Refresh Allowance may be applied by the District after the 12th Lease Year.  In no event shall any amount be due or payable by the District to Landlord in connection with the amortization or other repayment of the Premises Refresh Allowance.

7.5Real Estate Taxes.

(a)The District shall pay to Landlord Real Estate Taxes assessed

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against the Property and paid by Landlord each Lease Year as set forth below.  The initial real estate taxes shown on Section of II(8)(c)(5) of DC DGS Form L-102 are to be paid by the District as a component of Annual Rental (the “Initial Real Estate Taxes”).  In the event that in any Lease Year hereunder the total amount of Real Estate Taxes assessed against the Property exceeds the Initial Real Estate Taxes, then the District shall pay the District’s Proportionate Share of such excess amount of such Real Estate Taxes (“Tax Increases”) to Landlord as Additional Rent.  The amount of such Tax Increases shall be due and payable to Landlord by the District semi-annually within 90 days of the date of receipt by the District of a statement from Landlord, which statement shall include copies of all actually paid real estate tax bills (and Landlord’s evidence of the payment thereof), for such applicable semi-annual District of Columbia real property tax billing cycle (each, a “Tax Statement”).  The District’s Proportionate Share of Real Estate Taxes as of the Rent Commencement Date is set forth in Section III(17) of DC DGS Form L-102.  Notwithstanding the foregoing or anything else contained in this Lease, Landlord shall not be permitted to charge the District (and the District shall not be obligated to pay) for any Tax Increases for any semi-annual District of Columbia real property tax billing cycle if Landlord fails to first deliver to the District a Tax Statement by the date that is 120 days after the due date for Landlord’s payment of real estate taxes under such semi-annual District of Columbia real property tax billing cycle.  For any partial Lease Years, Tax Increases shall be appropriately prorated based upon the number of days in such partial Lease Year within the semi-annual District of

Columbia real property tax billing cycle.  Notwithstanding any provision of this DC DGS Form L-105 to the contrary, the District and Landlord stipulate that Real Estate Taxes for the first Lease Year are the amount set forth in Section II(8)(c)(5) of DC DGS Form L-102,  and that the District has no audit right with regard to Initial Real Estate Taxes or Tax Increases other than to confirm the calculation of Tax Increases, and to review the real estate tax bills generated by the taxing authority and Landlord’s evidence of its payment of the same.

(b)For the purposes of this Section 7.5, the term “Building” shall be deemed to include the Land, the roof of the Building and any extensions therefrom, and, to the extent that such elements exist, any balconies extending from the Building, and any driveways or sidewalks.  The District recognizes that prior to the Rent Commencement Date, Landlord shall have created a separate A&T Lot for the Property.  Thereafter, as part of the development of the Development Area, Landlord shall have the right to change the A&T Lot provided that the same shall not result in the District being required to pay any more Real Estate Taxes or Tax Increases then it otherwise would have been required to pay hereunder absent such change to the A&T Lot.

(c)“Real Estate Taxes” means: (i) all ad valorem real property taxes, vault space rental fees, and any special assessment, foreseen or unforeseen (including without limitation any assessments imposed in connection with business improvement or similar districts), which are imposed upon Landlord in connection with its ownership or control of the Property; and (ii) any other present or future taxes or

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charges that are imposed upon Landlord in connection with the Property or assessed against the Property that are in express substitution for ad valorem real property taxes.  Real Estate Taxes shall not include any: (A) fines, penalties or interest on any Real Estate Taxes, except to the extent caused solely by the District’s failure to pay the District’s Proportionate Share of Real Estate Taxes pursuant to the terms of this Lease; (B) costs incurred by Landlord to challenge the tax valuation or assessment of the Building, Land or Property, or otherwise challenge any aspect of Real Estate Taxes; (C) “ballpark taxes”, arena taxes or similar, including without limitation charges or fees imposed upon Landlord in connection with the development, financing, construction, operation, maintenance and/or use of any sports or entertainment stadium, arena or complex (or similar) in the District of Columbia; (D) capital gains, corporation, unincorporated business, income, net income, profits, excess profit, estate, inheritance, transfer, recordation, gift, franchise or license fees/taxes; (E) hotel or business entity fees (unless such taxes or fees replace or supplement the current system of real property taxes in effect as of the date hereof); (F) any Real Estate Taxes under a Separate Assessment; or (G) Real Estate Taxes resulting from a Tax Increase due to a combination of real property tax assessment parcels that includes the real property tax assessment parcel upon which the Building is situated.

(d)In the event Landlord receives a refund for any Real Estate Taxes paid during the Lease Term as a result of challenging the tax valuation or assessment of the Building, Land or Property, the District shall be entitled to receive a rent abatement equal to the

District’s Proportionate Share of such refund in the form of a rent abatement (the “District Refund Abatement”).  Within sixty (60) days of receiving funds in an amount equal to the Real Estate Tax refund, Landlord shall deliver written notice to the District of the District Refund Abatement (together with supporting documentation).  The District shall then deliver written notice to Landlord as to which monthly payment of Annual Rental and Additional Rent it elects the District Refund Abatement to be applied. Notwithstanding any provision in this Lease to the contrary, the District Refund Abatement shall be in addition to any other abatement of rent provided or permitted under this Lease.

7.6Operating Costs.

(a)The Annual Rental for each entire and partial Lease Year includes the Initial Operating Costs.  Commencing on the first day of the second Lease Year, and the first day of each subsequent Lease Year thereafter during the Lease Term (each such date being the “Adjustment Date”), the then current Operating Costs shall be increased to an amount equal to the District’s Proportionate Share of Operating Costs due and payable in the preceding Lease Year, multiplied by a fraction, the numerator of which shall be the CPI as of the Adjustment Date (or the most recently issued CPI prior to the Adjustment Date), and the denominator of which shall be the CPI as of 12 months prior to the Adjustment Date (or as of 12 months prior to the most recently issued CPI prior to the Adjustment Date, or if in the second Lease Year, the most recently issued CPI prior to the Rent Commencement Date); provided, however, in no event shall such CPI-based increase exceed 5% of the then

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current Operating Costs (as adjusted, the “Operating Cost Increases”).  The Operating Cost Increases shall be payable as Additional Rent in the same manner and timing as Annual Rental, including in arrears.  For any partial Lease Year, all Operating Costs shall be appropriately prorated. The District’s Proportionate Share of Operating Costs as of the Rent Commencement Date is set forth in Section III(17) of DC DGS Form L-102. Promptly after the publication of the CPI for the Adjustment Date or the most recently issued CPI prior to the Adjustment Date, Landlord shall send written notice to the District of the amount of the CPI change for each successive Lease Year, including the calculation of the Operating Cost Increase and the change in CPI, and such increase, if any, shall apply as of the Adjustment Date for such Lease Year.

(b)The Parties acknowledge and agree that as part of the Base Building Work, the Premises will be sub-metered for electricity.

8. Construction of Tenant Improvements and  Base Building Work; Alterations; Delivery Date

8.1The design and construction of the Base Building Work and the Tenant Improvements shall be performed and completed by Landlord in accordance with Section 8.4 hereof and the Work Exhibit.

8.2After the Substantial Completion of the Tenant Improvements, the District shall not make or permit anyone to make Alterations without the prior written consent of Landlord, (i) which consent may be withheld or granted in Landlord’s sole and absolute discretion with respect to Alterations which may affect any aspect of the Base Building Conditions or Building Structures and Systems, and (ii) which consent shall not be unreasonably withheld, conditioned, or delayed with respect to non-structural Alterations. Alterations that may adversely affect Base Building Conditions or the Building Structure and Systems shall be deemed to include, without limitation, any Alteration that will or may necessitate any changes, replacements or additions to the columns, slabs or other structural elements of the Building, or to the fire protection, water, sewer, electrical, mechanical, plumbing or HVAC systems of the Premises or the Building, that result in the need for changes to the Building to comply with applicable Laws or which will impose additional costs on the operation of the Building and/or the Premises.  With respect to any Alteration requiring Landlord consent, the District shall not proceed with such Alteration until the parties have executed a mutually satisfactory amendment to this Lease setting forth the scope of work, the cost therefor, and confirming the District’s proof of funding for such costs, as well as any other terms and conditions agreed to by the parties.  Notwithstanding the foregoing, the District shall have the right, after providing ten (10) days’ prior written notice to Landlord, but without the necessity of obtaining Landlord’s consent, to re-carpet, re-paint or to make any cosmetic or decorative nonstructural Alterations in or to the Premises.  All Alterations shall be constructed at the District’s election and expense, subject to the certification of the availability of appropriated funds for such purpose, and once commenced shall be undertaken and completed by the District, in compliance with applicable Laws and lien free.  The

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District shall not permit any mechanic’s lien to be filed against the Premises, Building or the Land for work claimed to have been done for, or materials claimed to have been furnished to, the District.  If a mechanic’s lien is filed against the Premises, Building or the Land for work claimed to have been done for, or materials claimed to have been furnished to, the District, and the District does not promptly remove or discharge the same, Landlord shall have all rights and remedies at law or in equity including for breach of contract.  Landlord shall not be liable for any and all claims, losses, expenses, and damages resulting from or arising out of any Alterations by the District.  If Landlord gives its consent to the making of any Alteration, such consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises or the Building or the Land to any liens that may be filed in connection therewith.  The District acknowledges that any Alterations are accomplished for the District’s account, and, other than an Alteration performed by Landlord for the District and subject to the terms and conditions of a work exhibit, work agreement or Section 11.3 hereof for such Alterations, Landlord shall have no obligation or responsibility in respect thereof.  Landlord’s approval of any plans and drawings (and changes thereto) regarding any Alterations, other than any Alteration performed by or on behalf of Landlord for the District and subject to the terms and conditions of a work exhibit, work agreement or Section 11.3 hereof for such Alterations, shall not constitute Landlord’s representation that such approved plans, drawings, changes or Alterations comply with Laws.  Any deficiency in design or construction of any Alteration (other than an Alteration performed by Landlord for the District and subject to the terms and conditions of a work exhibit, work agreement or Section 11.3 hereof for such Alterations) shall be solely the responsibility of the District.

8.3If any Alterations that require Landlord consent are made without the prior written consent of Landlord, Landlord shall have the right to require the District to restore the Premises and the Building to their condition immediately prior thereto, subject to the District certifying the availability of appropriated funds for such purpose.  If the District does not so restore the Premises and the Building the same shall constitute an Event of Default hereunder and Landlord shall have all rights and remedies available at law or in equity including for breach of contract.  All Alterations to the Premises or the Building made by either Party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of the Lease Term, except that the District shall be required to remove any Alterations that Landlord requires the District to remove as a condition of its consent to the installation of such Alterations under Section 8.2 hereof, so long as Landlord notified the District at the time of its approval of such Alterations that the District shall be required to remove the same (in order that the District may include the costs of such removal in its budgetary process); provided, however, the District shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all movable furniture (including systems furniture), furnishings and equipment installed in the Premises solely at the expense and discretion of the District.

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The District shall repair any damage and injury to the Premises or the Building caused by such removal subject to the District certifying the availability of appropriated funds for such purpose.  If the District does not so repair any damage and injury to the Premises and the Building the same shall constitute an Event of Default hereunder and Landlord shall have all rights and remedies available at law or in equity including for breach of contract.  If such furniture (including systems furniture), furnishings and equipment are not removed by the District at the expiration or earlier termination of the Lease Term, the same shall at Landlord’s option (i) be deemed abandoned, or (ii) become the property of Landlord to be surrendered with the Premises as a part thereof.

8.4

(a)Subject to a day for day extension for each day of delay caused by a Force Majeure Event and any day of District Delay, in the event that Landlord does not meet Landlord’s Delivery Obligations on or before December 31, 2022 (the “Outside Delivery Date”), the District shall be entitled to a credit against Annual Rental and any Additional Rent for each day beyond the Outside Delivery Date that Landlord’s Delivery Obligations have not been performed by Landlord.

(b)Subject to a day for day extension of the Outside Delivery Date for each day of delay caused by a Force Majeure Event (not to exceed 120 days) and each day of District Delay, in the event that the date of Landlord’s satisfaction of Landlord’s Delivery Obligations has not occurred on or before the date that is two hundred and ten (210) days after the Outside Delivery Date (the

“Outside Delivery Termination Date”), the District shall have the right to terminate this Lease upon written notice to Landlord at any time thereafter (provided Landlord has not yet satisfied Landlord’s Delivery Obligations).  In the event of any such termination, this Lease shall be of no further force and effect, and neither Party shall have any further obligation to the other hereunder, subject to Section 24.14 hereof.

(c)In the event that the District does not exercise its termination right pursuant to paragraph (b) of this Section 8.4, the District shall be entitled to a credit against Annual Rental equal to two days of Annual Rental for each day beyond the Outside Delivery Termination Date until Landlord’s Delivery Obligations have been performed by Landlord.  For the sake of clarity, the rent credit provided for in this paragraph (c) as of the Outside Delivery Termination Date is in lieu of and not in addition to the rent credit provided for in paragraph (a).

9.MAINTENANCE AND REPAIRS

9.1Notwithstanding any other provision of this Lease, but subject to Sections 9.2, 16 and 17 hereto, Landlord, at its sole cost and expense (meaning that such costs and expenses are already included in Annual Rental and Operating Cost Increases and shall not otherwise be billed as Additional Rent), shall promptly make all repairs, perform all maintenance, and make all replacements in and to the Land, the Building, Building structures and systems, and, except as set forth below, the Premises (including elevator lobbies and bathrooms constituting a portion of the Premises) that are necessary or desirable to keep the same: (a) in good

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condition and repair, (b) in a clean, safe and tenantable condition, and (c) otherwise in accordance with all laws and the requirements of the Lease.  The District shall maintain and repair the Premises (excluding elevator lobbies and bathrooms constituting a portion of the Premises) as provided in the next sentences. The District shall provide written notice to Landlord of any material defect in or material damage to the Premises, and Landlord shall inspect such condition.  If the defect or damage is caused by the negligence or willful misconduct of the District or its employees (as determined by the judgment of a court of competent jurisdiction in the event the District disputes that the District or its employees were negligent or engaged in willful misconduct), the District shall be responsible for cost of the repair.  If the District does not dispute that it is responsible for the cost of the repair or replacement, Landlord shall provide the District with an invoice for the cost of the necessary repair or replacement for the District’s approval, which invoice may include a Landlord service fee not to exceed 3.0% of such cost.  If such invoice is approved by the District (or if Landlord is responsible for the repair or replacement), Landlord shall effect the repair or replacement, and, if applicable, the District shall pay any such approved invoice following completion of the subject work and within thirty (30) days after receipt of such invoice.  If such invoice is not approved by the District, the District shall be responsible for undertaking the needed repair or replacement.  The District shall suffer no waste or injury to any part of the Premises, and shall, at the expiration or earlier termination of the Lease Term, surrender the Premises in an order and condition equal to its order and condition on the Rent Commencement Date, subject to ordinary wear and tear, Landlord’s repair and maintenance obligations, and Section 16.

9.2Except as otherwise provided in Sections 15.2 and 16, the District shall be responsible for all injury, breakage and damage to the Premises and to any other part of the Building or the Land to the extent caused by District Negligence.  At all times, subject to Section 14, Landlord shall be liable for all injury, breakage and damage to the Premises and, if applicable, the MDF Equipment and the MDF Supplemental HVAC, resulting from a failure of the Base Building Conditions or Building Structures and Systems, except to the extent arising solely due to District Negligence. The District shall endeavor to give Landlord prompt notice of any known defects or damage to the structure of, or equipment or fixtures in, the Building or any part thereof.

9.3Landlord shall ensure that the Building shall be managed, operated and maintained in accordance with the standards of quality followed in first class office buildings in Washington, D.C., and in full compliance with all applicable Laws. If Landlord engages a third party property management company, the District shall have the right to approve the same, which approval shall not be unreasonably withheld, conditioned or delayed. The District shall approve or disapprove such proposed management company within ten (10) Business Days after delivery to the District of a written request for such approval and be deemed to have approved the same if it does not timely deliver written notice to Landlord of its approval or disapproval.

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9.4Notwithstanding anything in this Lease to the contrary, the Parties hereby agree that Landlord’s entry into the Premises shall be subject to the District’s security requirements.

9.5 The District’s financial obligations under this Section 9 are subject to Section 26.1 hereof.

9.6 Supplemental HVAC. Landlord shall provide repair and maintenance of the District’s supplemental HVAC equipment and systems associated with the Premises (including, if applicable, the MDF Supplemental HVAC Unit) subject and pursuant to the following provisions: Landlord shall solicit bids for a contract for such services to be provided by a contractor engaged by Landlord (a “Supplemental HVAC Services Agreement”).  Within 30 days after the Rent Commencement Date, provided Landlord has received all of the information from the District necessary to obtain bids, Landlord shall deliver to the District, pursuant to the provisions of Section 24.2 hereof, the solicitation responses for the bidding related to the Supplemental HVAC Services Agreement and the contractor that Landlord believes is most responsive with respect to price and performance.  The costs under any such contract shall be subject to prior approval by the District, and such costs may include a fee payable to Landlord in connection therewith in the amount of 3% of the contract amount (without such fee).  Such payments, including any 3% Landlord fee associated therewith shall be paid on a monthly basis as Additional Rent under the Lease (and pursuant to the same terms and schedule as the Annual Rental, including in arrears).  The Supplemental HVAC Services Agreement contract amount shall not include the cost of any non-preventative maintenance repairs of, or replacements to, the District’s supplemental HVAC equipment, and any such work and the costs thereof proposed by Landlord or the contractor shall be subject to the District’s prior written approval.  Renewals of such Supplemental HVAC Services Agreement may be negotiated by the parties thereto; provided, however, that the District shall not be obligated to pay any costs thereof unless and until it has approved any such cost, and has certified the availability of appropriated funds for such purpose.  In the event a Supplemental HVAC Services Agreement is scheduled to expire within 90 days or is terminated, Landlord shall notify the District of the same pursuant to the provisions of Section 24.2 hereof and, upon the District’s written approval, Landlord shall solicit bids for a new contract within 30 days of the District’s approval to do the same (in which event the terms of this section shall continue to apply to any subsequent Supplemental HVAC Services Agreement).

10.SIGNS

Landlord, at its sole cost and expense, shall provide and install exterior signage, one Building standard directory strip in the Building’s main lobby, and initial suite entry signage for the Premises, each using the standard graphics for the Building. No sign, advertisement or notice shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or interior (other than within the Premises) of the Building by the District without Landlord’s prior approval, and then only in such place, number, size, color and style as is harmonious with the design of the Building and its furnishings.

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11.LANDLORD SERVICES and Utilities

11.1Except as otherwise provided herein, Landlord shall provide the following as part of Operating Costs accounted for in the rental consideration as provided in Section II(8)(b)(5) of DC DGS Form L-102 and in Section 7 hereof, and shall not be otherwise billed as Additional Rent:

(i)pretreatment and snow removal from sidewalks, drives, and entrances during and promptly after a snowfall and in no event permitting hazardous ice or snow accumulations along such sidewalks, drives and entrances;

(ii)extermination and pest control at appropriate intervals, as may be deemed necessary by Landlord or the District in the exercise of prudent management practices.  Such work shall be performed after Building Hours or on non-Business Days, unless such work will not materially adversely affect the District’s business operations in the Premises during normal Building Hours;

(iii)repair and maintenance in accordance with Section 9.1 and in a manner consistent with first class office buildings in Washington, DC. Such maintenance shall include, without limitation, HVAC (i.e., heating, ventilation and air conditioning), and lighting;

(iv)HVAC meeting the design specifications existing in the Premises as of the Rent Commencement Date;

(v)trash removal services from the Premises, Building, and Land, in compliance with all applicable Laws;

(vi)exterior lighting, maintenance of the Parking Facility and the Additional Parking Areas (to include snow removal); and, walkways, driveways, landscaping, fences, and utility installations of the Common Areas kept in good condition and repair;

(vii)janitor and cleaning services to the Premises on Business Days in accordance with the specifications set forth on Exhibit I, attached hereto and made a part hereof;

(viii)provision and installation of replacement bulbs or tubes for the Building and Premises standard light fixtures.  Bulbs or tubes for all other lighting within the Premises shall be provided by Landlord or the District, at the District’s option and expense; provided that the Landlord shall provide the labor involved for such installation and replacement at no cost to the District;

(ix)Building and Premises key cards, keys or similar devices to be provided to the District as follows: 850 such devices shall be delivered to the District prior to the Rent Commencement Date and up to an additional 85 such devices upon the District’s written request (any additional devices shall not be at Landlord’s cost or expense)

(x)Lobby level security, access control to the Premises and a secured Parking Facility and secured Additional Parking Areas, provided that the District shall have the right at its election and expense to expand the Building’s security system for the benefit of the Premises or install an independent access control system for the Premises (subject to Section 8 above) and in such event, the District shall be responsible for the provision and installation thereof, and

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the implementation, maintenance and repair of the same;

(xi)that the Building and the Additional Parking Areas shall be professionally managed, operated and maintained and services shall be provided in accordance with the standards of first class office buildings and, if applicable, first class surface and/or structured parking lots in Washington, D.C., including without limitation that the Additional Parking Areas shall be access controlled, well lit, fenced (if any such parking lot is a surface parking lot) and secure;

(xii)hot and cold water sufficient for ordinary drinking, lavatory, toilet and cleaning purposes to be drawn from fixtures in the Premises (if present) and Common Areas;

(xiii)non-exclusive access to the Building service entrance and the Building loading area with loading dock or scissors lift, if present;

(xiv)provision and installation of the Building’s standard window treatments for the Premises windows, and the repair and replacement thereof if and when necessary;

(xv)subject to Section 7.6(b), the provision of electrical, natural gas and water/sewer utilities and service for the Premises (Landlord shall pay the cost for such utility services directly to the applicable utility providers, the cost of which is included in the Operating Costs and is not subject to any additional or other reimbursement from the District to Landlord); and

(xvi)exclusive access to and use of (1) the Building’s fitness facility,

and (2) the terrace on the sixth floor of the Building (which, for the avoidance of doubt, is a Common Area).

11.2At the District’s request by 5:00 p.m. on the preceding Business Day, Landlord shall provide HVAC services outside of Building Hours, at a charge to the District of $50.00 per hour per half-floor, without mark-ups, additional fees, engineer fees, or any other additional costs (the “Overtime HVAC Rate”), which Overtime HVAC Rate shall be increased each Lease Year commencing with the second (2nd) Lease Year by an amount equal to 2.5% of the rate in effect for the prior Lease Year (as adjusted, the “Overtime HVAC Rate Increases”).  The Overtime HVAC Rate and Overtime HVAC Rate Increases, each as applicable, shall be payable as Additional Rent in the same manner and timing as Annual Rental, including in arrears.

11.3At the District’s request, Landlord may, at Landlord’s election, perform additional services ancillary to those identified in this Lease, or provide additional improvements to the Premises or the Building not otherwise set forth in this Lease (“Additional Services”); provided, however, that prior to performing any Additional Services, Landlord shall provide the District with a detailed scope of work for the Additional Services (the “Scope of Work”), and the cost therefor, which cost shall be on an “open book” basis and may include a defined mark-up or fee to Landlord in the amount of 3% of such cost without such mark-up (the “Additional Services Cost”).  The District shall either approve or disapprove the Scope of Work and the Additional Services Cost in a writing signed by the Director after the District’s certification of the availability of

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appropriated funds for such purpose (the “Additional Cost Approval”).  This Lease (or an amendment of this Lease) may also, as a result of the Additional Services Cost, require the approval of the Council of the District of Columbia (“Council”) pursuant to D.C. Official Code § 1-204.51, as may be amended from time to time (pertaining to prior Council approval of contracts in excess of $1,000,000.00 in any 12-month period).  If the District approves an Additional Cost Approval (including Council approval, if applicable), after Landlord completes the Additional Services pursuant to the Scope of Work, Landlord shall deliver an invoice for the actual cost therefor to the District, which invoice may not exceed the Additional Services Cost and shall be on an “open book” basis.  The District shall pay to Landlord such actual cost of the Additional Services, in arrears, as Additional Rent with the next payment of Annual Rental coming due and payable after Landlord has delivered such actual cost invoice to the District.  If Landlord’s actual costs exceed the Additional Services Cost, such excess costs shall be the sole liability and responsibility of Landlord; in no event shall the District be liable for any amount in excess of the previously approved Additional Services Cost without an Additional Cost Approval for such excess.  In no event shall Landlord have any obligation to undertake any Additional Services until the District obtains an Additional Cost Approval.

12.INTERRUPTION

12.1In addition to any other rights of the District set forth in this Lease, upon any Interruption, the District may, but shall not have the obligation to, implement such reasonable steps as may be required for the District to avoid or mitigate against interruption of its operations within the Premises. The District shall not, however, implement such self-help sooner than five (5) Business Days after the District delivers notice to Landlord of the District’s intention to commence its self-help remedy if the Interruption is not previously cured. Provided that the Interruption is not caused by District Negligence, Landlord shall reimburse the District for the District’s reasonable costs to address the Interruption within ten (10) Business Days following written demand by the District therefor (such demand to include copies of invoices).  Landlord shall be deemed to have consented to the District performing any alterations or replacements to address the Interruption.  The District shall provide verbal notice to Landlord of any Interruption of which the District has actual knowledge.  Due to the nature of the Interruption, the Parties acknowledge and agree that the District may not be able to provide advance notice to Landlord of the steps taken by the District to address the Interruption.  The Parties agree that Landlord may enter the Premises to observe the actions taken by the District, subject to any District security requirements.  The District shall be responsible for the repair of all injury, breakage and damage to the Premises resulting from an Interruption to the extent caused by District Negligence.

12.2With respect to any Interruption not caused by District Negligence, if the District informs Landlord that the District elects not to address the Interruption pursuant to the foregoing Section 12.1, then (i) Landlord shall promptly address the Interruption in order to avoid or mitigate against interruption of the District’s operations within the Premises, and (ii) the District

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shall be entitled to an abatement of Annual Rental and Additional Rent on a per diem basis in the proportion which the affected area bears to the total Premises.  Such abatement shall begin on the first Business Day of the Interruption and shall continue for each day such Interruption continues (and such abatement shall end as to each area affected when the ability to use and occupy is fully restored to such area).  If such Interruption continues for ten (10) continuous Business Days, then Landlord shall deliver to the District within the next five (5) Business Days a reasonably detailed written plan to remedy and end the Interruption.  If Landlord fails to timely deliver such plan or if the District does not approve such plan, in its reasonable discretion, then District shall have the right to terminate this Lease within thirty (30) calendar days of the expiration of such five (5) Business Day period.  If the Interruption continues for 90 consecutive calendar days, then the District shall have the right to terminate this Lease by written notice to Landlord at any time following the 90th day of such Interruption; provided, however, if such Interruption ceases prior to delivery by the District of such notice of termination or prior to the effective date of such termination, such notice of termination shall be deemed revoked and of no further force and effect.

13.INSPECTION

13.1Subject to the District’s security requirements and upon reasonable prior notice which need not be in writing (recognizing that no such limitations shall apply in the event of a situation reasonably determined by Landlord to be an emergency affecting the Premises or the Building or the health or safety of tenants or visitors to the

Premises or Building (any such event being referred to herein as an “Emergency Condition”)), the District shall permit Landlord, its Representatives, and the holder of any mortgage, to enter the Premises without charge therefor and without diminution of the rent payable by the District in order to examine, inspect or protect the Premises; to make such alterations and/or repairs to the Base Building Conditions and Building Structures and Systems as in the judgment of Landlord may be deemed necessary or desirable; or to show the Premises to prospective lenders or purchasers; or, if the District has given notice to Landlord that it intends to vacate the Premises or if during the last two (2) Lease Years of the Lease Term, then to exhibit the same to brokers and prospective tenants. Landlord shall endeavor to minimize disruption to the District’s normal business operations in the Premises in connection with any such entry.  Except for an Emergency Condition, Landlord shall use commercially reasonable efforts not to interrupt, delay or disrupt the District’s normal business operations in the Premises without reasonable, prior notice to the District of its intent to do so.

14.INSURANCE

14.1Landlord shall carry and maintain special form property insurance (ISO or its equivalent), with 100% replacement cost coverage and an agreed amount endorsement, covering the Building (including the Tenant Improvements constituting fixtures) and Landlord’s property therein, in an amount required by its insurance company to avoid the application of any coinsurance provision.  Such insurance shall include extended coverage and other endorsements of the kinds normally

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required by institutional lenders and that permit insurance proceeds to be used by Landlord for the repair and restoration of the Building (including the Tenant Improvements constituting fixtures). Landlord also agrees to carry and maintain commercial general liability insurance with a minimum limit of liability in the amount of $3,000,000 for personal injury or death of persons occurring in or about the Building (including the Premises).  Landlord may elect to carry such other additional insurance or higher limits as is consistent with the insurance held by owners of comparable office buildings in Washington, DC.  Landlord shall (i) cause the “District of Columbia, as its interests may appear” to be added as a loss payee as to property insurance (for that portion of the Building not used by or leased to third parties) and an additional insured as to liability insurance, (ii) provide for a waiver of subrogation in favor of the District of Columbia, and (iii) cause its insurance carriers to provide the District of Columbia with 10 days’ prior written notice in the event of policy cancellation due to a non-payment of premium and 30 days’ prior written notice in the event of a cancellation for any other reason, on all insurance policies required to be carried by Landlord under this Lease.  Upon receipt of any check for insurance proceeds requiring the endorsement of the District (because of its status as a loss payee), the District shall promptly endorse the same so that such proceeds may be delivered either (i) upon request by Mortgagee to Mortgagee or (ii) if there is not then a Mortgagee or Mortgagee does not desire to hold such funds, so long as Landlord is performing its repair or restoration obligations set forth in this Lease, to another escrow agent reasonably selected by Landlord, which depository shall hold such funds and provide the same to Landlord on a progress payment basis as Landlord completes any  repairs to the Building and/or the Premises required or reasonably appropriate in connection with the casualty for which such insurance proceeds were delivered.  If as a result of being named loss payee on such insurance, the District receives any insurance proceeds, it shall (i) promptly upon receipt thereof deliver the same to the Mortgagee if Mortgagee has requested the same or, so long as Landlord is performing its repair or restoration obligations set forth in this Lease, to the alternative depository as described in the previous sentence to allow Landlord to undertake the repair of the Building and/or the Premises with such funds, and (ii) if it is holding any such funds upon the expiration or earlier termination of this Lease immediately deliver the same to Landlord.

14.2Landlord acknowledges that the District does not maintain any insurance policy insuring against liability or loss, damage or injury to property, relevant to this Lease, and therefore a waiver of subrogation in favor of Landlord by the District does not apply.  The District shall be responsible for the repair of all injury, breakage and damage to the Premises and to any other part of the Building or the Land to the extent caused by District Negligence. The District shall not conduct or permit to be conducted any activity or place any equipment or other item in or about the Premises or the Building that will increase the rate of the above described insurance on the Building.  Upon notice of any increase, the District shall immediately cease the activity that caused the increase, or agree to pay said increase subject to the District certifying

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the availability of appropriated funds for such purpose.

14.3Prior to the Lease Commencement Date, and subsequently on every anniversary of the Lease Commencement Date or as requested by the District, Landlord shall deliver to the District such certificates of insurance, endorsements and declarations pages as the District may reasonably request confirming that (i) the insurance coverage amounts and policies required hereunder are in force with premiums paid, and (ii) that such policies shall not expire within 30 days from the date of such delivery by Landlord.  All insurance required hereunder shall be primary and noncontributory and purchased from carriers authorized to do business in the District of Columbia and possessing an A- or better policyholders’ rating and a minimum Class VIII financial size category as listed at the time of issuance by A.M. Best Insurance Reports or a similar rating publication.  At all times during the Lease Term, Landlord agrees to maintain the insurance coverage required in this Section 14.  Landlord shall provide the District with written notice of cancellation of any insurance required of Landlord hereunder. The District’s review or approval of any certificates of insurance, endorsements or other documents provided under this Section 14 are for the District’s benefit only, and any such review or approval by the District shall not be deemed to constitute confirmation or ratification that Landlord has satisfied, or a waiver of, the insurance requirements under this Section 14 as to the Property or any portion thereof.

14.4Notwithstanding anything in this Lease to the contrary, Landlord hereby waives, and releases the District and its Agents of and from, any and all rights of recovery, claims, or causes of action, whether by subrogation or otherwise, against the District or its Agents for any liability, loss or damage that may occur to the Property (including the Premises), Landlord’s property or any leasehold improvements (regardless of cause or origin, including the negligence of any of the District or its Agents), which loss or damage is insured against or is required to be insured against by Landlord hereunder.  All insurance policies against loss or damage to property and business interruption or rent loss shall be endorsed to provide that any release from liability of, or waiver of claim for recovery from, another person entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of such policy or the right of the insured to recover thereunder.  Such policies shall also provide that the insurer waives all rights of subrogation that such insurer might have against such other person (i.e., a waiver of subrogation shall be applied in favor of the District).  Landlord hereby waives all claims for recovery from or against the District for any loss or damage to any of its property, or damages as a result of business interruption or rent loss, insured under a valid policy to the extent of any recovery collected under such policies or any recovery that would have been collected under insurance policies required to be, but not, carried hereunder.  To the extent not inconsistent with other provisions of this Lease and applicable law, Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, the District’s property, including any such property or work of the District’s subtenants or occupants.  Landlord shall also have no obligation to carry insurance against any loss suffered

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by the District, subtenants or other occupants due to interruption of the District’s or any subtenant’s or occupant’s business.

15.LIABILITY OF LANDLORD and the DISTRICT

15.1Except as otherwise expressly provided in this Lease, neither Landlord nor its Representatives shall be liable to the District or its Agents for any damage, injury, loss or claim based on or arising out of any fire, robbery, theft, vandalism, mysterious disappearance or any other casualty, or the actions of any other person or entity, unless such liability arises from the negligence or willful misconduct of Landlord or its Representatives.  Landlord shall be liable to the District, and shall indemnify, defend and hold the District harmless from, any damage, injury, loss or claim based on or arising out of this Lease, or any agreement executed in connection with this Lease, including claims for personal injury, death or property damage, if the same is due to the negligence or willful misconduct of Landlord or its Representatives.

15.2Neither the District nor its Representatives shall be liable to Landlord or its Representatives, for any damage, injury, loss or claim based on or arising out of any cause whatsoever to the extent such damage, injury, loss or claim is (i) covered by Landlord’s insurance or would be covered by Landlord’s insurance to the extent required under this Lease or (ii) is due, in whole or in part, to the acts or omissions of Landlord or its Representatives. Under no circumstance shall the District or Landlord (or their respective Agents or Representatives) be liable to the other for any exemplary, punitive, consequential or indirect damages in connection with, arising under or relating to this Lease, provided, however, that this limitation shall not apply with regard to Section 16.3 or any claim arising under the False Claims Act.

15.3[Intentionally Deleted].

16.DAMAGE OR DESTRUCTION

16.1(a)If the Premises or the Building are totally or partially damaged or destroyed (a “Casualty”), then Landlord shall diligently repair and restore the Building and Premises (including Tenant Improvements constituting fixtures); provided, however, that notwithstanding anything to the contrary in this Lease in such event, (i) the District shall have the right to terminate this Lease on sixty (60) days’ prior written notice given within thirty (30) days of the date of the Casualty if, in the District’s reasonable opinion, the Casualty renders, for more than 180 days, the entire Premises inaccessible or 33% or more thereof unusable for the normal conduct of the District’s operations then conducted on the Premises, (ii) Landlord and the District each shall have the right to terminate this Lease on sixty (60) days’ prior written notice given within 30 days of the date of the Casualty if, in Landlord’s reasonable judgment, the repair and restoration cannot be completed within 180 days after the date of the Casualty (which time period includes the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits), and (iii) Landlord and the District shall each have the right to terminate this Lease on 30 days’ prior written notice given within 30 days of the date of the Casualty if there is then left in the Lease Term less

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than twelve (12) calendar months.  If the Premises or any part thereof shall be damaged or destroyed, the District shall provide prompt notice thereof to Landlord.

(b)  Landlord’s obligations to repair and restore the Building and the Premises as set forth in Section 16.1(a) are subject to the following conditions precedent having been satisfied, in Landlord’s reasonable judgment.  If any of the following conditions have not been so satisfied, Landlord shall notify the District of the same, and each Party shall have the right to terminate this Lease after 30 days prior written notice:

(i)Landlord and the District each shall not have exercised its right to terminate this Lease to the extent permitted to do so pursuant to Section 16.1(a);

(ii)Landlord shall likely be able to obtain, or shall have obtained, all necessary governmental or quasi-government approvals and similar authorizations to rebuild the Building as required herein, including, but not limited to, zoning approvals and permits; and

(iii)Adequate insurance proceeds shall be available for the repair and restoration, and Landlord’s mortgagee, if any, shall have permitted the insurance proceeds to be used to repair and restore the Building; or Landlord shall have an alternative source to provide for such funds.

16.2If this Lease is terminated pursuant to Section 16.1, then Annual Rental and any Additional Rent shall be apportioned (based on the portion of the Premises that is usable after the Casualty) and paid to the date of termination.  If this

Lease is not terminated as a result of the Casualty, then until such repair and restoration of the Premises are substantially complete, the District shall be required to pay Annual Rental and any Additional Rent only for the portion of the Premises that is usable while such repair and restoration are being made.

16.3Intentionally Deleted.

16.4In addition to the District’s rights set forth in this Section 16, if a Casualty is not caused by District Negligence and continues for 10 consecutive days, and Landlord has failed to commence and thereafter diligently pursue efforts to repair the Casualty within such time period, then one (1) Business Day following the delivery of written notice by the District to Landlord, the District may, but shall not have the obligation to, implement such reasonable steps as may be required in order to repair the Casualty at Landlord’s sole cost and expense.  Landlord shall reimburse the District within 10 Business Days following written demand by the District thereof (such demand to include copies of invoices and a certification that such costs were actually incurred by the District) for any reasonable third party costs incurred by the District in repairing the Casualty.  Landlord shall be deemed to have consented to the District performing any alterations or replacements that are necessary in order to eliminate such Casualty, provided that the District shall notify Landlord thereof in writing and reasonably cooperate with Landlord to reasonably include Landlord or its Agents in planning and implementing such alterations or replacements.

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17.CONDEMNATION

17.1If 25% or more of the Premises, or the use or occupancy thereof, shall be taken or condemned by any governmental or quasi‑governmental authority (other than in each case the District of Columbia) for any public or quasi‑public use or purpose or sold under threat of such a taking or condemnation (collectively, “Condemned”), then this Lease shall terminate on the day prior to the date title thereto vests in such authority and Annual Rental and any Additional Rent shall be apportioned as of such date.  If less than 25% of the Premises or the use or occupancy thereof is Condemned, then the District shall have the right to terminate this Lease upon written notice to Landlord.  If the District does not elect to terminate this Lease, then this Lease shall continue in full force and effect as to the part of the Premises not so Condemned, except that, as of the date title vests in such authority, the District shall not be required to pay Annual Rental or any Additional Rent with respect to the part of the Premises so Condemned.  Notwithstanding anything herein to the contrary, if 25% or more of the Land or the Building is Condemned, then whether or not any portion of the Premises is Condemned, Landlord and the District each shall have the right to terminate this Lease by giving at least 60 days’ prior notice of such termination at any time after such condemnation.  This Lease shall terminate on the date specified in the notice and Annual Rental and Additional Rent shall be adjusted to such date.

17.2Landlord reserves all rights to any award paid because of any taking of the Premises.  The District assigns to Landlord any right the District may have to such award.  Further, the

District shall make no claims against Landlord or the condemning authority for damages. Notwithstanding the foregoing, the District may claim and recover from Landlord or the condemning authority (so long as that is not the District of Columbia), as applicable, a separate award for the District’s moving expenses, business dislocation damages, the District’s personal property and fixtures, or the unamortized costs of leasehold improvements paid for by the District (excluding any leasehold improvements paid for through the use of an allowance from Landlord) but only to the extent that (x) such amounts are awarded to the District in a separate proceeding, and (y) Landlord’s award is not thereby reduced.  Each Party shall seek its own award, as limited above, at its own expense. Notwithstanding the provisions of Section 17.1, if a leasehold estate is necessary for the District to obtain an award as set forth above, then this Lease shall not be deemed to terminate pursuant to its terms or by a Party’s election as set forth in Section 17.1 until such time as the proceeding to obtain any such award is concluded; provided, however, in such event the obligations of the District (including any financial obligations under this Lease, including without limitation Annual Rental and Additional Rent), excluding any rental obligation that has already accrued but is not yet due and payable, shall terminate if this Lease would otherwise be deemed to have terminated  pursuant to its terms or by a Party’s election as set forth in Section 17.1.

18.DEFAULT

18.1District Default.

(a)It shall be a default of the

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District (“District Default”) hereunder if the District fails to: (i) pay Annual Rental or Additional Rent on the date due and such failure shall remain uncured for a period of 30 calendar days after Landlord notifies the District in writing of such failure (subject to Landlord’s obligation to deliver documents and information pursuant to Section 7.3 hereof required for the District to process payments to Landlord); (ii) perform or observe any non-monetary obligation of the District under this Lease (but not including any failure to perform or observe such obligation that constitutes a District Delay) within the period provided herein for such performance, and if no express period for performance is provided, then within 30 days, and if such failure shall remain uncured for such period after Landlord notifies the District in writing of such failure, which written notice shall set forth in reasonable detail the nature and extent of the failure and identifying the applicable Lease provision requiring such obligation to be performed, or within such longer period of time as may be necessary for such cure so long as the District shall promptly commence and thereafter diligently pursue the curing thereof but no later than 120 days from the date of such notice; (iii) any sublease or assignment not permitted by Section 21 shall occur; or (iv) the District abandons the Premises. It is specifically understood and agreed that any failure to take any action that might be deemed to violate the Anti-Deficiency Acts or any failure to obtain a certification of the availability of appropriated funds in accordance with Section 26.1 shall not constitute a District Default; provided that the foregoing shall not prevent Landlord from pursuing any remedies against the District as a result of District Negligence or a breach of this Lease by the District.

(b)Upon the occurrence of a District Default, Landlord, in its sole discretion, may seek: (i) in the case of a monetary District Default, all remedies available to it under the Quick Payment Act, D.C. Code § 2-221.01, et seq., as may be amended from time to time, and otherwise at law or equity; or (ii) in the case of any other District Default, all remedies available at law or equity.  In accordance with Section 26.1, any deficiency in Annual Rental or any financial obligation of the District shall not exceed the amount of appropriated funds actually available at the time of the occurrence of a District Default.  Notwithstanding anything to the contrary herein, Landlord agrees to use commercially reasonable efforts to relet the Premises and mitigate damages following the surrender of, or Landlord’s recovery of, possession of the Premises.

(c) In the event of a District Default pursuant to Section 18.1(a)(ii), and after the expiration of the applicable notice and cure period provided for therein, upon an additional 15 Business Days’ prior written notice to the District (during which time the District shall have a further opportunity to cure such District Default), Landlord may, but shall not be required to, effect such cure (subject in all events to Section 15.1 hereof), unless the District notifies Landlord that it has already engaged a provider of goods and/or services to effectuate the cure of such District Default.  The taking of such action by Landlord shall not prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such District Default in accordance with Section 18.1(b); provided, however, that if Landlord cures such District Default as set forth in this Section 18.1(c), any such

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default shall be deemed to be cured (provided further that Landlord may include the cost of such cure within the calculation of actual damages which Landlord may seek at law or in equity in connection with the curing of such District Default).

(d)If Landlord shall institute proceedings against the District and a compromise or settlement thereof shall be made, then the same shall not constitute a waiver of the same or of any other covenant, condition or agreement set forth herein, nor of any of Landlord’s rights hereunder unless expressly agreed by Landlord and the District.  Neither the payment by the District of a lesser amount than the monthly installment of Annual Rental due hereunder (or any other financial obligation), nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction.  Landlord may accept the same without prejudice to Landlord’s right to recover the balance of such rent or other sums or to pursue any other remedy.  Notwithstanding any request or designation by the District, Landlord may apply any payment received from the District to any payment then due under the Lease.

18.2Landlord Default.

(a)It shall be a Landlord default (“Landlord Default”) hereunder if Landlord fails to perform or observe any of its obligations under this Lease (but not including any failure to perform or observe such obligation that constitutes a Landlord Delay) within the period provided for such performance (including any notice and cure period, if applicable), and if no express period for notice and cure is provided, then after a period of 30 days from the date Landlord receives written notice thereof from the District setting forth in reasonable detail the nature and extent of the failure and identifying the applicable Lease provision requiring such obligation to be performed; provided, however, that Landlord shall not have committed a Landlord Default if such failure is of a type and nature that cannot reasonably be cured within such thirty (30) day period, so long as Landlord promptly commences the curing of such failure within such thirty (30) day period and thereafter diligently pursues the curing of such failure but no later than 120 days from the date of the notice.

(b) Upon the occurrence of a Landlord Default, the District may pursue any other remedies available to it at law or equity. In addition to the foregoing, or in lieu thereof, upon the occurrence of a Landlord Default, upon one (1) Business Day following the delivery of written notice by the District to Landlord, the District may, but shall not have the obligation to, implement such reasonable steps as may be required in order to cure such Landlord Default at Landlord’s sole cost and expense.  Landlord shall reimburse the District within 10 Business Days following written demand by the District thereof (such demand to include copies of invoices and a certification that such costs were actually incurred by the District), of any reasonable third party costs incurred by the District in curing such Landlord Default.  Landlord shall be deemed to have consented to the District performing any alterations, replacements or work that is/are necessary in order to eliminate such Landlord Default, provided that the District shall notify Landlord thereof in writing and reasonably cooperate with Landlord to

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reasonably include Landlord in planning and implementing such alterations, replacements or work.(c)The availability of insurance proceeds under Section 14 shall not be interpreted to deprive the District of its right to be awarded specific performance or an injunction in an action brought to enforce any of its rights under this Lease.  Furthermore, nothing in Section 14 shall be interpreted as limiting any remedy the District may have pursuant to the False Claims Act, as the District is not authorized to limit such authority or remedy.

19.SUBORDINATION

19.1This Lease shall be subject and subordinate to the lien, provisions, operation and effect of all mortgages, deeds of trust, ground leases or other security instruments that may encumber the Building or the Land, or both (each, a “Mortgage”, and collectively, “Mortgages”) of record after the Lease Commencement Date, to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof, provided that Landlord shall, at no cost or expense to the District, (i) execute, and shall cause the applicable mortgagee or lien holder to execute, and deliver to the District a subordination, non-disturbance, and attornment agreement in the form of, and substantially in the substance of, “Exhibit F” attached hereto and made a part hereof (an “SNDA”); and (ii) cause Ground Lessor to execute and deliver to the District a sublease recognition agreement in the form of, and substantially in the substance of, “Exhibit L” attached hereto and made a part hereof (a “Recognition Agreement”).  If Landlord and the applicable mortgagee, lien holder, or ground lessor do not execute and deliver to the District such an SNDA or Recognition Agreement in the form of, and substantially in the substance of, “Exhibit F” or “Exhibit L”, respectively, this Lease shall not be subordinate to any such Mortgage unless and until Landlord delivers such an SNDA or Recognition Agreement to the District.  Such SNDA or Recognition Agreement shall be in recordable form and may be recorded at the election of any Party, mortgagee or ground lessor (at no cost or expense to the District unless the District elects to record the same).

19.2Landlord agrees that within 60 days of (x) the Lease Commencement Date, or (y) such later date on which Landlord executes a Mortgage encumbering its Ground Lease interest,  Landlord shall provide to the District, at no cost to the District, an SNDA in favor of the District from Landlord and each mortgage holder or lien holder of record (each, a “Mortgagee”), in the form of, and substantially in the substance of, “Exhibit F” attached hereto and made a part hereof.  Until such time as an SNDA signed by Landlord and any applicable Mortgagee is delivered to the District by Landlord, this Lease shall not be subordinate to any such Mortgage then in existence unless and until Landlord delivers such an SNDA to the District.  In the event Landlord does not provide the District with an SNDA within 60 days of the date set forth in clause (x) or (y) above, the District shall have the right to terminate this Lease, effective immediately upon the District giving written notice of termination to Landlord.  Such SNDA shall be in recordable form and may be recorded at the election of any

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Party or Mortgagee (at no cost or expense to the District unless the District elects to record the same).  Notwithstanding any other provision of this Lease, Landlord shall provide the District with an SNDA from any current Mortgagees, and a Recognition Agreement from Ground Lessor, pursuant to the foregoing as a condition precedent to the Rent Commencement Date and the District’s obligation to pay Landlord any Annual Rental or Additional Rent.

20.estoppel certificate

Within thirty (30) days after receipt of Landlord’s written request at any time and from time to time but not more than twice in a 12-month period, the District shall execute and deliver to Landlord and/or any other person or entity designated by Landlord, a written statement certifying the following substantially in the form of “Exhibit G”, attached hereto and made a part hereof (“Certificate”):  (a) that this Lease is unmodified and in full effect (or if there have been modifications, that this Lease is in full effect as modified and stating the modifications); (b) that no Annual Rental or other charges have been paid by the District in advance; (c) whether or not, to the District’s actual knowledge, the District has claims or demands against Landlord; (d) whether or not, to the District’s actual knowledge, there is any uncured District Default; (e) that statements contained in the Certificate are based solely upon a reasonably diligent review of the District’s Lease file as of the date of the issuance of the Certificate; (f) that Landlord, and/or such other person or entity designated by Landlord to receive the Certificate, are deemed to have constructive notice of such facts as would be reasonably ascertainable by an inspection of the Premises or by reasonable inquiry to appropriate District of Columbia officials; and (g) that the Certificate shall not be deemed to be a representation or warranty by the District that the Premises comply with any Laws or of the condition of, or the absence of, any defects in the Premises (or any portion thereof).

21.ASSIGNMENT AND SUBLETTING

21.1The District shall not assign this Lease (or all or any of the District’s rights hereunder or interest herein), or sublet the Premises or any part thereof, without obtaining the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion with respect to an assignment, but which consent Landlord shall not unreasonably withhold, condition or delay with respect to a sublet. The District shall not encumber this Lease without obtaining Landlord’s prior written consent, which consent Landlord may withhold in its sole discretion. Notwithstanding anything in this Lease to the contrary, the Parties hereby agree that the District’s (i) substitution of another agency or instrumentality of the District of Columbia to use the Premises in accordance with Section 3.1 above, (ii) allowing community groups or other entities to use the first floor conference room (either free of charge or with a fee), or (iii) licensing of a portion of the Premises to telecommunications providers to install in-building distributed cellular antenna systems for improved service in the Building (either free or charge or with a fee), shall not constitute an assignment or subletting under this Lease and shall not require the consent of Landlord.  In the event that Landlord, exercising good faith in all respects, fails or refuses to respond to any request by the

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District to assign or sublet all, or any part of, the Premises to a third party within fifteen (15) Business Days after receiving the District’s written request therefor, and provided that such request to Landlord includes language substantially similar to the following in all caps boldfaced letters:  “FAILURE TO CONSENT TO OR DENY SUCH REQUEST WITHIN 15 BUSINESS DAYS AFTER RECEIPT OF THIS REQUEST SHALL BE DEEMED TO BE LANDLORD’S CONSENT TO THE PROPOSED ASSIGNMENT OR SUBLEASE”, then Landlord shall be deemed to have consented to such assignment or sublet in accordance with the terms thereof.  If Landlord consents or is deemed to have consented to the District’s assignment of this Lease, then the District shall be released from any and all obligations and liabilities with respect to this Lease, or arising under this Lease, of any nature whatsoever, except for any such obligations or liabilities that arise and accrue prior to the date of the permitted assignment of this Lease by the District.

21.2The District shall deliver to Landlord a fully executed copy of each agreement evidencing a sublease or assignment, and Landlord’s consent thereto, within 15 Business Days after the full execution thereof.

21.3All restrictions and obligations imposed pursuant to this Lease on the District shall be deemed to extend to any subtenant, assignee, licensee, or transferee (each an “Assignee”).  Any Assignee shall be deemed to have assumed obligations as if such Assignee had originally executed this Lease, and, at Landlord’s request, shall execute promptly a document confirming such assumption.  Each sublease shall be subject to the condition that, if the Lease Term is terminated or Landlord succeeds to the District’s interest in the Premises by voluntary surrender or otherwise, at Landlord’s option, the subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord as its landlord under the then existing terms of such sublease.

21.4Any profit accruing to the District as the result of any permitted assignment of this Lease or permitted sublet of the Premises shall be the District’s profit to keep and shall not be paid to Landlord.

22.HOLDING OVER

If the District does not immediately surrender the Premises or any portion thereof upon the expiration of the then applicable Lease Term, or earlier termination date (as expressly provided in this Lease), as applicable, then subject in all events to the Anti-Deficiency Acts, applicable Laws, appropriate authorization from the District, and the certification of the availability of appropriated funds for such purpose, the Net Rental payable by the District hereunder shall be increased to one hundred twenty-five percent (125%) of the Net Rental payable by the District during the month immediately preceding such holdover, for the period of the first nine (9) months after such expiration or termination.  Notwithstanding the foregoing, the District shall continue to pay all Operating Costs, Real Estate Taxes and Parking Fees that were in effect during the last month of the Lease Term, as adjusted pursuant to Section 7 hereof. If the holdover shall continue after such nine (9) month holdover period, then the amount of the increase in Net Rental shall be increased to 150%

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from 125% during the period following the initial nine (9) months of holdover.  Such increased Net Rental shall be computed by Landlord and paid by the District on a monthly basis in arrears until the Premises have been vacated or surrendered.  Any such holdover shall be deemed to be a tenancy from month‑to‑month (with any partial month of occupancy prorated based on the number of days in the partial month). Notwithstanding any other provision of this Lease, Landlord’s right to recover damages arising from a holdover period shall be limited to the right to (i) collect the increased Net Rental provided above; or (ii) evict the District. Under no circumstances shall the District be liable to Landlord for any other damages whatsoever arising directly or indirectly from the holdover period.  In no event shall any holdover be deemed a permitted extension or renewal of the Lease Term, and nothing contained herein shall be construed to constitute Landlord’s consent to any holdover or to give the District any right with respect thereto.  Notwithstanding any other provision of this Lease, Landlord’s acceptance of Annual Rental during any holdover period shall not in any manner adversely affect Landlord’s other rights and remedies under this Lease.  The District’s obligations during any such holdover period shall remain subject to the Anti-Deficiency Acts and applicable Laws.

23.BROKERS, AGENTS

23.1The District acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or the Building except as herein expressly set forth, and no right, privilege, easement or license is being acquired by the District except as herein expressly set forth.

23.2 Nothing contained in this Lease shall be construed as creating any relationship between Landlord and the District other than that of landlord and tenant.  The District shall not (i) use the name of the Building for any purpose other than as the address of the business to be conducted by the District in the Premises, (ii)  use the name of the Building as the District’s business address after the District vacates the Premises, or (iii) do or permit to be done anything in connection with the District’s business or advertising that in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Landlord, the Building and the District.

23.3Landlord hereby acknowledges and agrees that Landlord shall pay any commission or fee, if any, due to Landlord’s broker, or any broker claiming under Landlord, under the terms of a separate agreement between Landlord and any broker of Landlord (or broker claiming under Landlord).  In addition to any other indemnity provided under this Lease, Landlord shall indemnify the District and defend and save the District and all of its officers, agents and servants harmless from and against any and all claims, liabilities, or demands for payment made by Landlord’s broker or agent, or any broker or agent claiming through Landlord, with respect to this Lease.  Savills, Inc. (“Savills”) is recognized as the exclusive broker representing the District in this transaction, in connection with which Savills shall be entitled to a brokerage commission paid by Landlord equal to

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four percent (4%) of the Annual Rental over the Initial Lease Term (the “4% Amount”), which shall be paid as follows: (i) upon full execution and delivery of the Lease by the District to Landlord, Landlord shall pay Savills a commission equal to one and three-quarters percent (1.75%) of the Annual Rental over the Initial Lease Term; and (ii) in lieu of paying the remainder of the 4% Amount to Savills, the Parties acknowledge and agree that the Landlord Credit has been increased by an amount equal to two and one-quarter percent (2.25%) of the Annual Rental over the Initial Lease Term.

24.general provisions

24.1Waiver of Jury Trial.  LANDLORD, THE DISTRICT, ALL GUARANTORS, AND ALL REPRESENTATIVES EACH WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND THE DISTRICT HEREUNDER, THE DISTRICT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE.  LANDLORD, THE DISTRICT AND ANY REPRESENTATIVE OF LANDLORD EACH WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE BUILDING IS LOCATED, AND WAIVES ANY RIGHT, CLAIM OR POWER, UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION TO ANY OTHER

COURT.

24.2Service of Notices.  All notices or other communications required under this Lease shall be in writing and shall be deemed duly given and received (i) when delivered in person (with receipt therefor), (ii) on the next Business Day after deposit with an established, overnight delivery service, or (iii) when delivered by email so long as such email delivery is followed by such notice or other communication being sent by the next Business Day by a method set forth in the foregoing (i) or (ii).  If any Party refuses delivery of a notice, such notice shall be deemed to have been delivered to such Party at the time of refusal.  Landlord’s and the District’s initial mailing and email address for sending notices hereunder are set forth in Sections 4(a) and 4(b) of DC DGS Form L-100.  Either Party may change its mailing or email address for the giving of notices by notice given in accordance with this Section.

24.3Severability.  Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by Laws.  If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby.  Nothing contained in this Lease shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate allowed by Laws.

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24.4Pronouns.  Feminine, masculine or neutral pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require such substitution.

24.5Headings.  Headings are used for convenience only and shall not be considered when construing this Lease.

24.6Successors.  The provisions of this Lease shall be binding upon and inure to the benefit of the Parties and each of their respective successors and permitted assigns.

24.7Integration.  The Parties confirm that this Lease contains and embodies the entire agreement of the Parties hereto and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings, suggestions and discussions, whether written or oral, between the Parties hereto.  Any representation, inducement, warranty, understanding or agreement that is not expressly set forth in this Lease shall be of no force or effect.

24.8Governing Law.  This Lease shall be governed by the laws of the District of Columbia, without regard to the application of choice of law principles.  There shall be no presumption that this Lease be construed more strictly against the Party who itself or through its agent prepared it (it being agreed that all Parties hereto have participated in the preparation of this Lease and that each Party had the opportunity to consult legal counsel before the execution of this Lease).  No custom or practice that may evolve between the Parties in the administration of the terms of this Lease shall be construed to waive either Party’s right to insist on the other Party’s strict performance of the terms of this Lease.

24.9Amendments.  This Lease may be modified or changed in any manner only by an instrument signed by both Parties and approved for legal sufficiency for the District.  Landlord shall provide to the District a copy of Ground Lessor’s consent to any amendment or modification to this Lease that increases Landlord’s obligations hereunder or reduces the amount of rent payable hereunder, together with Landlord’s executed counterpart of such document.

24.10Time is of the Essence.  Time is of the essence with respect to each of the District’s and Landlord’s obligations hereunder.

24.11Counterparts.  This Lease may be executed in multiple counterparts and by facsimile or electronic signature (and may be delivered by e-mail in the form of a .pdf file or similar), each of which counterpart shall be deemed an original and all of which together shall constitute one and the same instrument.

24.12Memorandum of Lease.  Landlord agrees that the District may record, at its election and expense (and at no cost or expense to Landlord with respect to recording fees), a memorandum of this Lease in form and substance mutually satisfactory to the Parties in order to provide notice of the District’s ROFO (as defined in Section 27 hereof).

24.13Federally Prohibited Persons.  Neither Landlord nor any person owning any interest in Landlord has engaged in any dealings or

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transactions (i) in contravention of any money laundering laws, regulations or conventions of the United States or (ii) in contravention of Executive Order No. 13224 dated September 24, 2001 issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time (the “Anti-Terrorism Order”) or any published terrorist or watch list that may exist from time to time.  Landlord represents and warrants that neither Landlord nor any person owning any interest in Landlord: (a) is or will be conducting any business or engaging in any transaction with any person appearing on the list maintained by the U.S. Treasury Department’s Office of Foreign Assets Control list located at 31 C.F.R., Chapter V, Appendix A, as may be amended or supplemented from time to time, or (b) is a person described in Section 1 of the Anti-Terrorism Order.   The representations and warranties set forth in this Section 24.13 are made solely to Landlord’s knowledge as to any direct or indirect owners of any publicly traded entity with a direct or indirect ownership interest in Landlord.

24.14Survival.  Subject to applicable Laws and the Anti-Deficiency Acts, and unless otherwise set forth herein, the obligations of the District shall not survive the expiration or early termination of this Lease, and only any liabilities of the District which have accrued prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. Unless otherwise set forth herein, the obligations of Landlord shall not survive the expiration or early termination of this Lease, and only any liabilities of

Landlord which have accrued prior to such expiration or earlier termination of this Lease shall survive such expiration or earlier termination; provided, however, the foregoing limitation shall not apply to any claim arising under the False Claims Act.

24.15Force Majeure.  Unless specifically provided otherwise, if Landlord or the District is in any way delayed or prevented from performing any of its obligations under this Lease due to a Force Majeure Event, then the time for performance of such obligation shall be excused for the period of such delay or prevention, and extended for a period equal to the period of such delay, interruption or prevention.

24.16Review; District’s Approval and Consent.  A Party’s review, approval and consent powers (including the right to review design plans or construction drawings), if any, are for such Party’s benefit only.  Such review, approval or consent (or conditions imposed in connection therewith) shall be deemed not to constitute a representation concerning legality, safety, or any other matter.  The District’s approval and consent rights hereunder may be exercised on behalf of the District only by the Director or any person to whom the Director has delegated his or her authority to exercise such rights pursuant to a written delegation.

24.17Intentionally Deleted.

24.18Delivery of Keys Upon Termination.  At the expiration or earlier termination of the Lease Term, the District shall deliver to Landlord all keys and key cards to the Building and the Premises, whether such keys were furnished by Landlord or otherwise

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procured by the District.

24.19  No Partnership; No Third Party Beneficiaries.  Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and the District, or to create any other relationship between the Parties hereto other than that of landlord and tenant.  Nothing contained in this Lease shall be deemed or construed to create any third party beneficiaries.  The only entities that the Parties intend to be benefitted by this Lease are Landlord and the District.

24.20  Not a Contract for Goods or Services.  This Lease is not intended to be, nor shall it be deemed or construed to be a contract for goods or services.  Nothing contained in this Lease, and no future action or inaction by the District under this Lease, shall be deemed or construed to mean that the District has contracted with Landlord to perform any activity at the Premises or the Property that is not ancillary to the conveyance of an interest in real property.  Landlord expressly acknowledges that the District is prohibited by law from entering into contracts for goods and services without following the procedures set forth in the Procurement Practices Reform Act of 2010, D.C. Official Code § 2-351.01, et seq., as may be amended from time to time, or any other applicable procurement authority.

24.21  No Waiver.  Neither Landlord nor the District shall be deemed to have waived any (a) provision of this Lease, or the breach of any such provision, or (b) any right, claim, or demand related thereto (each a “Right” and collectively, “Rights”), unless specifically waived by Landlord or the District, respectively, in a writing executed by an authorized person of the party that could assert such Right.  No waiver of any Right in one instance shall be deemed to be a subsequent waiver of the same Right in a different instance, unless expressly stated in such waiver.  No waiver of a breach of any provision of this Lease shall be deemed to be a waiver of any subsequent breach of the same provision, or a waiver of the provision itself, or of any other provision of this Lease.

25.Asbestos Certification.

25.1Certification.  Landlord certifies that to the best of its knowledge  it has disclosed all asbestos surveys or inspections within its custody that have been conducted by or on behalf of Landlord concerning the Building (including the Premises) of which there are none as of the Lease Commencement Date as the Building has not yet been constructed. Based upon these surveys and inspections, if any, Landlord further certifies that to the best of its knowledge it has not received any written notice that any asbestos-containing materials (“ACM”) in the Building (including the Premises) are in violation of applicable Laws (which violation remains uncured).  Landlord has furnished copies of these asbestos surveys or inspections (if any) to the District prior to the Lease Commencement Date.  If any asbestos inspection is conducted, Landlord shall furnish a copy thereof to the District at least 10 days’ prior to the Lease Commencement Date.  The D.C. Office of Occupational Safety and Health is authorized to conduct a visual inspection of the Building (including areas not demised hereunder) at any time after the Lease Commencement Date during the Lease Term.  The certifications made by Landlord regarding asbestos and

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hazardous waste management contained herein are material representations of fact upon which the District has relied in entering into this Lease.

25.2Inspection; Abatement.  Upon discovery by Landlord, or upon notice to Landlord by the District or any other person of the presence of suspected ACM in the Building in violation of any applicable Laws, Landlord shall promptly, at its sole cost, have the relevant portion of the Building inspected by a firm licensed to perform asbestos inspections.  Promptly after receipt by Landlord of the written report of such finding, Landlord shall deliver to the District a copy thereof.  Landlord shall cause any ACM in violation of applicable Laws noted in such report to be removed, contained or otherwise brought into compliance with all applicable Laws.  Prior to commencement of any abatement action, Landlord shall consult with the District and receive approval of the District, such approval not to be unreasonably withheld, conditioned or delayed concerning the nature of the abatement action.  If Landlord fails promptly to commence and diligently pursue removal, containment or other compliance procedures with respect to the ACM after notice to Landlord of the same, the District, after giving Landlord 10 Business Days’ notice, may perform such work at Landlord’s expense (unless the same was caused by the acts or omissions of the District or any District Agent), which expense, in a reasonable amount, shall be reimbursed to the District within 30 days after receipt of an invoice therefor.

25.3Indemnity.  In addition to any other indemnities provided under this Lease, Landlord shall indemnify the District and defend and save the District and all of its officers, agents and servants harmless from and against any and all costs of removal or remediation of ACM provided herein to be conducted by Landlord, and from any and all claims of liability arising from or based on or as a consequence of or result of the negligent or willful misconduct of Landlord, its contractors or vendors, regarding the certification in Section 25.1 above.

26.Specific DISTRICT OF COLUMBIA laws

26.1 Anti-Deficiency Limitations.

(a)  Whether expressly or impliedly qualified or limited in any Section of this Lease, the obligations of the District to fulfill any financial obligation pursuant to this Lease or any subsequent agreement entered into pursuant to this Lease to which the District is a party (an “Other Agreement”; and together with this Lease, any “Applicable Agreement”), or referenced in any Applicable Agreement, are and shall remain subject to the provisions of (a) the federal Anti-Deficiency Act, 31 U.S.C. §§ 1341-1351 and 1511-1519 (2004), and D.C. Official Code §§ 1-206.03(e) and 47-105 (2012 Repl.); (b) the District of Columbia Anti-Deficiency Act, D.C. Official Code §§ 47-355.01 et seq. (2012 Repl. and 2014 Supp.) ((a) and (b) collectively, the “Anti-Deficiency Acts”); and (c) § 446 of the District of Columbia Home Rule Act, D.C. Official Code § 1-204.46 (2012 Repl.), as each may be amended from time to time and each to the extent applicable to any Applicable Agreement.  Pursuant to the Anti-Deficiency Acts, nothing in this Lease shall create an obligation of the District in anticipation of an appropriation by the

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United States Congress (“Congress”) for such purpose, and the District’s legal liability for the payment of any financial obligation, including but not limited to any Annual Rental or Additional Rent, under any Applicable Agreement shall not arise or obtain in advance of the lawful availability of appropriated funds for the applicable fiscal year as approved by Congress and the District of Columbia (references in this Section to “District of Columbia” shall mean the District of Columbia as a sovereign entity, and not as a tenant under this Lease).  During the term of this Lease, the District of Columbia agency authorized and delegated by the Mayor of the District of Columbia to administer this Lease shall, for each corresponding District of Columbia fiscal period, include in the then-current services funding level package a request sufficient to fund the District’s known financial obligations under this Lease for such fiscal period.  Landlord confirms that it has read and familiarized itself with the Anti-Deficiency Acts and has full knowledge of such laws and the impact on the District’s financial obligations hereunder.

(b) If no appropriation is made by the District of Columbia or Congress to pay any financial obligation, including, but not limited to any Annual Rental or Additional Rent, under any Applicable Agreement for any period after the District of Columbia fiscal year for which appropriations have been made, and in the event appropriated funds for such purposes are not otherwise lawfully available, the District shall not be liable to make any payment under such Applicable Agreement upon the expiration of any then-existing appropriation.

(c)Notwithstanding the

foregoing, no officer, employee, director, member or other natural person or agent of the District or the District of Columbia shall have any personal liability in connection with a breach of the provisions of this Section or in the event of a default by the District under any Applicable Agreement.

(d)No Applicable Agreement shall constitute an indebtedness of the District of Columbia nor shall it constitute an obligation for which the District of Columbia is obligated to levy or pledge any form of taxation or for which the District of Columbia has levied or pledged any form of taxation.  No Agent of the District is authorized to obligate or expend any amount under any Applicable Agreement unless such amount has been appropriated by Act of Congress and is lawfully available.

26.2  Nondiscrimination in Facilities.

(a)Definition.  As used in this Section 26.2, “Facility” means the Premises.

(b)No Discrimination.  Landlord shall not discriminate by segregation or otherwise against any person because of race, color, religion, sex, national origin, age, marital status, personal appearance, sexual orientation, gender identity or expression, familial status, family responsibilities, disability, matriculation, political affiliation, source of income or place of residence or business in furnishing or by refusing to furnish to such person or persons the use of the Facility, including any and all services, privileges, accommodations and activities provided under this Lease.

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(c)Noncompliance.  Landlord’s noncompliance with the provisions of this Section 26.2 shall constitute a material breach of this Lease.  In the event of such noncompliance, the District shall promptly provide to Landlord notice thereof, detailing with specificity Landlord’s noncompliance.  If Landlord does not correct such noncompliance within 60 days after its receipt of such notice from the District specifying such noncompliance the District may, subject to this Section 26.2(c), pursue any remedies on account of such noncompliance as may be provided by applicable law (including any applicable regulations thereto) or in equity.  In the event of termination, Landlord shall be liable for all excess costs of the District in acquiring substitute space, including without limitation the cost of moving to such space.

(d)Concession Agreements.  Landlord shall include, or require the inclusion of, the foregoing provisions of this Section 26.2 (with the terms “Landlord” and “District” appropriately modified) in every agreement or concession agreement pursuant to which any persons other than Landlord operates or has the right to operate in the Facility.  Landlord shall take such action with respect to any such agreement as the District may reasonably direct as a means of enforcing this Section 26.2, including without limitation the termination of such agreement or concession.

26. 3.Nondiscrimination in Employment.

(a)Nondiscrimination.  In connection with Landlord’s performance of its obligations hereunder to furnish to the District building services and utilities,

Landlord shall not discriminate against any employee or applicant for employment because of race, color, religion, national origin, sex, age, marital status, personal appearance, sexual orientation, gender identity or expression, family responsibilities, disability, matriculation or political affiliation.  Landlord shall take affirmative action to ensure that applicants are employed and that employees are treated during employment without regard to any of the aforementioned categories.  Such action shall include without limitation the following: employment, upgrading, demotion or transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeships.  Landlord shall post in conspicuous places available to employees and applicants for employment notices setting forth the provisions of this non‑discrimination clause.

(b)Advertisements.  In all solicitations or advertisements for employees placed by or on behalf of Landlord, Landlord shall state that all qualified persons will receive consideration for employment without regard to race, color, religion, national origin, sex, age, marital status, personal appearance, sexual orientation, gender identity or expression, family responsibilities, disability, matriculation or political affiliation.

(c)Labor Unions.  Landlord shall send to each labor union or representative of workers with which Landlord has a collective bargaining agreement or other contract with respect to the furnishing of labor a notice advising such labor unions or workers’ representatives of Landlord’s

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commitments under this Section 26.3 and Landlord shall post copies of such notice in conspicuous places available to employees and applicants for employment.

(d)Books and Records.  At reasonable times with appropriate notice to Landlord, Landlord shall permit the District and its Agents to have reasonable access to Landlord’s books, records and accounts for purposes of investigation to ascertain compliance with the provisions of this Section 26.3.

(e)Noncompliance.  In the event of Landlord’s noncompliance with the nondiscrimination provisions of this Lease, the District shall promptly provide to Landlord notice thereof, detailing with specificity Landlord’s noncompliance.  If Landlord does not correct such noncompliance within 60 days after its receipt of such notice from the District specifying such noncompliance, the District may pursue any remedies on account of such noncompliance as may be provided by applicable law (including any applicable regulations thereto) or in equity.

(f)Contracts.  Landlord shall insert the foregoing nondiscrimination in employment provisions in all contracts for procurement of goods and services relating to the performance of Landlord’s obligations hereunder, except contracts for standard commercial supplies or raw materials, unless exempted by rules, regulations or orders of the District, so that such provisions will be binding upon each contractor or vendor.  Landlord shall take such action with  respect to any contractor or vendor as the District may direct as a means of enforcing such provisions, including without limitation sanctions for noncompliance; provided, however, that in the event Landlord becomes involved in or is threatened with litigation with a contractor or vendor as a result of such direction by the District, Landlord shall give notice thereof to the District and Landlord may request that the District enter into such litigation to protect the interests of the District.

26.4Contingent Fees.

(a)No Contingent Fees.  Except for Landlord’s broker, if any, Landlord warrants that no person or agency has been employed or retained by Landlord to solicit or obtain this Lease upon an agreement or understanding for a Contingent Fee.  For breach or violation of this warranty, the District shall have the right in its discretion, to deduct from the Annual Rental and any Additional Rent, or otherwise recover, the full amount of any Contingent Fee.

(b)“Contingent Fee” means any fee, commission, percentage, brokerage or other payment that is contingent upon the success such person or concern has in securing a lease with the District.

(c)Landlord represents and warrants that no officer, agent, employee, elected official or other representative of the District (both as a sovereign entity and a tenant under this Lease) or of the Council of the District of Columbia (each, a “Tenant Employee”), has received any payment or other consideration from Landlord for the negotiation, execution, delivery or performance of this Lease, and that no such person has any interest, direct or indirect, in this Lease, the proceeds thereof or related thereto.  The negotiation, execution, delivery and performance of this Lease by the District

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has not been, and shall not be, induced by, the result of or based on Improper Influence. “Improper Influence” means any influence that induces or intends to induce a Tenant Employee to give consideration or to act regarding a lease with the District on any basis other than on the merits of the matter or in violation of any Laws or regulation regarding the acquisition by the District of Columbia of a leasehold interest.

26.5Authority.

(a)Subject to the provisions set forth in Section 26.1, by executing this Lease the District represents to Landlord that: (i) it is authorized to enter into, execute and deliver this Lease and perform the obligations hereunder; (ii) this Lease is effective and enforceable against the District in accordance with its terms; (iii) the person signing on the District’s behalf is duly authorized to execute this Lease; and (iv) no other signatures or approvals are necessary in order to make all of the representations of the District contained in this Section true and correct in all material respects.

(b)By executing this Lease, Landlord represents to the District that:  (i) it is authorized to enter into, execute and deliver this Lease and perform its obligations hereunder; (ii) this Lease is effective and enforceable against Landlord in accordance with its terms; (iii) the person signing on behalf  of Landlord is duly authorized to execute this Lease; (iv) no other signatures or approvals are necessary in order to make all of the representations of Landlord contained in this Section true and correct in all material respects; (v)  Landlord is in good standing in the District of Columbia and shall remain so for the duration of this Lease; and (vi) Landlord is in compliance with all District of Columbia laws and regulations applicable to Landlord and shall remain so for the duration of this Lease.

26.6 False Claims Act.  Notwithstanding any provision to the contrary in this Lease, all demands for payment or reimbursement under this Lease, as well as all other applicable representations, shall be subject to the False Claims Act.

27.DISTRICT RIGHT OF FIRST OFFER

(a)The District understands that Landlord’s interest in the Land is currently a ground lease interest pursuant to the Ground Lease. If, at any time during the Term, Landlord acquires the fee interest in the Land, the District shall have a right of first offer to acquire the Property (the “ROFO”) pursuant to the terms of this Section 27, it being acknowledged that the District’s offer price for the Property shall be based on the Property’s fair market value (the “Purchase Price”).  In the event Landlord intends to sell the Property, Landlord shall give written notice to the District inquiring as to whether the District will elect to exercise the ROFO (the “Landlord ROFO Notice”).  The District shall have forty-five (45) days after its receipt of the Landlord ROFO Notice to exercise the ROFO by providing written notice to Landlord of such election which notice shall include the Purchase Price (“District Exercise Notice”).  If the District exercises the ROFO, Landlord shall have thirty (30) days after its receipt of the District’s Exercise Notice to accept or reject the District’s offer by providing written notice to the District of such election.

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(b)If Landlord approves the Purchase Price, the Parties shall enter into an agreement of purchase and sale on the District’s standard form, which provides for Landlord conveying to the District good and marketable fee simple title to the Property subject to reasonable terms and conditions that are not inconsistent with this Section of this Lease (the “Purchase Agreement”). The Parties shall act in good faith in the negotiation and execution of the applicable transactional documents; provided that if the Parties do not agree upon a final form of the Purchase Agreement within thirty (30) days following Landlord’s acceptance of the District’s Exercise Notice, the ROFO automatically shall terminate and be null and void and the District shall have no further rights to acquire the Property pursuant to the terms of this Section 27. Notwithstanding the foregoing, the Purchase Agreement, and the District’s execution thereof, shall be subject to separate Council approval pursuant to Section 451 of the District of Columbia Home Rule Act (D.C. Official Code § 1-204.51 (2001)), as may be amended from time to time (pertaining to prior Council approval of contracts in excess of $1,000,000.00 in any 12-month period), and the separate certification by the District of the availability of appropriated funds for the purchase of the Property; provided, however, if within sixty (60) days (excluding any days upon which the Council is in recess, which days shall not be counted in such 60-day cap) after the full negotiation and execution by Landlord of the Purchase Agreement the District does not execute the same, then the ROFO automatically shall terminate and be null and void and the District shall have no further rights to acquire the Property pursuant to the terms of this Section 27.

(c)  The Purchase Agreement shall provide for Landlord to convey the Property by special warranty deed, and any applicable transactional document shall provide that Landlord shall convey its interest in the Property free and clear of all liens and other encumbrances in title other than: (i) District of Columbia real property taxes, including special assessments, to the extent applicable, that are not yet due or payable (subject to the District having paid all Tax Increases it is required to pay pursuant to this Lease); (ii) laws and governmental regulations, including building codes, zoning regulations and ordinances; (iii) water and sewer charges in connection with the land that are not yet due or payable; (iv) this Lease; (v) all title matters that encumber the Property as of the date of such transfer (provided Landlord shall be obligated on or before closing on such conveyance to (x) cure any monetary liens and mortgages encumbering the Property caused by Landlord, and (y) use commercially reasonable efforts to enforce its rights and remedies to cause responsible parties to cure any monetary liens not caused by Landlord or the District); and (vi) any matters caused by or at the direction of District. The applicable transactional documents shall also provide for Landlord to make commercially reasonable and customary representations and warranties in connection with the purchase and sale of commercial real estate recognizing that in no event shall Landlord be required to assume any responsibility for any matters caused by the District during its use and occupancy of the Premises (or known to the District that relate specifically to the Premises or the District’s occupancy thereof), and that the Property shall be conveyed to the District in its “as-is” “where-is” condition.

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(d)If Landlord does not approve the Purchase Price, Landlord may sell the Property without regard to the District; provided, however, that the purchase price for any such sale must be no less than ninety percent (90%) of the Purchase Price; and provided further that if Landlord does not then consummate a sale of the Property after rejecting the Purchase Price, the District shall retain its ROFO as to any subsequent intention of Landlord to sell the Property.  In the event Landlord sells, or attempts to sell or convey its interest, for a purchase price that is lower than ninety percent (90%) of the Purchase Price, the District may exercise any rights and remedies available to it under this Lease, at law or in equity, including specific performance.

(e)For the avoidance of doubt, if the District elects to exercise its ROFO and subsequently consummates the purchase of the Property prior to the end of the Lease Term, the District’s leasehold estate created herein shall merge with the District’s fee simple interest in the Property as of the date of the conveyance of the fee simple interest in the Property, and this Lease shall no longer be of any force or effect except for any contractual provisions of this Lease that expressly survive the expiration or early termination of this Lease.  Annual Rental and Additional Rent under this Lease shall remain payable by the District through the date of closing following exercise by the District of its ROFO.

(f)If (i) the District fails to timely exercise the ROFO following receipt of the Landlord ROFO Notice as set forth above, (ii) the District gives written notice to Landlord that it will not be exercising its ROFO, or (iii) Landlord sells the Property to a third party subject to provisions of this Section 27, then the ROFO shall automatically be of no further force or effect.  Further, the rights set forth in this Section 27 shall terminate and be of no further force and effect upon the expiration or earlier termination of this Lease.

[Remainder of Page Intentionally Left Blank]

[EXHIBITS to FOLLOW]

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Exhibit A

Depiction of Premises

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Exhibit B

Legal Description of Land

The portion of Lot 0812 in Square 5044 generally as shown as “Lot A” on “Schedule 1” attached hereto, and generally as described on “Schedule 2” attached hereto, with the final description of the A&T Lot to be confirmed in the Declaration of Delivery after Landlord creates the A&T Lot for the land on which the Building will be located as set forth herein.

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Schedule 1

NOTES:
BENNING ROAD, N.E.
PROPOSED LOT "B"
195,522 SQUARE FEET OR
4.48857 ACRES (RECORD)
BEING A PORTION OF
EXISTING LOT 22 IN SQUARE 5044
SUBDIVISION BOOK 182, PAGE 132
EXISTING LOT 22 IN SQUARE 5044
SUBDIVISION BOOK 182, PAGE 132
261,476.40 SQUARE FEET OR
6.00266 ACRES (RECORD)
ALSO BEING
EXISTING A&T LOT 812 IN SQUARE 5044
A&T BOOK 3800-C
261,477 SQUARE FEET OR
6.00266 ACRES (RECORD)
MINNESOTA AVENUE, N.E.
PROPOSED LOT "A"
65,904 SQUARE FEET OR
1.51410 ACRES (RECORD)
BEING A PORTION OF
EXISTING LOT 22 IN SQUARE 5044
SUBDIVISION BOOK 182, PAGE 132
16' PUBLIC ALLEY
POINT OF BEGINNING PROPOSED LOT "B"
POINT OF BEGINNING PROPOSED LOT "A"
LOT 21 SQUARE 5044
A&T LOT 807 SQUARE 5044
A&T LOT 808 SQUARE 5044
A&T LOT 803 SQUARE 5044
PARCEL 166/16
CURVE TABLE
GRAPHIC SCALE

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Schedule 2

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Exhibit C

Work Exhibit for Base Building Work and Tenant Improvements

1.Definitions.  Any capitalized term used but not defined in this Work Exhibit shall have the meaning given to such term in the remainder of this Lease.  The definition for each of the following terms is set forth in this Work Exhibit as follows:

“Base Building” is defined in Section 3(a) hereof.

“Base Building Plans and Requirements” is defined in Section 3(b) hereof.

“Base Building Project Architect” is defined in Section 3(b) hereof.

“Base Building Work” is defined in Section 3(a) hereof.

“Budget Costs” is defined in Section 10 hereof.

“Change Order” is defined in Section 13 hereof.

“Change Order Cost(s)” is defined in Section 12(a) hereof.

“Complete Plans and Specifications” is defined in Section 6 hereof.

“Contractor” is defined in Section 8 hereof.

“Cost Ceiling” is defined in Section 10 hereof.

“Design Phase” is defined in Section 5 hereof.

“DGS-PSD” is defined in Section 4 hereof.

“District Delay” is defined in Section 18 hereof.

“District PM” means the project manager engaged by Landlord, subject to the District’s approval, to provide the PM Services.

“District Requirements” is defined in Section 4 hereof.

“District’s Acceptance” is defined in Section 12(a) hereof.

“District’s Response Period” is defined in Section 10 hereof.

“District’s Value Engineering” is defined in Section 10 hereof.

“Excess Cost” is defined in Section 10 hereof.

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“Excess Cost Approval Notice” is defined in Section 10 hereof.

“Excluded IT Equipment” is defined in Section 4 hereof.

“Exterior Elevation Drawing” is defined in Section 3(b) hereof.

“Final Accounting” is defined in Section 16 hereof.

“Final Plans and Specifications” is defined in Section 6 hereof.

“Final Response Period” is defined in Section 6 hereof.

“Hard Costs” is defined in Section 9 hereof.

“IT” is defined in Section 4 hereof.

“Landlord Change Order” is defined in Section 12(b) hereof.

“Landlord Delay” is defined in Section 17 hereof.

“Landlord’s Notice” is defined in Section 12(a) hereof.

“Latent Defect” is defined in Section 19 hereof.

“Lump Sum Excess Cost Payment” is defined in Section 10 hereof.

“OCTO/DC-Net” means the District of Columbia’s Office of the Chief Technology Officer.

“Plans and Specifications” is defined in Section 5 hereof.

“PM Services” means the project management services to be provided to the District in accordance with the terms set forth on “Schedule 5”, attached hereto and made a part hereof.

“Project Architect” is defined in Section 4 hereof.

“Project Schedule” is defined in Section 11 hereof.

“Proposed Change” is defined in Section 12(a) hereof.

“Punch List” is defined in Section 19 hereof.

“Response Period” is defined in Section 6 hereof.

“Subcontractor” is defined in Section 8 hereof.

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“Substantially Complete”, “Substantially Completed” and “Substantial Completion” are defined in Section 19 hereof.

“Tenant Improvement” and “Tenant Improvements” are defined in Section 4 hereof.

“TI Construction Contract” is defined in Section 8 hereof.

“TI Construction Costs” is defined in Section 9 hereof.

“Turnkey Budget” is defined in Section 10 hereof.

2.Scope. This Work Exhibit sets forth the agreements by and between Landlord and the District with respect to the design and construction by Landlord of the Base Building and Tenant Improvements.  In the event of any inconsistency between the terms of this Work Exhibit and the terms of the remainder of this Lease, the terms of this Work Exhibit shall control.

3.Base Building.

(a)Landlord shall, at Landlord’s sole cost and expense, be responsible for designing and constructing the Base Building, and performing, in a first class, good and workmanlike manner, and in accordance with the terms of this Work Exhibit, the Base Building Work.  The “Base Building Work” shall mean Landlord’s design, construction and completion of a building with RSF sufficient to include the Premises and pursuant to the Base Building Plans and Requirements (such completed building being the “Base Building”).  For the avoidance of doubt, finishes for all restrooms in the Building (including floors fully occupied by the District) shall constitute Base Building Work.

(b)The Parties acknowledge that Landlord has selected Perkins Eastman DC, PLLC, or such other architect as reasonably selected by Landlord to be the architect for the Base Building Work (“Base Building Project Architect”). Unless otherwise set forth herein, Landlord shall cause the Base Building to be constructed in accordance with the base building specifications set forth in “Schedule 2”, attached hereto and made a part hereof, and the construction stage plans for the Base Building approved by the District pursuant to this Section 3(b) (collectively, including any District-approved changes thereto, the “Base Building Plans and Requirements”).  Prior to the Lease Commencement Date, Landlord shall have delivered to the District schematic design plans for the Base Building (“Schematic Plans”). The District shall have the right to review and approve the Schematic Plans provided it delivers to Landlord its written approval or disapproval within ten (10) Business Days after the Lease Commencement Date.  The District’s approval shall not be unreasonably withheld or conditioned provided that the Schematic Plans (i) conform with the Base Building Plans and Requirements, (ii) do not have an anticipated material adverse effect on the District’s plans for the Tenant Improvements as set forth in the District Requirements, and (iii) are not materially inconsistent with the Exterior Elevation Drawing.  Any disapproval

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by the District pursuant to the foregoing shall be accompanied by a detailed explanation therefor.  If the District does not timely approve or disapprove the Schematic Plans, it shall be deemed to have approved the same.  If the District disapproves the Schematic Plans, it shall approve or disapprove any resubmission thereof within seven (7) Business Days after receipt thereof pursuant to the same standard described above.  Landlord shall cause the exterior street façade of the Building to look substantially similar to the exemplar exterior elevation drawing forth in “Schedule 3” attached hereto and made a part hereof (the “Exterior Elevation Drawing”). The remainder of the Building elevations shall be designed by the Base Building Project Architect and reviewed by the District (which may provide comments that Landlord may consider).  The Base Building, and the performance of the Base Building Work, shall be in compliance with all existing applicable Laws.  Landlord shall submit to the District design stage and construction stage plans for the Base Building for the review and approval of the District as set forth below. The District shall have a right to notify Landlord that it disapproves any such plans only to the extent the plans: (i) will have a material adverse effect on the District’s plans for the Tenant Improvements as set forth in the District Requirements (defined in Section 4 below); (ii) are materially inconsistent with the Schematic Plans; or (iii) are materially inconsistent with the Exterior Elevation Drawing. Any such disapproval must be delivered by the District to Landlord no later than seven (7) Business Days after receipt thereof.  If the District does not timely deliver a disapproval which identifies in detail the reason for such disapproval, the District shall be deemed to have approved such plans. If the District timely delivers a disapproval notice with the details required herein, Landlord shall work with the District to address the District’s concerns and, if applicable, shall revise the plans and resubmit the same to the District, and the District shall have another opportunity to disapprove the same pursuant to the provisions of this paragraph.  In no event shall the District have any right to deliver a notice of disapproval to Landlord with respect to any set of plans for a design phase which do not reflect a material change from the plans for the design phase previously submitted the District (it being agreed that additional detail provided in subsequent plans shall not constitute a change).

(c)Landlord shall, at its sole cost and expense, cause the Building to be designed and constructed to achieve, at minimum, the Leadership in Energy and Environmental Design (LEED) Silver rating for Core and Shell. Landlord shall register such design and construction project, and apply for certification, with the U.S. Green Building Council (USGBC) for LEED.  Landlord shall pay all fees associated with registering, applying for, appealing, and otherwise obtaining LEED certification(s). The project shall be listed as “non-confidential”.

(d)Landlord, at its sole cost and expense, shall furnish all labor and materials to construct, furnish and complete all of the work necessary to finish and ready the Base Building for further improvement by the Tenant Improvements, and otherwise make the Base Building suitable for use and occupancy by the District in accordance with Laws, subject to completion of the Tenant Improvements. The costs of the Base Building and the Base Building Work shall not constitute TI Construction Costs. All of the Base Building Work shall be performed by Landlord: (a) promptly and in a good workmanlike manner; (b) by duly qualified, licensed and, unless the Contractor has

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reasonably sufficient financial solvency and is reasonably creditworthy as reasonably determined by the District, bonded; (c) in accordance with all applicable Laws and the Base Building Plans and Requirements; and (d) once commenced, diligently pursued to a state of readiness for further improvement by the Tenant Improvements. Landlord shall ensure that the Base Building is constructed in accordance with the Base Building Plans and Requirements, this Work Exhibit, and Laws.

(e)The Base Building shall be built to industry standard specifications for a Class A office building.

4.Tenant Improvements.  The Parties acknowledge that Landlord has selected Perkins Eastman DC, PLLC or such other architect as reasonably selected by Landlord to be the “Project Architect” for the Tenant Improvements. Landlord shall, at its sole cost and expense up to the Cost Ceiling (a) cause the Tenant Improvements to be in a state of Substantial Completion, and (b) furnish all labor and materials to design, construct, furnish, install and complete all of the items, equipment and work necessary to bring the Tenant Improvements to a state of Substantial Completion, each for the District’s use and occupancy of the Premises, in a turnkey manner, generally in accordance with the Project Schedule (subject to delay caused by Force Majeure Events and District Delay) pursuant and subject to the terms of this Work Exhibit, the remainder of this Lease, and in accordance with Laws.  Landlord acknowledges that Landlord has previously received the District’s specifications and requirements for the build out of the Tenant Improvements consisting of the following documents: (a) “Basis of Design, Furniture & Finishes”; (b) “Workplace Design Guidelines”; (c) “Signage Specifications and Standards”; (d) “Information Technology (“IT”) Infrastructure Specifications and Standards”; and (e) “Department of General Services, Protective Services Division’s (“DGS-PSD”) Security Infrastructure Specifications and Standards” ((a) through (e) each and collectively are, the “District Requirements”). “Tenant Improvements” (and each, a “Tenant Improvement”) shall mean the turnkey build-out of the Premises and the MDF Room, and the District’s relocation thereto (if applicable), including, but not limited to the PM Services costs (not to exceed 3% of Hard Costs), lactation room, the District’s relocation costs (if any), the purchase and installation of the construction elements, furniture, fixtures, equipment (including security, server room, network and power equipment), fit-out, signs, HVAC related distribution ductwork, cabling and wiring for both power and low voltage requirements, security infrastructure, information technology (“IT”) server room equipment, telephones and any other IT infrastructure requirements, but specifically not IT equipment such as computers, televisions and printers (collectively, the “Excluded IT Equipment”). Landlord agrees and acknowledges that (i) a vendor approved by DGS-PSD shall be the required Subcontractor for the District’s security requirements associated with the Tenant Improvements, and (ii) OCTO/DC-Net or its approved vendor may, at Landlord’s election, be the Subcontractor for the IT requirements associated with the Tenant Improvements; provided that, in all events, OCTO/DC-Net and DGS-PSD will provide the IT infrastructure and security standards and specifications, respectively, for the Tenant Improvements.  Landlord and the District acknowledge and agree that, notwithstanding the foregoing definition of Tenant Improvements, the District shall not be limited in the application of the Tenant Improvement Allowance to such items, but shall have the right to apply the Tenant Improvement Allowance to other costs relating to the

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build-out of the Premises pursuant to this Work Exhibit and the remainder of this Lease.  Landlord shall Substantially Complete the Tenant Improvements in accordance with the District Requirements, each approved Design Phase, and the Final Plans and Specifications.  In addition, all of the Tenant Improvements shall be performed by or on behalf of Landlord: (i) promptly and in a good workmanlike manner; (ii) by duly qualified, licensed and bonded persons; (iii) in accordance with Laws and the provisions of this Lease; and (iv) once commenced, diligently pursued to Substantial Completion.

5.Plans and Specifications. Landlord will cause the Project Architect to prepare plans and specifications for the Tenant Improvements for each of the following design phases: (a) test fit/space plan phase; (b) schematics phase; (c) design development phase; (d) design construction documents phase; and (e) furniture, fixture and equipment phase (each of the foregoing (a) through (e) being a “Design Phase”); provided, however, Landlord shall provide up to fifteen cents ($0.15) per rentable square foot of the Premises for the purpose of the test fit/space plan Design Phase, which amount shall be at Landlord’s sole cost and expense and which amount shall not accrue against the TI Construction Costs.  Landlord shall cause the Project Architect to prepare and deliver to the District, for the District’s review and comment, two (2) printed sets of plans (and their related electronic files) containing the construction drawings, construction notes, plans and specifications for each Design Phase of the Tenant Improvements as generally set forth on, and in the order indicated on, the Project Schedule (each set of construction drawings, construction notes, plans and specifications for each Design Phase being the “Plans and Specifications” for such Design Phase). Landlord shall deliver the Plans and Specifications for the “schematics” Design Phase for the Tenant Improvements to the District in accordance with the Project Schedule.  Landlord shall ensure that the Plans and Specifications for each Design Phase of the Tenant Improvements shall be based upon, and shall incorporate and be consistent with, the District Requirements, the approved preceding Design Phases and the Base Building Plans and Requirements, as applicable.  Landlord shall cause the Project Architect to provide in each appropriate Design Phase’s Plans and Specifications specifications for all power (including low voltage power), voice/data, audio-visual, and security systems, together with the infrastructure and attendant equipment and devices therefor, based on the District Requirements and the District’s program needs.  Landlord shall also cause the Project Architect to develop a signage plan and package with the District that is based on the District Requirements and the District’s program needs and consistent with the remainder of this Lease.

6.Approval of Plans and Specifications. Within seven (7) Business Days after the District’s receipt of any initial (or resubmitted, if applicable) set of Plans and Specifications for each Design Phase of the Tenant Improvements (the “Response Period”), the District shall notify Landlord of the District’s approval thereof or the reasons why such approval was withheld or is not granted (with any denial specifying the District’s reasons in reasonable detail).  Landlord shall cause Project Architect to make any revisions necessary to address the District’s comments on each Design Phase’s Plans and Specifications, and resubmit the same for the District’s approval. The revisions and resubmissions shall continue until District gives its final approval, or is deemed to have given final approval (as provided in Section 7 below) of each Design Phase’s Plans and Specifications.  Following the District’s approval or deemed approval of the Plans and Specifications for

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the final Design Phase, Landlord shall cause the Project Architect to submit complete and unified Plans and Specifications for all Design Phases of the Tenant Improvements which incorporate the revised and approved Plans and Specifications for each Design Phase (the “Complete Plans and Specifications”), and Landlord shall deliver to the District therewith the then current budget based on such Complete Plans and Specifications. Within five (5) Business Days after Landlord’s delivery to the District of the Complete Plans and Specifications (the “Final Response Period”), the District shall notify Landlord of the District’s approval thereof or the reasons why such approval was withheld or is not granted (with any denial specifying the District’s reasons in reasonable detail).  Landlord shall cause Project Architect to make any revisions necessary to address the District’s comments on each Design Phase’s Plans and Specifications or the Complete Plans and Specifications (as applicable), and resubmit the same for the District’s approval. The revisions and resubmissions shall continue until the District gives its final approval, or is deemed to have given final approval (as provided in Section 7 below) of each Design Phase’s Plans and Specifications or of the Complete Plans and Specifications.  The process of revising, resubmitting and reviewing the resubmission shall be as provided above in this Section 6.  Such final approved (or deemed approved) Complete Plans and Specifications shall be the “Final Plans and Specifications”. The District will not unreasonably withhold, condition or delay its approval of any aspects of any Design Phase’s Plans and Specifications (or of the Complete Plans and Specifications) for the Tenant Improvements which are consistent with, and in accordance with, the District Requirements and shall not disapprove any aspects of any Design Phase’s Plans and Specifications that do not reflect a material change from the Plans and Specifications for the immediately preceding Design Phases that the District had approved or which had been deemed approved (it being agreed that additional detail provided in subsequent plans shall not constitute a change).

7.Deemed Approval of Plans and Specifications. In the event that the District has not responded to Landlord within a Response Period or the Final Response Period, as applicable, then Landlord shall have the right to deliver a notice to the District containing the following language in at least 16 point, bold font and capital letters: “THIS NOTICE IS being DELIVERED PURSUANT TO that certain In-Lease AGREEMENT with A Lease Commencement date of _________ ___, 20___ pertaining to YOUR LEASE FOR PREMISES AT _________________________ in Washington, DC.  IF The DISTRICT FAILS TO PROVIDE TO LANDLORD WRITTEN APPROVAL OR REASONABLE DETAILS FOR ITS OBJECTIONS TO THE [PLANS AND SPECIFICATIONS/Complete Plans and Specifications] DELIVERED TO THE DISTRICT ON _____________, 20 __, FOR WORK TO BE DONE AT _________________________ in Washington, DC, WASHINGTON, DC WITHIN FIVE (5) BUSINESS DAYS OF THE DISTRICT’S RECEIPT OF THIS NOTICE, THE DISTRICT WILL BE DEEMED TO HAVE APPROVED SUCH PLANS AND SPECIFICATIONS(/Complete Plans and Specifications).”  If the District fails to respond within such five (5) Business Day period after receipt of such notice from Landlord, then the District shall be deemed to have approved such applicable Plans and Specifications or the Complete Plans and Specifications.  In the case of the Complete Plans and Specifications, they shall be deemed to be the Final Plans and Specifications.

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8.Contractors. Landlord shall include the Project Schedule within any competitive request for proposal, bid or similar issuance. Landlord shall solicit competitive general contractor bids for the Tenant Improvement work from at least three (3) general contractors.  The general contractor, and each additional contractor or vendor with whom Landlord has contracted to perform the Tenant Improvements or to furnish materials or services related thereto being a “Contractor” (it being agreed that any reference herein to “Contractor” or “the Contractor” shall refer to each Contractor).  Landlord shall select the Contractor within ten (10) Business Days after its receipt of the last bid. Landlord shall deliver to the District all of the general contractor bid information received together with Landlord’s proposed selection for the District’s review. The general contractor recommended by Landlord shall be the most responsive in terms of price and performance from among those general contractors that submitted accurate and complete bid responses in accordance with all bid requirements and instructions by Landlord. The District shall have 3 Business Days to review such information and either accept Landlord’s recommendation without comment or present the District’s questions and comments to Landlord.  If the District presents questions and comments to Landlord, Landlord and the District shall discuss the same for one (1) Business Day, provided that Landlord’s selection, after Landlord has acted in good faith in reviewing and considering the District’s questions and comments, shall be final.  Landlord shall then notify such Contractor by the next Business Day of its selection.  The Tenant Improvement Allowance shall be subject to the requirements of D.C. Code Section 2-218.46, as may be amended from time to time, regarding the use of Small Business Enterprises and Certified Business Enterprises (as such are defined under D.C. Code Section 2-218.02); provided, however, that 50% SBE/CBE dollar volume participation shall be required (rather than the 35% dollar volume participation set forth in D.C. Code Section 2-218.46). Landlord shall provide such evidence of its compliance with the foregoing requirement as the District may reasonably require.  Landlord shall include the Small Business Enterprises and Certified Business Enterprises requirement within any competitive request for proposal, bid or similar issuance for the Contractor. Landlord shall cause Contractor to submit to Landlord (and to the District, upon request), actual costs for any and all work associated with the Tenant Improvements. The District shall have the right to review any and all pricing for work associated with the Tenant Improvements and may elect to remove, modify or add to the Tenant Improvements.  Any contractor engaged by Landlord or Contractor to (a) perform Tenant Improvement work not to be self-performed by the Contractor (including but not limited to providing non-construction element goods and services); or (b) provide any other goods and services that Landlord is obligated to provide under this Work Exhibit shall be referred to herein as a “Subcontractor”.  Such work that Landlord and Contractor shall bid out to Subcontractors shall include, but not be limited to: (i) work associated with the installation of HVAC, mechanical, electrical, and plumbing (and all other work performed by the trades); (ii) non-construction related hard-costs (including but not limited to furnishings, fixtures, and equipment); (iii) information technology and security cabling and equipment; (iv) signage (if applicable); and (v) other non-construction element goods and services.  Such work that Landlord and Contractor shall bid out shall exclude any and all work to be performed by, and equipment to be provided by, OCTO/DC-Net, if Landlord and Contractor elect for OCTO/DC-Net to be the Subcontractor for the District’s information technology requirements. The Subcontractor(s) selected by Contractor shall be the most responsive in terms of price and performance from among those Subcontractors that submitted accurate and complete bid responses in accordance with all bid requirements and instructions from Contractor.  Landlord shall include the Project Schedule (as it has been modified by such date) within any competitive request for proposal, bid or similar issuance. Landlord shall ensure that the construction contract with the general contractor for the Tenant Improvements (the “TI Construction Contract”) will be a guaranteed maximum price construction contract or a fixed price construction contract.  Landlord shall ensure that the Contractor(s) and any Subcontractors will construct the Tenant Improvements, and otherwise perform all work associated with the Tenant Improvements and this Work Exhibit, in compliance with the TI Construction Contract, the Final Plans and Specifications for the Tenant Improvements, this Work Exhibit, and Laws.

9.Tenant Improvement Construction Costs. All costs of: (a) the construction of the Tenant Improvements, including the soft costs of all space planning, architectural, and engineering work related thereto including, without limitation, the costs of the PM Services; (b) all governmental authority approvals and permits required to construct or use the Tenant Improvements including any temporary or permanent certificate(s) of occupancy; (c) all labor and materials and other hard costs, including the Contractor’s fee and customary work related insurance for construction of the Tenant Improvements, and bond costs relating to the Tenant Improvements; and (d) the purchase and installation of the Tenant Improvement requirements (including OCTO/DC-Net specified equipment, cabling, wiring and security equipment that is based on DGS-PSD provided specifications) and the costs of relocation are referred to herein as the “TI Construction Costs” (it being agreed that TI Construction Costs may include such other costs as Landlord and District may agree). The TI Construction Costs shall include, as a component thereof, a project management fee to Landlord equal to 3% of the total TI Construction Costs constituting “hard costs” excluding any TI Construction Costs related to design, space planning, architectural work, engineering work and other soft costs (“Hard Costs”) and no more for Landlord’s management and coordination of the construction of the Tenant Improvements (i.e., no cost which is included in the “hard costs” shall be counted more than once for purposes of calculating the project management fee).  Landlord agrees and acknowledges that if OCTO/DC-Net is the Subcontractor for the IT requirements of the Tenant Improvements, Landlord shall be responsible for ordering any OCTO/DC-Net specified equipment, and acknowledges that OCTO/DC-Net requires an “upfront” payment for OCTO/DC-Net’s purchase and installation of such equipment. The TI Construction Costs expressly exclude any costs associated with the Base Building or the Base Building Work.

10.Cost Ceiling; Budget. The “Cost Ceiling” means the Tenant Improvement Allowance. Within forty-five (45) days after the District’s approval or deemed approval of the Complete Plans and Specifications for the Tenant Improvements, Landlord shall provide the District with a budget (the “Turnkey Budget”) reflecting the cost of the Tenant Improvements (the “Budget Costs”) (along with reasonable supporting documentation), including, if applicable, a calculation of the amount by which the total Budget Costs exceeds the Cost Ceiling (any such excess amount, an “Excess Cost”). If the Turnkey Budget reflects an Excess Cost, the District shall within 10 Business Days after receipt of the Turnkey Budget (the “District’s Response Period”) either (a) deliver a written notice signed by the Director agreeing to pay for the Excess Cost, which payment may be through the application of the Landlord Credit (such notice, an “Excess Cost Approval Notice”),

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the delivery of which Excess Cost Approval Notice shall require the certification of the availability of appropriated funds in the case of a payment other than through the application of the Landlord Credit (such payment, a “Lump Sum Excess Cost Payment”), or (b) submit to Landlord value engineering of the Tenant Improvements that, if implemented, the District anticipates would result in a Turnkey Budget with no Excess Cost or less Excess Cost (the “District’s Value Engineering”).  The District may elect to use a combination of the foregoing options to apply against any Excess Costs, or reduce the Budget Costs to eliminate any potential Excess Costs.  A Lump Sum Excess Cost Payment shall be payable as Additional Rent in accordance with Section 16 below.  Within 10 Business Days of Landlord’s receipt of the District’s Value Engineering, Landlord shall prepare a revised Turnkey Budget and submit the same, including the revised Budget Costs, to the District.  If applicable, Landlord shall direct the Project Architect to promptly revise the Complete Plans and Specifications in accordance with the District’s Value Engineering, which revised Complete Plans and Specifications shall be subject to the District’s approval. The revisions to the Turnkey Budget pursuant to the foregoing shall continue until the earlier of there being (i) a revised Turnkey Budget reflecting no Excess Cost, or (ii) the District agreeing to pay the Excess Cost pursuant to Section 10(a) above, at which time the applicable Turnkey Budget shall be the approved Turnkey Budget, and Landlord shall proceed with the work in accordance with this Work Exhibit.  Any Excess Cost Approval Notice must be signed by the Director.  Any such Excess Cost Approval Notice not so signed shall be of no force or effect, the District shall have no obligation to pay any costs related thereto, and Landlord shall be under no obligation to proceed with any redesign or construction work that is the subject thereof.  Landlord acknowledges that if it proceeds with any such work prior to receipt of a properly executed Excess Cost Approval Notice, Landlord does so at its sole and complete risk.

11.Project Schedule. Subject to Force Majeure Events and District Delay, Landlord shall design and construct the Base Building and Tenant Improvements in accordance with the project schedule contained in “Schedule 4” attached hereto and made a part hereof (the “Project Schedule”). Further, within 10 Business Days after Landlord’s receipt of the construction permit(s), Landlord shall deliver to the District a revised construction schedule pertaining to the Tenant Improvements to update and replace the Project Schedule.

12.Proposed Changes to the Final Plans and Specifications.

(a)Any changes to the Final Plans and Specifications desired by the District subsequent to the approval of such plans by both Parties shall be requested in writing (a “Proposed Change”) and shall be subject to Landlord’s reasonable approval, which approval, subject to the last sentence of this paragraph, shall not be unreasonably withheld, conditioned or delayed, except as otherwise provided below. Within 10 Business Days of Landlord’s receipt of the District’s Proposed Change, Landlord shall notify the District in writing (“Landlord’s Notice”) of Landlord’s approval or disapproval of the Proposed Change (with any denial specifying Landlord’s objections in reasonable detail).  The Landlord’s Notice shall include the fixed amount of any cost increase (including, without limitation, increases in general conditions, insurance, overhead and profit under the TI Construction Contract) resulting from such request

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(the “Change Order Cost”) and whether the Change Order Cost will create an Excess Cost and/or any delay in Substantial Completion of the Tenant Improvements that will result from the District’s requested changes to the Final Plans and Specifications. Within 15 Business Days after the District’s receipt of Landlord’s Notice confirming such approval (if Landlord approves the Proposed Change), the District shall confirm to Landlord in a written notice signed by the Director or a designee of the Director of the District’s acceptance of the changes (“District’s Acceptance”), which acceptance shall constitute the District’s agreement (a) to reimburse Landlord for the Change Order Cost, if such amount exceeds the Cost Ceiling (which reimbursement may be by means of the application of the Landlord Credit and/or a Lump Sum Excess Cost Payment) which amounts shall be stated in the District’s Acceptance, subject to the terms of, and the procedures contained in this Work Exhibit, and (b) that if such change will cause a delay in Substantial Completion, the Outside Delivery Date will be extended day-for-day for any delay caused by such changes, such delay being deemed to be a District Delay.  In the event a District’s Acceptance is signed by a designee of the Director, (x) such District’s Acceptance shall be delivered together with a copy of the written delegation of authority from the Director to such designee, and (y) Landlord may rely upon such District’s Acceptance as if it had been signed by the Director.  If the Change Order Cost causes the TI Construction Costs to exceed the Cost Ceiling, the District’s Acceptance must be delivered after the District has certified the availability of appropriated funds for such purpose.  If the District fails to provide such District’s Acceptance (and, if applicable the Excess Cost Approval Notice, which may be the same document) before the end of said 15 Business Day period, the District shall be deemed to have withdrawn its request for the Proposed Change to the Final Plans and Specifications. Notwithstanding the foregoing or anything to the contrary contained elsewhere herein, a Proposed Change shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, if the work requested in the Proposed Change would: (i) change the rentable area of the Premises, (ii) materially affect the Base Building, or (iii) involve the exterior of the Building.

(b)Any changes to the Final Plans and Specifications for the Tenant Improvements requested by Landlord subsequent to the approval of such plans by both Parties (a “Landlord Change Order”) shall be requested in writing and subject to the District’s written approval, in its sole and absolute discretion.  Any delay in the date of Substantial Completion of the Tenant Improvements as a result of such requested change by Landlord shall be deemed to be a Landlord Delay (provided if the same results from a change in Laws, a Proposed Change by the District or other matters outside of the control of Landlord, the same shall constitute a Force Majeure Event and not Landlord Delay). Any costs related to or resulting from any proposed change by Landlord in the Final Plans and Specifications shall be at the sole cost and expense of Landlord.

13.Change Orders. Upon Landlord’s receipt of the District’s Acceptance, or the District’s approval of any requested change by Landlord to the Final Plans and Specifications, such Proposed Change shall be deemed a “Change Order” and, if applicable, Landlord shall direct the Project Architect to promptly revise the Final Plans

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and Specifications in accordance with the Change Order and such revised Final Plans and Specifications shall be subject to the District’s approval as provided above in Section 6.

14.Unapproved Change Order Costs. Notwithstanding anything to the contrary in this Work Exhibit, including Sections 12 and 13, if a Proposed Change would result in a Change Order Cost, Landlord shall be under no obligation to proceed with any redesign or construction work required by the Proposed Change until Landlord has received a District’s Acceptance. Landlord acknowledges that if it proceeds with a Proposed Change prior to receipt of a District’s Acceptance, it does so at its sole and complete risk.

15.Finalized Change Orders. Upon approval by the District and Landlord of such revised Final Plans and Specifications based on any Change Order, Landlord shall direct Contractor to promptly proceed with the work contemplated by said Change Order.

16.Final Accounting. Within forty-five (45) days after Substantial Completion of the Tenant Improvements, Landlord shall deliver to the District the Declaration of Final Accounting which shall include a final accounting of the TI Construction Costs (on an open book basis) that sets forth a description of the Tenant Improvement work covered by all Change Orders, the actual final amount of Change Order Costs, the final TI Construction Costs, any Excess Costs and any amount of the Landlord Credit that the District elected to apply towards Excess Costs or Change Order Costs pursuant to an Excess Cost Approval Notice or District’s Acceptance (the “Final Accounting”), and provide the same to the District. Any Excess Cost, including any Change Order Cost that constitutes an Excess Cost, which is not paid pursuant to the application of the Landlord Credit shall be paid as Additional Rent in a lump sum by the District to Landlord no later than thirty (30) days after execution of the Declaration of Final Accounting.  If the TI Construction Costs have exceeded the Cost Ceiling but were not reflected as exceeding the Cost Ceiling on any Turnkey Budget, revised Turnkey Budget or Landlord’s Notice, or if Landlord incurred alleged Excess Costs without an Excess Cost Approval Notice or District’s Acceptance, then such costs shall not accrue against the Cost Ceiling, and the District shall have no obligation to pay any such costs if above the Cost Ceiling.  If pursuant to the Final Accounting it is determined that the Cost Ceiling exceeds the TI Construction Costs, then Landlord shall grant to the District such excess amount (consisting of the difference between the Cost Ceiling and the TI Construction Costs) as a rental abatement of Annual Rental payable under this Lease, to be applied to the next successive payment(s) of Annual Rental due and payable by the District under this Lease (the “Additional Landlord Credit”).  The Additional Landlord Credit, if any, shall be set forth on the Declaration of Final Accounting, and shall be applied following the exhaustion of the Landlord Credit.  The Parties acknowledge that the District intends that the Excess Cost Approval Notice and the District’s Acceptance, as applicable, to be an express representation to Landlord upon which Landlord may reasonably rely.

17.Landlord Delay. A “Landlord Delay” shall mean: (a) Landlord’s failure to respond, notify or take any action otherwise required under this Work Exhibit within the time periods set forth herein, or (b) any delay beyond the Outside Delivery Date in the Substantial Completion of the Tenant Improvements directly resulting or arising from or in connection with any (i) Landlord Change Order (other than a Landlord Change order

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resulting from the act or omission of the District) or (ii) any negligence or willful misconduct by Landlord or any of its Agents. To the extent any additional TI Construction Costs are incurred in connection with any delay in Substantial Completion of the Tenant Improvements resulting from a Landlord Delay, such costs shall be Landlord’s sole responsibility and paid for by Landlord.

18.District Delay. A “District Delay” shall mean: (a) the District’s failure to respond, notify or take any action otherwise required under this Work Exhibit within the time periods set forth herein, (b) any delay beyond the Outside Delivery Date in the Substantial Completion of the Tenant Improvements directly resulting or arising from or in connection with any District Negligence, (c) any material delay beyond the Outside Delivery Date in the Substantial Completion of the Tenant Improvements directly resulting or arising from or in connection with delay relating to a Change Order requested by the District, or (d) any deemed District Delay under this Work Exhibit (including, but not limited to, any delay in connection with Change Order Costs).  To the extent any additional costs are incurred in connection with any delay in Substantial Completion of the Tenant Improvements resulting from a District Delay, such costs shall be the District’s sole responsibility and shall be deemed a Change Order Cost to be paid for by the District to Landlord, so long as, and only if, such additional costs have been previously approved by the District in a District’s Acceptance, pursuant to the terms of this Work Exhibit.  In the event that the Tenant Improvements are not Substantially Complete by, on, or before the Outside Delivery Date as a result of a District Delay, then the Outside Delivery Date shall be extended by one day for each day that the Substantial Completion of the Tenant Improvements is delayed beyond the Outside Delivery Date as a result of such District Delay.

19.Substantial Completion. The Tenant Improvements and the Base Building Work shall be deemed “Substantially Complete”, “Substantially Completed” or in a state of “Substantial Completion” when both: (a) Contractor and/or Landlord have obtained all sign-offs, inspections and approvals required by the District of Columbia (as a sovereign entity, and not as a tenant under this Lease) and any other applicable governmental authorities for the issuance of certificate(s) of occupancy (which may, for purposes of achieving Substantial Completion be a temporary certificate of occupancy provided that Landlord obtains a permanent certificate of occupancy within 90 days thereafter and such temporary certificate(s) of occupancy allow for the District’s unrestricted and uninterrupted occupancy of the Premises) covering the Premises and have delivered such certificate of occupancy to the District (issuance of such a temporary certificate of occupancy shall be deemed to be conclusive evidence that Landlord and Contractor have obtained all required sign-offs, inspections and approvals for achieving substantial completion provided that Landlord obtains permanent certificates of occupancy within 90 days thereafter); (b) the Project Architect and the Base Building Project Architect (if different) have certified (on a standard AIA Form) that the Tenant Improvements and the Base Building Work, respectively, have been completed substantially in accordance with the Final Plans and Specifications (as modified by the terms of this Work Exhibit), including the placement of furniture and equipment; and (c) the Parking Facility and all applicable Additional Parking Areas necessary to satisfy the parking requirements in this Lease as of the Rent Commencement Date, are complete, secured and Landlord has obtained all sign-offs, inspections and approvals required by the District of Columbia (as

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a sovereign entity, and not as a tenant under this Lease) and any other applicable governmental authorities to allow the District to use the Parking Spaces, and the Base Building Project Architect or other applicable architect or engineer engaged by Landlord has certified (on a standard AIA Form) that all site work undertaken by Landlord on the Land, including without limitation sidewalks, landscaping and exterior lighting have been completed, the foregoing (a), (b) and (c) subject to completion of punch list items that do not materially impair the ability of the District to occupy or utilize the Premises, the Parking Facility or the Additional Parking Areas for the Permitted Use under this Lease (the “Punch List”).  Within seven (7) Business Days after Landlord notifies the District that it has or will shortly achieve Substantial Completion, the District together with Landlord (if it elects) and Contractor shall make a final inspection of the Premises to ensure that the Tenant Improvements are Substantially Complete.  At such time, Landlord shall cause to be prepared a Punch List by the District, Landlord (if it elects), the Base Building Architect or the Project Architect, as applicable, and Contractor, and Landlord shall cause such Punch List to be delivered by the Project Architect to Landlord and the District.  Landlord’s contract with Contractor shall: (i) provide that the Contractor shall complete all Punch List items within 30 Business Days of its receipt thereof provided that Landlord shall have up to 120 days to complete items identified on the Punch List as “long lead time” items provided that the Punch List includes an explanation as to why additional time is required for such items, and (ii) contain a warranty as to Latent Defects, which shall provide in substance that the Contractor shall promptly commence and diligently proceed to correct any Latent Defects in the Tenant Improvements or the Base Building Work upon receipt of the District’s written notice to Landlord of a Latent Defect, provided such notice is delivered to Landlord within 12 months after the date of Substantial Completion of the Tenant Improvements.  As used herein, the term “Latent Defect”, shall mean a defect in the construction of the Tenant Improvements or the Base Building Work that could not have reasonably been discovered prior to the District taking possession of the Premises by a commercially reasonable inspection of the Premises performed by a reasonably prudent architect or engineer exercising a professionally reasonable level of due diligence in such inspection. No later than 30 calendar days following Substantial Completion of the Tenant Improvements, Landlord shall deliver to the District (x) any and all manuals, booklets, specification sheets, and manufacturer’s warranty information that accompanied any and all non-construction element items that are a part of the Tenant Improvements, and (y) as-built plans for any buildings or other structures, including for parking or vehicle maintenance, that constitute Base Building Work or Tenant Improvements in “Revit”.  In the event any Punch List item remains incomplete or outstanding after 30 Business Days or 120 days, as applicable pursuant to the foregoing, then for each day following such applicable period that any Punch List item remains incomplete or outstanding, the District shall be entitled to an abatement of Annual Rental in an amount equal to $2,000 per day.

20.Director. The Parties acknowledge that the Director is the exclusive agent for the District to provide written approvals to Landlord as to any Change Order Costs or any other costs that constitute Excess Costs, including the signing of any District’s Acceptance or Excess Cost Approval Notice.

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List of Schedules:

Schedule 1:[Intentionally Deleted]

Schedule 2:Base Building Plans and Requirements

Schedule 3:Exterior Elevation Drawing

Schedule 4:Project Schedule

Schedule 5:PM Services

[Schedules to follow]

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Schedule 1

Intentionally Deleted

[remaining schedules to follow]

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Schedule 2

Base Building Plans and Requirements

The Base Building shall be shall be in compliance with applicable building codes, life-fire safety codes, physical disability codes, and other applicable laws as of the Base Building date of delivery (collectively, “Codes”) to the extent that such compliance is required (or will be required) to comply with Codes in effect (and as enforced) as of the Base Building date of delivery.

Requirements:

Class A Office Building designed with a minimum LEED Silver Core and Shell designation and an Energy Star maintenance score card of 75. Amenities include:

•	Oversized entrance lobby with communicating stair to second floor
•	On-site one story below grade parking garage
•	Indoor bike parking
•	Ground floor retail

Structure

Cast-in-Place Concrete Structure

Frame

Poured in place concrete slabs above 1st level and concrete slabs below grade level, columns, and shear walls from basement garage levels up to the top floor slab. The roof level is the same as the floors below and is supported on concrete columns.

Wall System

Shear walls – poured in place concrete. Exterior wall – precast, stone cladding, punch windows, aluminum and glass curtain wall and window wall systems and pre-finished metal panels.

Roof

Roof deck –concrete slab; insulation and waterproof membrane with a minimum 15-year warranty.  Roof terrace/deck with a minimum size of 5000 square feet.

Column spacing

Typically, 30 feet by 30 feet and 30 feet by 20 feet bays

Floor system and loads (live and dead)

Poured in place concrete.

The structure is designed for the following loads:

•	The parking levels and ramp are designed for a live load of 50 pounds

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per square foot (“psf”).
•	The loading dock is designed for a live load of 250 psf for trucks.
•	Mechanical rooms including penthouse are designed for 150 psf live load or actual loads where known.
•	Ground Floor 120 psf live load to allow for drawings and procurement storage archival space and gym. All floors above ground level are designed for 100 psf live load.

Building Exterior

Skin – type and insulation

The skin of the Building, in general, architectural precast concrete panels, stone cladding, punched windows, aluminum and glass curtain/window wall systems. The building skin will be insulated to meet energy code requirements (and a minimum of 3 ½” of insulation). Exterior walls (including perimeter and interior columns) will have gypsum wallboard on the interior taped and ready for paint.

Windows – type, size, and percentage of exterior wall

The total percentage of windows to solid wall shall be minimum of 50% of the overall façade.  The building glazing consists of high-performance insulated glass units and specifications that readily enhance attaining sustainability and LEED Certification requirements.  The product used in meeting these requirements must not adversely affect in building wireless signals.

Windowsills shall be at the floor or 30” above the floor and the window head is at 8’-6” typically above the floor.

Building Interior

Main Building Lobby

The main Building’s lobby shall be approximately 3,000 sf.  Lobby features and finishes shall include the following:

•	Monumental Stair
•	Main lobby signage directory
•	Wayfinding signage and all code required signage
•	Large format stone flooring
•	Wood veneer paneling, stone and other specialty finishes
•	Stainless steel clad (or equivalent) elevator door and frame
•	Architectural lighting

Tenant Floors

Building core walls shall be drywall with level 4 ready for paint.  All doors to be hollow metal frames with standard paint finish, prime and two finish coats and solid core doors with quality finish to be selected.

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Restrooms

Two (2) sets of fully furnished women’s and men’s restrooms, confirming with current codes per the District’s design and occupancy, will be provided by Landlord in the Base Buildings specifications on each floor of the Building.

Typical Base Building restrooms include the following

•	Ceiling hung Stainless Steel partitions (or equivalent quality)
•	Solid surface or quartz type counter tops with underslung sinks
•	Ceramic or Porcelain tile floors
•	Ceramic tile back splash at sink and ceramic/porcelain tile wainscot on wet walls.
•	Combination of drywall and acoustical ceiling tile ceiling with lay-in fixtures
•	Wall hung toilets with automatic flush sensors
•	Stainless steel toilet accessories and oversized mirrors

Window Treatment

Landlord will provide Premises interiors with new 1” slat venetian blinds at all perimeter windows, color to match window frames.  The District may elect to replace such blinds with mecho shade blinds, with the increased cost to be paid by the District from the Tenant Improvement Allowance.

Ceiling Height

The finished ceiling height outside the building core areas will be eight feet, six inches (8’-6”) clear minimum. Ground Floor should be 9’-6” clear minimum for archival storage and space/gym.

Base Building Common Areas

The Base Building includes the Building’s fitness center and locker rooms.  The fitness center shall be a minimum of 4,000 sf, shall include locker room and showers, all costs for the space and equipment shall be provided by Landlord.  Landlord shall manage and service the fitness center and locker rooms as a part of its janitorial and property management contract.

The Base Building will also include Janitorial Closets, at Landlord’s expense, on each floor, each Janitorial Closet shall be finished and painted.

Parking

One (1) level of underground parking is provided, with finished elevator lobbies. Elevator design provides access from the garage level to the building’s lobby level, requiring transfer to elevators serving the office levels that enhances office area security.

Parking areas to provide for light levels that provide a safe and well-lit atmosphere.

Security intercoms to be provided in locations readily accessible to users.

Card readers to be located at the elevator lobby doors.

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Electrical Capacity

The main electrical service entrance is from an underground network vault outside of the building. The main electrical service utilizes two (2) switchboards, 277/480-volt, 3 phase, each rated for 4,000 amps.

In the building, the two (2) electrical closets are provided on each tenant floor. The bus riser is a 480 V plug-in type bus duct with a step-down dry type transformer to provide 120/208 V power for tenant power distribution at each floor to accommodate receptacle and miscellaneous power loads. Each closet is equipped with two (2) 400-amp, 277/480-volt, 3 phase, 4-wire high voltage panelboards serving HVAC and lighting loads. Each closet is also equipped with two (2) 225-amp, main breaker, 120/208-volt, 3 phase, 4-wire 84 pole panels, with space provided for additional equipment.

Capacity available for Tenant Use:

Lighting:2.0 watt per usable square foot (“SF”)

Power:5.0 watts per usable SF

The building shall comply with lighting power densities at or below ASHRAE 90.1-2016.  Daylight dimming controls shall be installed in atriums or within 15 feet of windows and skylights where daylight can contribute to energy savings.  Daylight dimming controls shall be either integral to the fixtures or ceiling mounted.  Lighting controls shall be provided for all lighting equipment.

Emergency Power:

A base-building emergency generator will be installed to provide back-up power for all building life safety equipment and alarms as required by code. Emergency power will be distributed vertically to each floor within each base-building core electric closet. High and low voltage junction boxes will be provided on each floor for connection by the District for required egress lighting and life safety devices. The Base Building will have the space available for an additional emergency generator should the District require at a future date.

Submetering:

Landlord shall install an electric meter (at Landlord’s cost) and a submeter(s) for the retail tenants on floor to service the leased premises and to measure the consumption of energy (both electricity and natural gas) broken out by each major energy end use by the District and the non-District retail tenants.  Actual or estimated breakdowns may be used, depending on the granularity of the data provided.  Energy end uses shall include, at a minimum, heating, cooling, lighting, fans, pumps, plug loads, domestic hot water and elevators.

Communications

Telecommunication service will be provided by the telephone company to the main telephone room on the P-1 garage level upon request by the District., Main

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telephone risers and additional distribution are by the District through a system of two (2) banks of six (6) 4” diameter conduits run from the main telephone room at the ground floor to two locations where a like number of sleeves are provided through the floor slabs at all office level floors. The conduits and sleeves accommodate tenant communications risers that connect the telephone backboards on each floor to the main telephone equipment room.

Heating, Ventilating and Air-Conditioning (HVAC) System

The system(s) serving the Premises will be designed to ASHREA 0.4% design criteria, which equates to cooling design criteria of 94.7 F db / 75.5 F wb and Evaporation Design Criteria of 78.4 F wb:

Design Capacity:

People Density:1 person per 143 SF Air Conditioning

Allowance for Power:HVAC capacity will be provided for a combined sustained power and lighting load of 5 watts per SF.

Ventilation:0.15 cfm per SF

Solar Load:Design capacity will be calculated assuming light colored blinds, down and set at 45 degrees.

Supplemental HVAC:

24-hour closed loop condenser water will be provided at each floor, valved and capped, for tenant supplemental use.  Allotted capacity will be 15 tons per floor (all floors). Cooling towers(s) & pump(s) will run at part load 24/7 as required by tenant loads. The District will be responsible for providing electrical sub-meters on all supplemental units, providing btu meters on all supplemental cooling units with the btu meters interlocked with the Building BAS system.

System Description:

The base-building HVAC system shall be a central, chilled water system with the chilled water plant located in the penthouse and two (2) chilled water variable-air-volume (VAV) air handling units located on each floor (or similar). Outside ventilation air will be pre-treated as required and provided to each mechanical room from a central riser and fan.  The outdoor air intake rate provided by Landlord will be at least 10% above ASHRAE Standard 62.1 – 2016.

All central HVAC units shall be ENERGY STAR certified.  Further, Landlord shall reduce plug loads by specifying equipment and appliances that meet or exceed ENERGY STAR requirements.

Base building core-and-shell build-out (at Landlord’s cost) will include medium pressure duct distribution to series fan-powered terminal units. DDC thermostats

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will be coiled and attached to the VAV box for installation by the District. Low pressure duct distribution from the VAV boxes up to and including all air devices shall be installed by the District.

VAV zones are designed for a maximum size of 600 SF for the perimeter zones and a maximum size of 1000 SF for the interior zones. Heating for the perimeter spaces will be provided by integral electric resistance heating coils in the series fan-powered terminal units. All terminal units will have ECM motors and electric DDC controls.

The Building will have a BAS/BMS system with an automated Energy Management System (EMS) overlay with a centralized graphic terminal and the ability for trending and diagnostics.  BMS system shall be native BACNet compliant.

Winter:Outdoor Design Conditions: 10 deg F DB

Indoor Design Temperature: 70 deg F DB +/- 4 deg F

Indoor Relative Humidity: No humidification provided

Summer:Outdoor Design Conditions: 94.7 deg F DB / 76 deg F WB

Indoor Design Temperature: 75 deg F DB +/- 4 deg F

Indoor Relative Humidity: 50% RH +/- 10%

The District may elect to contract directly with electric utility and direct pay all power charges.  The District shall receive prior approval of electrical design and coordinate installation with Landlord or Base Building engineer.  The District’s electrical distribution system shall be designed to accommodate a separate tenant meter.

Landlord shall perform commissioning of energy systems within the building (including, without limitation, lighting, HVAC, electrical plumbing pumps, emergency power gensets, plumbing hot water and plug loads) to ensure design optimizes performance and systems are constructed and function per efficient design.  A retro-commission study of base building systems that consume energy or water shall be conducted by Landlord, at cost, every 5 years.

PLUMBING

Wetstacks

Sanitary, vent and domestic cold water and condensate drain piping will be provided in (4) wetstacks per floor for tenant plumbing connections that are in addition to the Landlord provided restrooms and plumbing fixtures.

Restrooms

The building has 16 core restrooms, with one men’s and one women’s multi-occupancy restroom on each floor. Each core available to the District has from 4 to 7 water closets / urinals and 4 sinks per bathroom.  Eight (8) showers and two additional bathrooms are located in the building’s fitness center. Typically, each will have floor drains.

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Landlord to provide one gender neutral bathroom on each floor.

Janitor Closets

Janitor Closets shall meet all local codes and ordinances. Janitor closets will have utility sink/basin and appropriate containment/disposal for chemical wastes.

Drinking Fountains

Minimum 2 bowls per floor. Compliant with ADA accessibility requirements. Refer to referenced floor plans for locations.

Life Safety Systems

Fire Alarm:

The building will be equipped with a high rise compliant, addressable fire alarm system compliant with all local codes.  Capacity will be available at each floor for tenant area audible and visual alarm devices.

Sprinkler System:

The sprinkler system will be installed in accordance with NFPA 13. A grid consisting of a main loop, branch piping and up-right, extended coverage sprinkler heads will be provided by the base-building contract. The grid will be permitted to be spaced at a maximum coverage area of 400 SF per head but the loop, branch piping and drop connections will be designed and installed to support a sprinkler head density of 135 SF per head under tenant fit-out. Sprinkler head replacement/additions and drop/swing piping required by the tenant fit-out will be provided by the District.

Data/Telecommunications:

Data and telecommunications services from local providers will have access to the utility service rooms. Base-building telephone closet located in the core will be provided with riser sleeves and plywood backboards to provide a path for the District to the main base building telephone room.

Landlord to provide a dedicated and secured room with plywood termination field for the telecommunications demarcation point per ANSI/TIA requirements.

Vertical Transportation

Main elevator lobby - three (3) 4,000-pound elevators, and one (1) 4,000 pound service/passenger elevator, serving all levels (maximize wait time 20 seconds and use of Destination Dispatch Controls).  Elevator Speed will be 350 feet per minute (FPM) and designed as MRL (Machine Room Less). Main passenger elevator finishes will match main entrance lobby finish materials.

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Parking elevator lobby – two (2) 3,500-pound elevator(s) serving levels P1, each 200 feet FPM. Main passenger elevator finishes will match main entrance lobby finish materials.

All fire stairs to allow for use as communicating stairs.  Any additional or enhanced lighting and carpeting will be done by the District at the District’s cost.

Base Building shall include a Monumental stair between ground floor and floor 2.

Monumental stairs between floors two (2) and five (5) shall be at the District’s cost.  Landlord shall prepare the Base Building slabs, at Landlord’s cost, to accommodate the District’s stairs.

[remaining schedules to follow]

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Schedule 3

Exterior Elevation Drawing

Note: Landlord shall reduce the depth of the pre-cast façade panels shown above.

[remaining schedule to follow]

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Schedule 4

Project Schedule

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Schedule 5

PM Services

Landlord shall engage the District PM to provide project management services (“PM Services”) to and for the District in connection with the performance and completion of the Tenant Improvements work pursuant and subject to the Work Exhibit.  The contract between Landlord and the District PM shall include the following provisions:

Scope of Work

1.	The District PM shall, at all times, take direction only from District personnel, as identified by the District, and act for the benefit of the District.

2.

The PM Services shall be provided from the pre-construction stage through Substantial Completion and the post-construction stage, and shall include, without limitation, the coordination, management and oversight of all pre-construction, on-site construction and post-construction activities.

3.

The District PM acknowledges and agrees that Landlord’s performance and completion of the Tenant Improvements work shall be pursuant and subject to the Lease, including the Work Exhibit and the attachments thereto, including the project schedule and budget.

4.	The District PM(s) shall provide the PM Services to the District on a 50% time basis.

5.	The District PM shall perform and provide, as applicable, the following:
a.	Work under the direction and supervision of District personnel, as identified by the District;
b.	Provide regular, written status and incident reports to the District and, as required, the District agency to occupy the Premises (the “District Agency Occupant”);
c.	Inform the District and the District Agency Occupant of the progress of Tenant Improvement work and any project activities that may impact the District;

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d.	Ensure timely processing of, and responses to, Work Exhibit documentation and other project documentation as it relates to District responsibilities;
e.	Maintain and update the project schedule, and track milestone activity against the then-current project schedule (using Microsoft Project);
f.	Review all Tenant Improvement-related invoices and prepare same for District execution;
g.	Assist the District with District Agency Occupant requests and other project inquiries;
h.	Attend regular project progress meetings, and coordinate with Landlord’s Contractor so that it prepares and distributes meeting minutes for such meetings within 48 hours of meeting end time;
i.	Provide digital photo documentation to support the information provided to the District and/or the District Agency Occupant;
j.	Advise the District on all known potential scope and cost changes as the result of existing conditions or complications; and
k.	Perform other standard project management duties, such as:
i.	document control and records keeping;
ii.	utilities coordination;
iii.	spot check review of building materials for compliance with Lease and Work Exhibit requirements (Contractor is required to ensure building material compliance);
iv.	coordinate with Landlord and Contractor to confirm all installation and construction work adheres to Lease and Work Exhibit requirements;
v.	review and interpret drawings, specifications and shop drawings; and
vi.	advise the District of any specialized construction required to install systems or sub-components.
6.	In addition to the above, the District PM shall also ensure that the full scope of standard construction management functions are duly executed, including, without limitation, the following:

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a.	Review and validate all Tenant Improvement invoices and provide recommendations to the District as to the same;
b.	Resolve technical and/or procedural conflicts and keep the District informed so that the District may provide directives;
c.	Coordinate with Contractor to confirm it maintain logs of all clarifications requested by Landlord’s Contractors and Subcontractors;
d.	Provide written notifications to Landlord’s Project Architect requesting design clarification and discussing delays that may be caused;
e.	Respond in an expeditious manner to situations or occurrences which warrant a change order;
f.

Provide written recommendations to the District as to all change orders, including all costs and potential impacts on the project schedule.  Suggest alternatives which may be more beneficial to the District, with respect to both cost and project schedule.  Support all recommendations with cost and scheduling data which are in accordance with the Lease and Work Exhibit requirements and reconcile with the applicable budget.  Prepare a written cost estimate, provide technical assistance during negotiations, and prepare appropriate documentation for approval of the District;

g.

Coordinate with Architect so that it maintains a current lists of observed construction/installation defects, omissions and subsequent corrections.  Confirm additional reviews before construction work proceeds where defects may be covered by ensuing work, provide follow-up, management, and resolution of defect and omissions lists so that project delivery dates for Substantial Completion and Rent Commencement Date are achieved;

h.	Monitor the Contractor’s compliance with labor and safety standards and advise of any non-compliance issues;
i.

Provide regular progress photos. Photographs shall be labeled with the name of the building, the scope item or area name, and the date taken. These photos shall be provided via email as requested by the District, compiled onto one (1) CD-ROM per site and delivered to the District upon Substantial Completion;

j.

Review the Contractor’s development of its detailed construction schedule. Such schedule shall use the critical path method, shall be the schedule by which the Tenant Improvements will be sequenced, and shall be used as the basis for measuring progress of the construction;

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k.

Review and reconcile the Tenant Improvements budget for each of the activities included in the project schedule and make recommendations to the District for the District’s approval.  Monitor the project using the then-current budget;

l.

Review the progress of construction with the Contractor, observe work in place and properly stored materials on a regular basis, and evaluate the percentage complete of each construction activity as indicated in the project schedule;

m.

Coordinate with Contractor so that it prepares project schedule updates for the District.  These will include proper evaluation of the actual progress as observed. Assign schedule activities percentage-complete values in conjunction with the Contractor.  Reflect in the schedule actual progress as compared to scheduled progress noting variances (if any);

n.

For change orders, evaluate the Contractor’s proposed cost and make recommendations to the District regarding the same.  In the event of major scope changes, prepare an estimate, if required, for such change in scope in a format for approval by the District. District PM will endeavor to provide estimates within 24 hours of District request.  The District PM may be directed to negotiate change orders with Landlord or the Contractor on behalf of the District;

o.

Prepare accurate and detailed written records of progress during all stages of the project and prepare progress reports in the format and frequency required by the District; provide or approve formats for periodic monthly reports, status reports, etc.; maintain a monthly report of all events which affect, or may be expected to affect, project progress; submit monthly reports to the District on the status of the Tenant Improvements, including updated copies of all Contractor logs maintained at the site for change orders, claims, submittals, etc.; and make reports available to the District at all times and turn over to the District an electronic file upon Substantial Completion;

p.	Confirm Substantial Completion with the Contractor and provide the required documentation to the District; develop a work list with the Contractor before recommending inspection for occupancy;
q.

Advise the District if the Premises is Substantially Complete and ready for inspection for occupancy. During the inspection with the District and the District Agency Occupant, coordinate with Architect so that it prepares a comprehensive punch list, and coordinate required inspections.  Transmit the punch list to Landlord and the Contractor for implementation and

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provide a copy to the District. Monitor the corrective work and coordinate with the Architect so that it signs off each deficiency as it is corrected.  Provide all documentation required for final budget approval, Declaration of Delivery and close-out;

r.

Coordinate the delivery of the completed Premises to the District Agency Occupant, ensuring that equipment and system testing and start-up take place.  Organize equipment start-up seminars and training with the Contractor and facility personnel and supervise start-up testing and balancing of all equipment and systems and assure that the Contractor’s obligation to provide this training is fulfilled; and

s.	Provide all personnel, equipment and supplies necessary to fulfill the requirements set forth in this Schedule 5.

[remaining Exhibits to follow]

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Exhibit D

Form of Declaration of Delivery

DECLARATION OF DELIVERY OF PREMISES

This Declaration of Delivery of Premises (this “Declaration”) is: (i) attached to and made a part of that certain In-Lease Agreement with a Lease Commencement Date (as defined therein) of __________  ___, 2020 (the “Lease”); (ii) made effective as of __________  ___, 202__ (the “Declaration Effective Date”); and (iii) entered into by and between Cedar-Senator Square, LLC, a Delaware limited liability company (“Landlord”), and the District of Columbia, a municipal corporation, acting by and through its Department of General Services (the “District”).

Capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Lease.  Landlord and the District do hereby agree and confirm that:

1.	the Premises was delivered by Landlord to the District on __________ ___, ____;
2.	the Rent Commencement Date is hereby established to be ____________ ___, _____;
3.	the Initial Lease Term shall expire on ____________ ___, ____, unless sooner terminated;
4.	the Premises is comprised of a total of _________ rentable square feet of space, and the Building is comprised of a total of _________ rentable square feet of space;
5.	the District’s Proportionate Share is __.__%;
6.	the Net Rental is as set forth on the Rent Schedule contained in “Schedule 1” attached hereto and made a part hereof, which replaces the Exhibit E previously attached to the Lease;
7.

Landlord and the District agree that Landlord has Substantially Completed Landlord’s Base Building Work and the Tenant Improvements in accordance with the Work Exhibit, subject to any remaining punch list items, if any, set forth in “Schedule 2” attached hereto and made a part hereof;

8.

Landlord has delivered to the District a copy of the certificate of occupancy for the Premises (which, for purposes of this Declaration may be a temporary certificate of occupancy provided Landlord delivers a permanent certificate of occupancy within ninety (90) days after the Rent Commencement Date so long as such temporary certificate of occupancy allows for the District’s unrestricted and interrupted occupancy of the Premises);

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9.

the Parking Spaces within the Parking Facility contain [____ (  )] Fleet Vehicle Spaces and up to [_____ (  )] Employee Spaces, and (ii) the Additional Parking Areas contain [____ (  )] Fleet Vehicle Spaces and up to [_____ (  )] Employee Spaces; and

10.	the legal description of the Land is as set forth on “Schedule 3” attached hereto and made a part hereof, which replaces the Exhibit B previously attached to the Lease.

Landlord hereby represents and warrants to the District that Landlord has obtained and delivered to the District any and all [permanent certificates of occupancy] [or] [temporary certificates of occupancy as set forth above] for the Premises permitting the District to occupy the Premises during the Lease Term.

[TWO SIGNATURE PAGES AND SCHEDULES to FOLLOW]

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IN WITNESS WHEREOF, Landlord and the District have caused their respective duly authorized representative to execute and deliver this Declaration to be effective as of the Declaration Effective Date.

LANDLORD:

_______________________,

a(n) _______________ __________________

By:_____________________________

Name:_____________________________

Title:_____________________________

[DISTRICT’S SIGNATURE PAGE and Schedules to FOLLOW]

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District:

DISTRICT OF COLUMBIA,

a municipal corporation, acting by and though its Department of General Services

By:_____________________________

Name:_____________________________

Title:_____________________________

Approved as to Legal Sufficiency for the District of Columbia by:

The Office of the General Counsel for the Department of General Services

By:______________________________

       [Senior/Assistant] General Counsel

[Schedules to Follow]

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Schedule 1

(To Declaration of Delivery)

Rent Schedule of Net Rental

[Attach]

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Schedule 2

(To Declaration of Delivery)

Punch List Items

[Attach, if any (separately paginated); or, state “N/A”]

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Schedule 3

(To Declaration of Delivery)

Legal Description of Land

[Attach]

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Exhibit E

Rent Schedule of Net Rental

Lease Year	Increase	Net Rental per RSF	RSF	Annual Net Rental	Monthly Net Rental
1	N/A	$22.52	239,800	$5,400,296.00	$450,024.67
2	0.025	$23.08	239,800	$5,534,584.00	$461,215.33
3	0.025	$23.66	239,800	$5,673,668.00	$472,805.67
4	0.025	$24.25	239,800	$5,815,150.00	$484,595.83
5	0.025	$24.86	239,800	$5,961,428.00	$496,785.67
6	0.025	$25.48	239,800	$6,110,104.00	$509,175.33
7	0.025	$26.12	239,800	$6,263,576.00	$521,964.67
8	0.025	$26.77	239,800	$6,419,446.00	$534,953.83
9	0.025	$27.44	239,800	$6,580,112.00	$548,342.67
10	0.025	$28.13	239,800	$6,745,574.00	$562,131.17
11	0.025	$28.83	239,800	$6,913,434.00	$576,119.50
12	0.025	$29.55	239,800	$7,086,090.00	$590,507.50
13	0.025	$30.29	239,800	$7,263,542.00	$605,295.17
14	0.025	$31.05	239,800	$7,445,790.00	$620,482.50
15	0.025	$31.83	239,800	$7,632,834.00	$636,069.50
16	0.025	$32.63	239,800	$7,824,674.00	$652,056.17
17	0.025	$33.45	239,800	$8,021,310.00	$668,442.50
18	0.025	$34.29	239,800	$8,222,742.00	$685,228.50
19	0.025	$35.15	239,800	$8,428,970.00	$702,414.17
20	0.025	$36.03	239,800	$8,639,994.00	$719,999.50
21*	0.025	$36.93	239,800	$7,379,845.00	$737,984.50

*Year 21 is a partial Lease Year with 10 months of term.

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Exhibit F

Form of SNDA

Subordination, Non-Disturbance and

Attornment Agreement

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made and entered into as of _________________, ___, 20__ (the “Effective Date”), by and between ______________________, a(n) _______________  ______________ (“Landlord”), _________________________, a(n) ___________________  __________________, which has executed this Agreement as Landlord’s lender (together with its successors and assigns, “Lender”), and the District of Columbia, a municipal corporation, acting by and through its Department of General Services (the “District”).  Landlord, Lender and the District are each referred to herein as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, Lender intends to fund a commercial mortgage loan (the “Loan”) to Landlord, which loan will be secured by either a mortgage or a deed of trust, among other instruments (each and collectively, the “Mortgage”) on the Property described on “Schedule 1”, together with present or future improvements (the “Property”);

WHEREAS, Landlord has demised to the District a leasehold interest under that certain In-Lease Agreement, by and between ______________ and the District, with a Lease Commencement Date (as defined therein) of ________________ (together with all amendments, options, extensions, and renewals thereof, being hereinafter the “Lease” ”; any capitalized term used but not defined herein shall have the meaning given to such term in the Lease);

WHEREAS, as a condition of the Loan’s funding, Landlord has assigned or will assign its interest in the Lease to Lender as part of Lender’s security for the Loan; and

WHEREAS, the District agrees to enter into this Agreement in order to benefit from the promises by Lender that are set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Subordination.  In accordance with Section 19 of the Lease, the District acknowledges that the Lease is subordinate to the lien of the Mortgage on the Property. Lender hereby acknowledges and agrees that such subordination shall not operate in any way whatsoever to adversely affect any right of the District under the Lease.

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2.Attornment.  If Lender forecloses the Mortgage or acquires title to the Property by deed-in-lieu of foreclosure, or in any other manner succeeds to the interest of Landlord under the Lease, or if Lender shall otherwise take possession of the Property, then upon receipt of written notice from Lender, the District shall attorn to Lender as its landlord under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining (and of any extensions thereof that may be effected in accordance with any option therefor), as set forth in the Lease, with the same force and effect as if Lender were Landlord under the Lease.  Such attornment shall be effective and self-operative immediately upon receipt of written notice from Lender that Lender has succeeded to the interest of Landlord, whereupon the District shall recognize Lender, or any person claiming by through or under Lender, as the landlord under the Lease without the execution of any further instruments on the part of any of the Parties.  Provided no default by the District has occurred and is continuing, which default under the terms of the Lease would give Landlord (or Lender as successor in interest to Landlord) the right to terminate the Lease, the Lease shall at all times continue in full force and effect, and the respective rights and obligations of the District and Lender upon such attornment shall be governed by the Lease.  If Lender requests, the District agrees to execute, acknowledge, and deliver to Lender any certificate or other instrument that Lender reasonably requests (in the District’s determination) to confirm such attornment at no cost or expense to the District.  If the District requests, Lender covenants and agrees to execute a novation agreement in the form reasonably acceptable to the District that requests that the District recognize a name change or a successor in interest to the Lease.  In connection with any attornment pertaining to an asset transfer, at the District’s request, Lender shall deliver to the District, as applicable, each of the following:

a.A document describing the proposed transaction giving rise to such transfer;

b.the effective date of the transfer;

c.an authenticated copy of the instrument effecting the transfer (including without limitation a bill of sale, certificate of merger, contract, deed, or court decree);

d.an authenticated copy of the transferee’s certificate and articles of incorporation if an entity was formed to receive the transferor’s assets (however, if the entity was formed for a purpose other than to receive the transferor’s assets, include a statement to that effect); and

e.a certified copy of applicable entity authorizing resolutions (for both the transferee and the transferor) authorizing such transfer of assets.

3.Non-Disturbance.  So long as no default by the District has occurred and is continuing, which default under the terms of the Lease would give Landlord (or Lender as successor in interest to Landlord) the right to terminate the Lease, Lender shall not disturb the District’s quiet enjoyment, possession or use of the Premises and the Property, as applicable under the Lease.

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4.Advanced payments.  No prepayment of rent or additional rent due under the Lease of more than one month in advance shall be made by the District.

5.Modification; Waiver; Successors and Assigns.  No provision of this Agreement may be modified, waived or terminated except in accordance with a written instrument executed by the party against whom enforcement of such modification, waiver, or termination is sought.  This Agreement shall be binding upon, and shall inure to the benefit of, the Parties’ respective successors and permitted assigns.

6.Recordation.  This Agreement may be recorded by any Party, at its respective sole cost and expense, in the Land Records of the District of Columbia.

7.Counterparts.  This Agreement may be executed in several counterparts each of which shall constitute an original, but both of which together shall constitute one and the same instrument.  Execution and delivery of this Agreement by facsimile or electronic signature (including without limitation by an e-mailed PDF document) shall be sufficient for all purposes, and shall be binding on the Parties hereto.

8.Binding; Choice of Law.  This Agreement shall be (a) binding upon and inure to the benefit of the Parties hereto and their respective representatives, transferees, successors and permitted assigns, and (b) governed by, and construed in accordance with, the laws of the District of Columbia, without regard to conflicts of law provisions.

9.Severability.  Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.  If any provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Agreement and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby.

10.No Partnership; No Third Party Beneficiaries.  Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture of, between, or amongst the Parties, or to create any other relationship between the Parties hereto other than those contemplated herein.  Nothing contained in this Agreement shall be deemed or construed to create any third party beneficiaries.  The only entities that the Parties intend to be benefitted by this Agreement are the Parties, and their respective successors and permitted assigns.

11.Authority of Landlord.  By executing this Agreement, Landlord represents to the District that: (i) it is authorized to enter into, execute and deliver this Agreement and perform its obligations hereunder; (ii) this Agreement is effective and enforceable against Landlord in accordance with its terms; (iii) the person signing on behalf of Landlord is duly authorized to execute this Agreement; (iv) no other signatures or approvals are necessary in order to make all of the representations of Landlord contained in this Section true and correct in all material respects; (v) Landlord is in good standing in the District of Columbia and shall remain so for the term of the Lease; and (vi) Landlord is in compliance with all

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District of Columbia laws and regulations applicable to Landlord and shall remain so for the term of the Lease.

12.Authority of Lender.  By executing this Agreement, Lender represents to the District that: (i) it is authorized to enter into, execute and deliver this Agreement and perform its obligations hereunder; (ii) this Agreement is effective and enforceable against Lender in accordance with its terms; (iii) the person signing on behalf of Lender is duly authorized to execute this Agreement; (iv) no other signatures or approvals are necessary in order to make all of the representations of Lender contained in this Section true and correct in all material respects; (v) Lender is in good standing in the District of Columbia and shall remain so for the duration of this Agreement; and (vi) Lender is in compliance with all District of Columbia laws and regulations applicable to Lender.

13.Anti-Deficiency Limitations.

(a)Whether expressly or impliedly qualified or limited in any Section of the Lease, the obligations of the District to fulfill any financial obligation pursuant to the Lease or any subsequent agreement entered into pursuant to the Lease to which the District is a party (an “Other Agreement”; and together with the Lease, any “Applicable Agreement”), or referenced in any Applicable Agreement, are and shall remain subject to the provisions of (a) the federal Anti-Deficiency Act, 31 U.S.C. §§ 1341-1351 and 1511-1519 (2004), and D.C. Official Code §§ 1-206.03(e) and 47-105 (2012 Repl.); (b) the District of Columbia Anti-Deficiency Act, D.C. Official Code §§ 47-355.01 et seq. (2012 Repl. and 2014 Supp.) ((a) and (b) collectively, the “Anti-Deficiency Acts”); and (c) § 446 of the District of Columbia Home Rule Act, D.C. Official Code § 1-204.46 (2012 Repl.), as each may be amended from time to time and each to the extent applicable to any Applicable Agreement.  Pursuant to the Anti-Deficiency Acts, nothing in the Lease shall create an obligation of the District in anticipation of an appropriation by the United States Congress (“Congress”) for such purpose, and the District’s legal liability for the payment of any financial obligation, including but not limited to any Annual Rental or Additional Rent, under any Applicable Agreement shall not arise or obtain in advance of the lawful availability of appropriated funds for the applicable fiscal year as approved by Congress and the District of Columbia (references in this Section to “District of Columbia” shall mean the District of Columbia as a sovereign entity, and not as a tenant under the Lease).  During the term of the Lease, the District of Columbia agency authorized and delegated by the Mayor of the District of Columbia to administer the Lease shall, for each corresponding District of Columbia fiscal period, include in the then-current services funding level package a request sufficient to fund the District’s known financial obligations under the Lease for such fiscal period.  Landlord confirms that it has read and familiarized itself with the Anti-Deficiency Acts and has full knowledge of such laws and the impact on the District’s financial obligations hereunder.

(b)If no appropriation is made by the District of Columbia or Congress to pay any financial obligation, including, but not limited to any Annual Rental or Additional Rent, under any Applicable Agreement for any period after the District of Columbia fiscal year for which appropriations have been made, and in the event appropriated funds for such purposes are not otherwise lawfully available, the District shall not be liable to make any

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payment under such Applicable Agreement upon the expiration of any then-existing appropriation.

(c)Notwithstanding the foregoing, no officer, employee, director, member or other natural person or agent of the District or the District of Columbia shall have any personal liability in connection with a breach of the provisions of this Section or in the event of a default by the District under any Applicable Agreement.

(d)No Applicable Agreement shall constitute an indebtedness of the District of Columbia nor shall it constitute an obligation for which the District of Columbia is obligated to levy or pledge any form of taxation or for which the District of Columbia has levied or pledged any form of taxation.  No agent, employee, contractor or officer of the District is authorized to obligate or expend any amount under any Applicable Agreement unless such amount has been appropriated by Act of Congress and is lawfully available.

[THREE SIGNATURE PAGES and schedule to FOLLOW]

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IN WITNESS WHEREOF, and intending to be legally bound, the undersigned has caused this instrument to be executed and delivered on its behalf as of the date written below to be effective as of the Effective Date.

LENDER:

______________________, a(n) ______________  _____________

By:_____________________________

Name:_____________________________

Title:_____________________________

STATE OF ______________)

) ss

COUNTY OF ____________)

On the ____ day of _______________, 20___, before me, a notary public in and for the State and County aforesaid, personally appeared ____________________________, who acknowledged himself/herself to be the ____________________________ of ______________________, a(n) ______________  _____________, being authorized to do, executed the foregoing instrument for the purposes therein in the name and on behalf of ______________________, a(n) ______________  _____________.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

____________________________________

Notary Public

My Commission Expires: ______________

[Two SIGNATURE PAGES and schedule to FOLLOW]

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IN WITNESS WHEREOF, and intending to be legally bound, the undersigned has caused this instrument to be executed and delivered on its behalf as of the date written below to be effective as of the Effective Date.

LANDLORD:

________________________, a(n) _________________  _______________

By:_____________________________

Name:_____________________________

Title:_____________________________

STATE OF ______________)

) ss

COUNTY OF ____________)

On the ____ day of _______________, 20___, before me, a notary public in and for the State and County aforesaid, personally appeared ____________________________, who acknowledged himself/herself to be the _____________________________ of ________________________, a(n) _________________  _______________, being authorized to do, executed the foregoing instrument for the purposes therein in the name and on behalf of ________________________, a(n) _________________  _______________.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

____________________________________

Notary Public

My Commission Expires: ______________

[Last SIGNATURE PAGES and schedule to FOLLOW]

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IN WITNESS WHEREOF, and intending to be legally bound, the undersigned has caused this instrument to be executed and delivered on its behalf as of the date written below to be effective as of the Effective Date.

District:

DISTRICT OF COLUMBIA, a municipal corporation, acting by and through its Department of General Services

By:_____________________________

Name:_____________________________

Title:_____________________________

District of Columbia) ss

On the ____ day of _______________, 20___, before me, a notary public in and for the District of Columbia, personally appeared _______________________________, who acknowledged himself/herself to be the _____________________________ of the District of Columbia Department of General Services, and that he/she as such officer, being authorized to do, executed the foregoing instrument for the purposes therein contained by signing the name of the authorized agent of the District of Columbia by himself/herself as such _______________________________.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

__________________________

Notary Public

My Commission Expires:________

Approved as to legal sufficiency for the District of Columbia by:

The Office of the General Counsel for the Department of General Services

By:______________________________

       [Senior / Assistant] General Counsel

[schedule to FOLLOW]

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Schedule 1

(To SNDA)

Legal Description of Property

[Attach – please provide certified legal description used for contemplated loan documents]

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Exhibit G

Form of Tenant Estoppel Certificate

Tenant Estoppel Certificate

_________________________

_________________________

_________________________

Re:

Tenant estoppel certificate pursuant to the lease between ____________________________, a(n) ___________________  __________________ (“Landlord”), and the District of Columbia, a municipal corporation, acting by and through its Department of General Services (the “District”), for premises located at _______________________________ in Washington, D.C., as is more particularly set forth in the Lease (the “Premises”); any capitalized term used but not defined herein shall have the meaning given to such term in the Lease (as defined below)

Ladies and Gentlemen:

Landlord has requested that the District execute an estoppel certificate (“Estoppel Certificate”) pursuant to Section 20 of that certain In-Lease Agreement, by and between Landlord and the District, with a Lease Commencement Date of _________________ [, as amended by that certain ______________] ([collectively, ]the “Lease”).  As the [Director] of the District of Columbia Department of General Services, I am the authorized representative of the District under the Lease, and hereby certify to Landlord the following as of the date of this Estoppel Certificate, pursuant to the Lease:

1.The Lease [(including the amendment(s) thereto)] attached to this Estoppel Certificate as “Schedule 1” is accurate and complete;

2.The Lease is unmodified and in full effect;

3.No Annual Rental or other charges have been paid by the District in advance;

4.To the District’s actual knowledge, the District has no claims or demands against Landlord; and

5.To the District’s actual knowledge, there is no uncured District Default.

The statements contained herein are based solely upon a reasonably diligent review of the District’s Lease file as of the date of the issuance of this Estoppel Certificate.

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Landlord and any prospective purchaser(s) or lender(s) are deemed to have constructive notice of such facts as would be reasonably ascertainable by an inspection of the Premises or by reasonable inquiry to appropriate officials of the District of Columbia.  This Estoppel Certificate shall not be deemed to be a representation or warranty by the District that the Premises comply with any Laws or of the condition of, or the absence of, any defects in the Premises (or any portion thereof).

I hereby certify that I am authorized to execute and deliver the Estoppel Certificate on behalf of the District.

[Signature Page and schedule to Follow]

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IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed this ____ day of _____________, 20___.

DISTRICT OF COLUMBIA, a municipal corporation, acting by and through its Department of General Services

By:_____________________________

Name:_____________________________

Title:_____________________________

Approved as to Legal Sufficiency for the District of Columbia by:

The Office of the General Counsel for the Department of General Services

By: _______________________________

         [Senior / Assistant] General Counsel

[Schedule to Follow]

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Schedule 1

(To Tenant Estoppel)

Lease [, as Amended]

[To follow (separately paginated)]

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Exhibit H

Form of Declaration of Final Accounting

DECLARATION OF Final Accounting

This Declaration of Final Accounting (this “Declaration”) is: (i) attached to and made a part of that certain In-Lease Agreement with a Lease Commencement Date (as defined therein) of __________ ___, 20__ (the “Lease”); (ii) made effective as of __________  ___, 20__ (the “Declaration Effective Date”); and (iii) entered into by and between _______________________, a(n) __________________  __________________ (“Landlord”), and the District of Columbia, a municipal corporation, acting by and through its Department of General Services (the “District”).

Capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Lease.  Landlord and the District do hereby agree and confirm that:

1.	Landlord and the District agree on the Final Accounting of the TI Construction Costs, a copy of which is set forth in “Schedule 1” attached hereto and made a part hereof.

[SELECT FROM FOLLOWING AS APPLICABLE:]

2.	The total amount of Change Order Costs is $___________.

3.	The total amount of Excess Costs is $____________.

4.

The District has previously elected to apply [the total amount/a portion] of its Landlord Credit, in the amount of [$_______], towards Excess Costs.  As a result, [$____] of the Landlord Credit remains to be applied pursuant to the terms of the Lease.

5.	The District shall pay Excess Costs in the amount of [$___] as Additional Rent to Landlord no later than thirty (30) days after execution of this Declaration.
6.

The Cost Ceiling exceeds the TI Construction Costs by an amount equal to $_______________, which amount shall be deemed to be the Additional Landlord Credit.  Pursuant to the Work Exhibit, such amount is available to the District as a rental abatement of Annual Rental payable under the Lease, to be applied to the next successive payment(s) of Annual Rental due and payable by the District under the Lease after the exhaustion of the Landlord Credit.

[TWO SIGNATURE PAGES AND SCHEDULES to FOLLOW]

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IN WITNESS WHEREOF, Landlord and the District have caused their respective duly authorized representative to execute and deliver this Declaration to be effective as of the Declaration Effective Date.

LANDLORD:

_______________________,

a(n) _______________ __________________

By:_____________________________

Name:_____________________________

Title:_____________________________

[DISTRICT’S SIGNATURE PAGE and Schedules to FOLLOW]

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District:

DISTRICT OF COLUMBIA,

a municipal corporation, acting by and though its Department of General Services

By:_____________________________

Name:_____________________________

Title:_____________________________

Approved as to Legal Sufficiency for the District of Columbia by:

The Office of the General Counsel for the Department of General Services

By:______________________________

       [Senior/Assistant] General Counsel

[Schedules to Follow]

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Schedule 1

(To Declaration of Final Accounting)

Final Accounting

[Attach]

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Exhibit I

Janitorial Specifications

I.	Routine Cleaning

Landlord shall, at a minimum, perform the following cleaning tasks daily:

A.	Clean interior spaces (rooms and offices). Landlord shall clean all interior space to present a uniformly clean appearance, including, without limitation, the following:

1.

Ensure that all vertical and horizontal surfaces are free of dirt, dust and debris; that glass surfaces shall be clean and free of smudges; that furniture shall be free of obvious dust, dirt, and debris; that carpets will be free of obvious spots and stains and shall be clean and free of dirt and debris;

2.	Ensure that flooring requiring a finish is maintained at a high luster and free of all marks, dirt and debris; and
3.	Ensure that the wood paneling shall be free of soil substances, dust, streaks, and spots.

B.

Clean and disinfect restrooms, locker rooms, shower stalls, sinks and utility areas. Landlord shall maintain all restrooms, locker rooms, shower stalls, sinks and utility areas in a presentable and clean appearance, including, without limitation:

1.

Ensure all fixtures are clean, shining in appearance, disinfected, and bright with no obvious dust, stains, streaks, soil substances, rust, mold, mildew, soap residues, mineral deposits, encrustation and organic materials;

2.	Ensure all floors and walls, and grout are free of any dirt, debris, dust, grime, bacteria, or finish buildup;
3.	Maintain all partitions and walls to be free of dirt, graffiti, and dust;
4.

Police restrooms at three-hour intervals, or as needed, per day to prevent trash from accumulating (frequency may be increased at the District’s election and additional cost after special events, such as meetings, hearings, large gatherings and press briefings), in the Building.  For example, wipe commode seats and sinks during policing to maintain a clean appearance;

5.	Waste receptacles and sanitary napkin containers shall be emptied and disinfected with new bags inserted at least once daily;
6.	Ensure that no sign of obvious dust, soil substances, or dirt is present on the walls, mirrors, stalls, and metal surfaces;
7.	Ensure walls, mirrors, stalls, and metal surfaces present a clean and sanitized appearance and maintained odor free;
8.	Clean and sanitize any unsanitary condition such as blood or blood substances found in restrooms or elsewhere; and
9.

Service all restrooms to maximum capacity.  Dispenser stock of paper supplies and hand soap remaining at the termination of the workday shall not be removed and shall become the property of the District.

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C.

Stock toilet supplies. Landlord shall ensure supply dispensers including toilet seat covers, toilet tissue, towels and soap, are continuously maintained and refilled throughout the day as necessary to meet the needs of the occupants, including, without limitation, the following:

1.	Supply quality paper products consistent with those commonly maintained in Class A buildings;
2.

Stock all hand towels, soap, toilet tissues, toilet seat covers, sanitary napkins and deodorant air fresheners on shelf in designated storage spaces in quantities adequate to ensure sufficient supply between cleanings;

3.	Stock on shelf at the work site at all times a minimum of ten percent (10%) of all identified toilet supplies; and
4.	Provide and install broken or missing soap dispensers within five (5) business days of identifying the need.

D.

Vacuum and spot clean carpet. Landlord shall vacuum and keep the carpet free of spots, stains, chewing gum, tar, grease and litter and shall present a uniformly clean appearance.  Whenever the term carpet or carpeting is used, it is intended to include wall-to-wall carpeting, carpet tile, as well as room size rugs and area rugs. Landlord shall develop a plan for the phase-out of equipment that does not, at a minimum, meet the following specifications:

1.

Ensure that all vacuum cleaners used are HEPA filtration vacuum units and meet the minimum requirements described in the Carpet and Rug Institute (CRI) Green Label Program requirements and shall operate at a sound level of less than 70 dBA;

2.	Carpet extraction equipment shall meet at a minimum the Carpet and Rug Institute Bronze Seal of Approval;
3.	Powered floor maintenance equipment shall be equipped with controls or other devices for capturing and collecting particulates and shall operate at a sound level less than 70 dBA;
4.

Propane-powered floor equipment shall include low-emission engines certified by the California Air Resources Board under the Small Off-Road Engines or Equipment (SORE) program, and shall be equipped with catalytic and exhaust monitoring systems in addition to other requirements for floor equipment set out in the section;

5.	Current in-use propane-powered equipment may only be used when the Building is unoccupied, and under conditions allowing for as much air circulation and exchange as possible;
6.	Powered scrubbing machines shall be equipped with a control method for variable rate dispensing to optimize the use of cleaning fluids; and
7.	Quarterly inspection and maintenance of janitorial equipment, as defined by the equipment vendor and records results in a maintenance log.

E.

Clean and maintain corridors, lobbies and entrances. Landlord shall maintain all common area corridors, lobbies and entrances in a clean appearance free from litter, dirt, debris and discarded items, including, without limitation, the following:

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1.	Shampoo all common area carpeted corridors, lobbies and entrances at least once (1) every three (3) months in order to maintain a clean appearance, or more frequently as directed by the District;
2.	Mop all tile and non-carpeted surfaces on a daily basis in order to maintain a clean appearance, or more frequently as directed by the District; and
3.

Maintain all entrances with no signs of liquid spillage, stains or foreign matter.  Walls and baseboards shall be free of water splashes and markings.  Metal surfaces shall be polished.  Glass surfaces shall be clean and free of dirt, grime, dust, streaks, watermarks, spots, and shall not be cloudy.

F.	Clean and disinfect drinking fountains. Landlord shall sanitize and maintain all drinking fountains to be free of watermarks, debris, or encrustation.

G.

Clean stairwells and landings.  Landlord shall maintain all stairwells and landings free of dust, dirt, trash, debris, and discarded items, spillage and other removable soil substances.  Landlord shall maintain all carpeted stairwells and landings free of obvious dust, dirt, trash, debris, and discarded items, gum, spots, and spillage.

H.

Clean elevator cabs and surfaces.  Landlord shall maintain all elevator surfaces clean and free of obvious dust, dirt, smudges, soil substances, gum or other foreign matter.  Landlord shall maintain all metal surfaces free of obvious smears, smudges, or soil substances.  Landlord shall maintain all carpeted and hard floor surfaces and elevator door tracks free of soil, obvious dust, dirt, trash, debris, and discarded items, gum, spots, spillage and foreign substances.

I.

Clean and maintain floor surfaces, including vinyl, wood and terrazzo, marble, brick pavers, and concrete. Landlord shall maintain all floor surfaces free from dust, dirt, trash, debris, discarded items, marks, scuff marks, gum, and foreign matter.  Floor surfaces including but not limited to wood, terrazzo, marble, and other surfaces requiring a finish shall have a uniformly clean appearance without obvious unsightly build-up.  Landlord shall maintain all treated surfaces to be slip resistant.  Landlord shall use walk-off mats at all entrances during inclement weather.

J.	Clean security booth(s), desks and counters. Landlord shall adhere to the same requirements documented in “Clean interior spaces (rooms and offices)” above.
K.

Clean snack bars, vending area, concession spaces, kitchens, dining halls, pantries, seating areas, and brown bag rooms.  Landlord shall adhere to the same requirements as documented above in “Clean interior spaces (rooms and offices)” and “Clean and disinfect restrooms…”   to clean snack bars, vending areas concession spaces, kitchens, dining halls, pantries, seating areas, and brown bag rooms.  Refrigerators in common areas shall be completely emptied and cleaned on the last Friday of every month (or more frequently at the District’s election and additional cost).  Counters, exterior of vending machines, and all appliances shall be maintained clean and free of spillages, spots, smudges, or marks.  In addition, Landlord shall cause the paper hand towels in all kitchen areas of the Premises to be restocked and loaded into their dispensers promptly once such paper hand towels become diminished.

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L.

Clean exercise rooms and lounges.  Landlord shall adhere to the same requirements as documented above in “Clean interior spaces (rooms and offices)” and “Clean and disinfect restrooms…” to clean exercise rooms and lounges.

M.	Clean eating areas. Landlord shall adhere to the same requirements as documented above in “Clean interior spaces (rooms and offices)” and “Clean and disinfect restroom…” to clean eating areas.
N.

Clean Interior Windows and Glass Surfaces and Interior and Exterior Windows Six Feet (6’) and Below From Ground Level.  Landlord shall maintain all window and glass door surfaces in a uniformly clean appearance.  Landlord shall clean surfaces on both sides of all interior and plate glass, including spandrel glass, lobby glass, and vestibule doors.  Window sashes, sills, woodwork/metalwork and other glass surroundings shall be wiped free of drippings and marks.  All glass surfaces shall be maintained clean and free of dirt, dust, streaks, smudges and water spots.

O.	Surface dusting. Landlord shall adhere to the same requirements as documented above in “Clean interior spaces (rooms and offices)” to maintain all surfaces dust free.
P.	Clean exterior designated smoking areas. Landlord shall police and service designated smoking areas four to six times throughout the day or as needed to present a generally clean appearance.
II.	Special Cleaning Requirements

Landlord shall comply with any special cleaning requirements for designated areas of the Premises requested by the District and agreed to by Landlord.

III.	As Needed

Landlord shall provide the following related services on an as-needed basis:

A.

Utility work/emergency janitorial requests. Landlord shall be responsible to provide utility cleaning services at no cost to the District that result from base building system failure, failure of any other equipment or systems for which Landlord is responsible under the Lease or the acts and omissions of Landlord and its agents, employees, contractors and subcontractors.  Otherwise, the District shall be responsible for such cleaning, provided that the District may request that Landlord perform the same at the District’s cost.  In addition, Landlord shall provide special cleaning before, during and after special events, at the District’s election and additional cost.

IV.	Quarterly

Landlord shall provide the following related services on a quarterly basis:

A.

High dusting and cleaning beyond eight feet (8’). In addition to routine surface dusting, Landlord shall dust vertical surfaces and venetian blinds.  Landlord shall maintain all surfaces free from all dust, lint, litter and soil, beyond seventy inches (70").  Landlord shall maintain all surfaces free from dirt, smudges and markings.  Landlord shall maintain ceiling free from cobwebs and loose dirt.

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B.

Steam clean shower areas. Landlord shall adhere to the same requirements as documented above in “Clean interior spaces (rooms and offices)” and “Clean and disinfect restrooms…” to steam clean shower areas.  Landlord shall steam clean shower areas with a pressure washer having sufficient PSI to remove imbedded dirt, scales, and scum on a quarterly basis.

C.

Treatment of hard floor surfaces (excluding Parking Facility and Additional Parking Areas). Landlord shall strip and wax all hard surface floors on a quarterly basis or as directed otherwise by the District.

V.	Semi-Annual

Landlord shall provide the following related services on a semi-annual basis:

A.

Shampoo carpets and rugs. Landlord shall shampoo and deep clean all common area carpet and rugs, in addition to adherence to the “Vacuum and Spot Clean Carpet” specifications above.  The result shall be free of streaks, stains, odors, and spots and have a bright uniform color.

B.	Window washing (inside and outside). Landlord shall wash and clean windows, inside and outside, utilizing a squeegee to prevent streaking.

C.

Wash Venetian Blinds. Landlord shall clean and maintain all venetian blinds including slats (both sides) and tape free of all dust, embedded dirt and cobwebs.  While vertical blinds may only be cleaned in place, Landlord may remove the venetian blinds but shall re-hang them within two (2) business days.

VI.	Annual

Landlord shall provide the following related services on an annual basis:

A.

Strip, Seal, and Maintain Parking Facility and Additional Parking Areas Floors.  Landlord shall strip and seal, with two (2) coats of sealant, the Parking Facility and Additional Parking Areas floors.  Landlord shall also maintain the Parking Facility and Additional Parking Areas, performing repairs in the Parking Facility and Additional Parking Areas, to include but not limited to painting, patching, concrete and masonry work.

B.

Stripped and Refinished Floors.  Landlord shall maintain all stripped and refinished floors for maximum gloss and uniform sheen from wall to wall including corners.  Landlord shall present all refinished floors in a clean appearance free from scuffmarks or dirt smears.  Landlord shall relocate and return all equipment and furnishings needing relocation during stripping and refinishing to their original positions.

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Exhibit J

Depiction of Additional Parking Areas

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[continued]

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Exhibit K

Development Area

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Exhibit L

Form of Sublease Recognition Agreement

SUblease Recognition Agreement

THIS Sublease Recognition AGREEMENT (this “Agreement”) made as of ______________, 20__ among CELIA PROPERTIES LIMITED PARTNERSHIP, a District of Columbia limited partnership, having an office at c/o Delbe Management Co., 5309 N. 8th Road, Arlington, Virginia 22205 (“Fee Owner”), CEDAR-SENATOR SQUARE, LLC, a Delaware limited liability company, having an address at 44 S. Bayles Avenue, Suite 304, Port Washington, New York 11050 (“Landlord”), and the District of Columbia, acting by and through its Department of General Services, having an office at 2000 14th Street NW, Washington, DC 20009 (“Tenant” or the “District”).

W I T N E S S E T H:

WHEREAS, Fee Owner, as landlord, and Landlord, as tenant, have entered into that certain Ground Lease dated as of August __, 2018 (as amended from time to time, the “Ground Lease”), which Ground Lease premises located at 3900-3962 Minnesota Avenue, N.E., Washington, DC 20019, described on “Schedule 1”, attached hereto and made a part hereof (the “Property”) and the improvements located thereon (the “Improvements”); and

WHEREAS, Landlord, as landlord, and Tenant, as tenant, have entered into that certain In-Lease Agreement dated ______________, 20__ (as amended, extended and renewed from time to time, the “Lease”) covering certain premises in the Improvements (the “Premises”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Subordination.  Subject to the terms and conditions of this Agreement, the Lease and the Tenant's rights thereunder shall be subject and subordinate to the Ground Lease.

2.Non-Disturbance.  So long as Tenant is not in default under any of the terms, covenants or conditions of the Lease (after notice, if any, required by the Lease, and the expiration of any applicable cure period) which default has continued to exist for such period of time (after notice, if any, required by the Lease, and the expiration of any applicable cure period) as would entitle Landlord to terminate the Lease or would cause, without any further action of Landlord, the termination of the Lease or would entitle Landlord to dispossess Tenant thereunder, (i) all of Landlord’s interests as landlord under the Lease shall be deemed automatically assigned, transferred, and conveyed to Fee Owner, and the Lease and all terms therein and rights of Tenant thereunder shall continue in full force and effect as a direct lease between Fee Owner and Tenant and shall not be altered, terminated, disaffirmed or disturbed (ii) the Fee Owner (or its successor) will not name or join Tenant as a party defendant or otherwise in any suit, action or proceeding, nor terminate the Lease and, Fee Owner agrees for itself and its successors in interest that

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Tenant's possession of the Leased Premises as described in the Lease and Tenant's other rights under the Lease will not be disturbed during the term of the Lease, including any extensions thereof exercised pursuant to the terms of the Lease (iii) Fee Owner (or its successor) will recognize and abide by the provisions of the Lease and Tenant's rights thereunder, notwithstanding any other provisions in the Ground Lease, and (iv) any action by Fee Owner to enforce the Ground Lease by reason of a default thereunder will not terminate the Lease or invalidate or constitute a breach of any of the terms thereof.

3.Attornment.  Subject to (i) Fee Owner’s (or its successor’s) full compliance with the conditions relating to non-disturbance as set forth in paragraph 2 above and (ii) the performance by Fee Owner (or its successor) of all obligations of the landlord under the Lease with respect to obligations arising and accruing from and after the date that either the Fee Owner succeeds to the interest of Landlord as landlord under the Lease or the Ground Lease is terminated (collectively, the “Ground Lease Termination”),  Tenant agrees to attorn to, accept and recognize Fee Owner (or its successor) as the landlord under the Lease for the then-remaining balance of the term of the Lease, and any extensions thereof as made pursuant to the Lease. Such attornment shall become effective and self-operative immediately upon Ground Lease Termination, and shall not require the execution of any additional instruments by the parties to this Agreement.  Notwithstanding the foregoing, Tenant agrees to execute and deliver, at any time and from time to time, upon the request of Fee Owner (or its successor), any reasonable instrument which may be necessary or appropriate to evidence such attornment.  It is agreed, however, that Fee Owner (or its successor) shall not in any way or to any extent be liable to Tenant (or any party claiming by, through or under Tenant) for, or as the case may be, bound by:

(a)

any act or omission by any prior landlord (including Landlord) accruing prior to the date of the Ground Lease Termination and Tenant shall have no right to assert the same or any damages arising therefrom as an offset or defense against Fee Owner; provided, however, Fee Owner shall be obligated to (x) cure any ongoing defaults related to the failure of Landlord to perform or provide any operations, management, repair, restoration or maintenance obligations under the Lease (subject to the exceptions set forth in subsections (e) and (g) below) that remain unperformed after the Ground Lease Termination and (y) provide and perform services to such premises that are required to be provided or performed by the landlord under the Lease with respect to periods from and after the Ground Lease Termination;

(b)	any offsets or defenses that Tenant might have against any prior landlord (including Landlord) accruing prior to the date the Ground Lease Termination;
(c)

any rent or additional rent that Tenant might have paid for more than the current month in advance to any prior landlord (including Landlord), except to the extent the same (x) has been received by Fee Owner or (y) is for estimated payments of additional rent, including operating expenses or taxes made in accordance with the Lease, if any;

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(d)	any security deposit or other prepaid charge that Tenant might have paid in advance to any prior landlord (including Landlord), except to the extent that same has been received by Fee Owner;
(e)

(x) the commencement or completion of any construction or contribution toward construction or installation of any improvements in or upon the Premises required under the Lease or any other agreement, between Landlord and Tenant, (y) the payment of any allowance or contribution toward the cost of any improvements, alterations, additions, equipment or other installations (whether the same be real or personal property) or any expansion or rehabilitation of existing improvements, except to the extent any such allowance or contribution is first payable by the landlord under the Lease after the Ground Lease Termination by reason of the subsequent exercise by Tenant after the Ground Lease Termination of an option to expand or renew, and (z) the payment of the cost for or performance of any rehabilitation to the premises following any casualty not required to be (or not actually) insured under the Lease, or any other agreement between Landlord and Tenant or the costs of any restoration in excess of the proceeds recovered under any eminent domain proceedings or deed in lieu thereof or any insurance required to be carried under the Lease or any other agreement between Landlord and Tenant;

(f)

any restriction on competition beyond the premises demised under the Ground Lease or other condition not within the control of Fee Owner affecting other premises owned or leased by Landlord as of the date of the Ground Lease Termination or for any violation of such restriction or condition occurring prior to such date; or

(g)

bound by an amendment or modification of any material provision of the Lease made after the date of this Agreement which results in an increase in Landlord’s obligations thereunder or a reduction in the amount of rent payable thereunder without the prior written consent of Fee Owner (or its successor), which consent shall not be unreasonably withheld, delayed or conditioned.

4.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the District of Columbia.  Neither this Agreement nor any provision hereof shall be construed against the party causing this Agreement or such provision to be drafted.

5.No Amendment.  This Agreement shall not be amended, modified or terminated nor may any of its provisions be waived, except by a writing signed by the party against whom such amendment, modification, termination or waiver is sought to be enforced.

6.Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.Entire Agreement.  This Agreement constitutes the entire agreement between Fee Owner, Landlord and Tenant regarding the subordination of the Lease to the

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Ground Lease and the rights and obligations of Fee Owner, Landlord and Tenant as to the matters of non-disturbance and attornment under this Agreement.  If this Agreement conflicts with the Ground Lease or the Lease, then this Agreement shall govern as between the parties and any successor Fee Owner, including upon any attornment pursuant to this Agreement.

8.Waiver of Jury Trial.  TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.

9.Recordation.  Any party to this Agreement may, at its cost, record this Agreement.  The other parties shall reasonably cooperate with the recording party in connection therewith.

10.Anti-Deficiency Limitations.

(a)

Whether expressly or impliedly qualified or limited in any Section of the Lease, the obligations of the District to fulfill any financial obligation pursuant to the Lease or any subsequent agreement entered into pursuant to the Lease to which the District is a party (an “Other Agreement”; and together with the Lease, any “Applicable Agreement”), or referenced in any Applicable Agreement, are and shall remain subject to the provisions of (a) the federal Anti-Deficiency Act, 31 U.S.C. §§ 1341-1351 and 1511-1519 (2004), and D.C. Official Code §§ 1-206.03(e) and 47-105 (2012 Repl.); (b) the District of Columbia Anti-Deficiency Act, D.C. Official Code §§ 47-355.01 et seq. (2012 Repl. and 2014 Supp.) ((a) and (b) collectively, the “Anti-Deficiency Acts”); and (c) § 446 of the District of Columbia Home Rule Act, D.C. Official Code § 1-204.46 (2012 Repl.), as each may be amended from time to time and each to the extent applicable to any Applicable Agreement.  Pursuant to the Anti-Deficiency Acts, nothing in the Lease shall create an obligation of the District in anticipation of an appropriation by the United States Congress (“Congress”) for such purpose, and the District’s legal liability for the payment of any financial obligation, including but not limited to any rent under any Applicable Agreement shall not arise or obtain in advance of the lawful availability of appropriated funds for the applicable fiscal year as approved by Congress and the District of Columbia (references in this Section to “District of Columbia” shall mean the District of Columbia as a sovereign entity, and not as a subtenant under the Lease).  During the term of the Lease, the District of Columbia agency authorized and delegated by the Mayor of the District of Columbia to administer the Lease shall, for each corresponding District of Columbia fiscal period, include in the then-current services funding level package a request sufficient to fund the District’s known financial obligations under the Lease for such fiscal period.  Fee Owner and Landlord each confirm that it has read and familiarized itself with the Anti-Deficiency Acts and has full knowledge of such laws and the impact on the District’s financial obligations hereunder.

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(b)

If no appropriation is made by the District of Columbia or Congress to pay any financial obligation, including, but not limited to any rent under any Applicable Agreement for any period after the District of Columbia fiscal year for which appropriations have been made, and in the event appropriated funds for such purposes are not otherwise lawfully available, the District shall not be liable to make any payment under such Applicable Agreement upon the expiration of any then-existing appropriation.

(c)

Notwithstanding the foregoing, no officer, employee, director, member or other natural person or agent of the District or the District of Columbia shall have any personal liability in connection with a breach of the provisions of this Section or in the event of a default by the District under any Applicable Agreement.

(d)

No Applicable Agreement shall constitute an indebtedness of the District of Columbia nor shall it constitute an obligation for which the District of Columbia is obligated to levy or pledge any form of taxation or for which the District of Columbia has levied or pledged any form of taxation.  No agent, employee, contractor or officer of the District is authorized to obligate or expend any amount under any Applicable Agreement unless such amount has been appropriated by Act of Congress and is lawfully available.

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IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

CELIA PROPERTIES LIMITED PARTNERSHIP, a District of Columbia limited partnership

By:	Celia Properties Corporation,
Its General Partner

By:
Name:
Title:

LANDLORD:
CEDAR-SENATOR SQUARE, LLC

By:
Name:
Title:

TENANT:
DISTRICT OF COLUMBIA, acting by and through its Department of General Services

By:
Name:
Title:

Approved as to legal sufficiency for the District of Columbia by:

The Office of the General Counsel for the Department of General Services

By: ______________________________

       (Senior / Assistant) General Counsel

[INSERT APPROPRIATE NOTARY BLOCKS]

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Schedule 1

(To Sublease Recognition Agreement)

Legal Description of Property

[Attach – please provide certified legal description used in Ground Lease]

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